Exhibit 2.1 Execution Version AMENDED AND RESTATED TRANSACTION AGREEMENT BY AND BETWEEN SOLVENTUM CORPORATION AND THERMO FISHER SCIENTIFIC INC. DATED AS OF JUNE 25, 2025

i TABLE OF CONTENTS Page ARTICLE 1 PURCHASE AND SALE OF ASSETS; ASSUMPTION OF LIABILITIES ............1 Section 1.1 Purchase of Assets and Assumption of Liabilities ..................................1 Section 1.2 Transferred Assets; Excluded Assets ......................................................2 Section 1.3 Assumed Liabilities; Excluded Liabilities ..............................................7 Section 1.4 Conveyance Documents ........................................................................10 Section 1.5 Purchase Price .......................................................................................11 Section 1.6 Closing ..................................................................................................14 Section 1.7 Allocation of Purchase Price .................................................................17 Section 1.8 Non-Transferred Assets and Delayed Transferred Assets ....................18 Section 1.9 Transaction Steps; Local Transferees ...................................................22 Section 1.10 Withholding ..........................................................................................22 ARTICLE 2 REPRESENTATIONS AND WARRANTIES OF SELLER ...................................23 Section 2.1 Organization and Authority; Valid and Binding Agreement ................23 Section 2.2 No Conflicts; Consents .........................................................................24 Section 2.3 Transferred Companies .........................................................................25 Section 2.4 Financial Information ............................................................................26 Section 2.5 No Undisclosed Liabilities ....................................................................27 Section 2.6 Absence of Certain Developments ........................................................27 Section 2.7 Title, Condition and Sufficiency of Assets ...........................................27 Section 2.8 Compliance with Laws ..........................................................................28 Section 2.9 Legal Proceedings; Orders ....................................................................30 Section 2.10 Material Contracts .................................................................................30 Section 2.11 Intellectual Property ..............................................................................33 Section 2.12 Data Privacy ..........................................................................................34 Section 2.13 Employee Benefit Plans ........................................................................35 Section 2.14 Labor Matters ........................................................................................37 Section 2.15 Taxes .....................................................................................................40 Section 2.16 Environmental, Health and Safety Matters ...........................................42 Section 2.17 Brokers ..................................................................................................43 Section 2.18 Customers / Suppliers ...........................................................................43 Section 2.19 Real Property .........................................................................................43 Section 2.20 Contracts with Affiliates .......................................................................45 Section 2.21 Product Liability ...................................................................................46 Section 2.22 Insurance ...............................................................................................46 Section 2.23 Government Contracts ..........................................................................46 Section 2.24 Original Agreement Deliveries .............................................................48 Section 2.25 No Other Representations and Warranties ............................................48 ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF BUYER ....................................48 Section 3.1 Organization and Authority; Valid and Binding Agreement ................48

Section 3.2	No Conflicts; Consents	49
Section 3.3	Legal Proceedings; Orders	50
Section 3.4	Solvency; Sufficiency of Funds	50
Section 3.5	Certain Matters as to Buyer	50
Section 3.6	Brokers	50
Section 3.7	R&W Insurance Policy	50
Section 3.8	Investment Purpose	51
Section 3.9	Ownership of Seller	51
Section 3.10	Pending Transactions	51
Section 3.11	No Other Representations and Warranties	51
ARTICLE 4 COVENANTS		52
Section 4.1	Conduct of the Business	52
Section 4.2	Access to Information	58
Section 4.3	Efforts to Consummate	59
Section 4.4	Consents	59
Section 4.5	Governmental Approvals	59
Section 4.6	Public Announcements	61
Section 4.7	Non-solicitation; Non-competition	62
Section 4.8	Books and Records; Access; Exchange of Information	64
Section 4.9	Confidentiality	65
Section 4.10	Intellectual Property Matters	66
Section 4.11	Real Property Matters	69
Section 4.12	Termination of Intracompany Arrangements	69
Section 4.13	Termination of Overhead and Shared Services	69
Section 4.14	Bulk Sales	70
Section 4.15	Wrong Pocket	70
Section 4.16	Credit Support for the Business	71
Section 4.17	Removal of Excluded Assets and Transferred Assets	71
Section 4.18	R&W Insurance Policy	72
Section 4.19	[Reserved]	72
Section 4.20	Notification of Certain Matters	72
Section 4.21	Permits	72
Section 4.22	Exclusivity	73
Section 4.23	Connecticut Transfer Act	73
Section 4.24	Pre-Closing Matters	75
Section 4.25	Specified Transaction; Disclosure Schedule Update	76
Section 4.26	Director and Officer Indemnification	78
Section 4.27	Further Assurances	79
ARTICLE 5 TAX MATTERS		79
Section 5.1	Tax Returns and Related Matters	79
Section 5.2	Straddle Period and Other Allocation Matters	80
Section 5.3	Tax Cooperation	81
Section 5.4	Value Added Taxes	81
Section 5.5	Transfer Taxes	82

ii

iii Section 5.6 Tax Contests ..........................................................................................83 Section 5.7 Tax Matter Disputes ..............................................................................84 Section 5.8 Certain Tax Elections ............................................................................84 Section 5.9 Tax Sharing Agreements .......................................................................85 ARTICLE 6 EMPLOYEE MATTERS ..........................................................................................85 Section 6.1 Offers and Terms of Employment.........................................................85 Section 6.2 Liability for Employee Matters from and after Closing........................89 Section 6.3 Assumption of Benefit Plan Liabilities .................................................90 Section 6.4 Employee Notification and Collective Bargaining ...............................91 Section 6.5 Participation in Buyer Benefit Plans .....................................................91 Section 6.6 Unvested Equity Replacement Awards .................................................93 Section 6.7 Employee Notices .................................................................................95 Section 6.8 [Reserved] .............................................................................................95 Section 6.9 No Third Party Beneficiaries ................................................................95 ARTICLE 7 CONDITIONS TO THE CLOSING .........................................................................95 Section 7.1 Conditions to Each Party’s Obligations ................................................95 Section 7.2 Other Conditions to the Obligations of Buyer ......................................96 Section 7.3 Other Conditions to the Obligations of Seller .......................................96 Section 7.4 Frustration of Closing Conditions .........................................................97 ARTICLE 8 TERMINATION .......................................................................................................97 Section 8.1 Termination ...........................................................................................97 Section 8.2 Effect of Termination ............................................................................98 ARTICLE 9 SURVIVAL; INDEMNIFICATION; LIMITATIONS ON LIABILITY .................99 Section 9.1 Survival .................................................................................................99 Section 9.2 Indemnification by Seller ......................................................................99 Section 9.3 Indemnification by Buyer ...................................................................100 Section 9.4 Shared Pre-Closing Liabilities ............................................................100 Section 9.5 Limitations and Other Matters Relating to Indemnification ...............101 Section 9.6 Indemnification Procedures ................................................................102 Section 9.7 Tax Treatment of Indemnification Payments ......................................104 Section 9.8 [Reserved] ...........................................................................................105 Section 9.9 Exclusive Remedy; No Duplication ....................................................105 ARTICLE 10 MISCELLANEOUS .............................................................................................105 Section 10.1 Fees and Expenses ..............................................................................106 Section 10.2 Notices ................................................................................................106 Section 10.3 Entire Agreement ................................................................................107 Section 10.4 Amendment .........................................................................................107 Section 10.5 Waivers ...............................................................................................107 Section 10.6 Severability .........................................................................................107 Section 10.7 No Third Party Beneficiaries ..............................................................108 Section 10.8 Assignment ..........................................................................................108

iv Section 10.9 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial .....................................................................................................109 Section 10.10 Remedies .............................................................................................110 Section 10.11 Interpretation; Construction ................................................................111 Section 10.12 Counterparts and Electronic Signatures ..............................................112 Section 10.13 Conflicts and Privilege ........................................................................112 Section 10.14 Mutual Release of Claims ...................................................................113 ARTICLE 11 DEFINITIONS ......................................................................................................114 Section 11.1 Definitions ...........................................................................................114 EXHIBITS Exhibit A Accounting Principles and Sample Net Working Capital Calculation Exhibit B Amended and Restated 3M Side Letter Trademark Agreement Exhibit C Form of Bill of Sale and Assumption Agreement Exhibit D Form of Domain Name Assignment Agreement Exhibit E Form of Patent Assignment Agreement Exhibit F Form of Research and Development Master Services Agreement Exhibit G Form of Trademark Assignment Agreement Exhibit H Form of Transition Contract Manufacturing Agreement Exhibit I Form of Transition Distribution Services Agreement Exhibit J Form of Transition Services Agreement Exhibit K Form of Transitional Trademark License Agreement Exhibit L Form of Reverse Transition Services Agreement Exhibit M Exhibit N Exhibit O Form of Reverse Transition Contract Manufacturing Agreement Form of Reverse Transition Distribution Services Agreement Form of Reverse Master Supply Agreement

1 AMENDED AND RESTATED TRANSACTION AGREEMENT This AMENDED AND RESTATED TRANSACTION AGREEMENT (this “Agreement”), dated as of June 25, 2025, is entered into by and between Solventum Corporation, a Delaware corporation (“Seller”), and Thermo Fisher Scientific Inc., a Delaware corporation (“Buyer” and, together with Seller, the “Parties”). RECITALS WHEREAS, the Parties are party to that certain Transaction Agreement, dated as of February 25, 2025 (the “Original Agreement” and such date, the “Original Execution Date”); WHEREAS, pursuant to Section 10.4 of the Original Agreement, the Parties may mutually amend the Original Agreement by an instrument in writing executed by each of the Parties, and the Parties desire to amend and restate the Original Agreement as set forth herein; WHEREAS, on April 22, 2025, Seller duly accepted the French Binding Offer in accordance with its terms; WHEREAS, on May 15, 2025, Seller duly accepted the Belgium Binding Offer in accordance with its terms; WHEREAS, Seller, directly and indirectly through certain of its Subsidiaries, is engaged in, among other businesses, the Business; WHEREAS, Seller wishes to sell and transfer, and cause the Selling Subsidiaries to sell and transfer, to Buyer, and Buyer wishes to purchase and assume from Seller and the Selling Subsidiaries, the Transferred Assets (including the Transferred Company Interests) and Assumed Liabilities, upon the terms and subject to the conditions set forth in this Agreement; WHEREAS, on the terms and subject to the conditions set forth herein, prior to or at the Closing, Seller and certain of its Affiliates will complete the Pre-Closing Reorganization; and NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows: ARTICLE 1 PURCHASE AND SALE OF ASSETS; ASSUMPTION OF LIABILITIES Section 1.1 Purchase of Assets and Assumption of Liabilities. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing: (a) Seller shall (and, as applicable, shall cause the Selling Subsidiaries to) sell, transfer, convey, assign and deliver to Buyer (or one or more Buyer Designated Transferees in accordance with Section 1.9), and Buyer agrees that Buyer (or one or more Buyer Designated Transferees in

2 accordance with Section 1.9) shall purchase, acquire and accept from Seller (and, as applicable, the Selling Subsidiaries) the Transferred Assets (it being understood that those Transferred Assets held by any Transferred Company, including any Transferred Company Interests so held, shall be transferred to Buyer indirectly via the transfer to Buyer (or one or more Buyer Designated Transferees in accordance with Section 1.9) of all of the issued and outstanding equity interests in the Transferred Companies listed in Section 11.1(l) of the Disclosure Schedule, free and clear of all Encumbrances other than Permitted Encumbrances. Notwithstanding the preceding sentence in this Section 1.1(a), Buyer expressly acknowledges and agrees that it is not purchasing or acquiring any Excluded Asset, and Seller and the Selling Subsidiaries (as applicable) shall retain all Excluded Assets (other than Parent Assets). (b) Buyer shall assume, and agree to pay, perform, satisfy and discharge, the Assumed Liabilities. Notwithstanding the preceding sentence in this Section 1.1(b), Buyer will not assume or be responsible for any Excluded Liabilities, and Seller and the Selling Subsidiaries (as applicable) shall retain all Excluded Liabilities. Section 1.2 Transferred Assets; Excluded Assets (a) For purposes of this Agreement, but subject to Section 1.2(b), “Transferred Assets” means all of Seller’s and its Subsidiaries’ right, title, and interest in, to, and under the following, as of the Closing: (i) All of the issued and outstanding equity interests of the Transferred Companies (the “Transferred Company Interests”) and all of the assets held by the Transferred Companies after giving effect to the Pre-Closing Reorganization; (ii) the real property interests owned or held by Seller or any of its Subsidiaries (including any Transferred Company) set forth in Section 1.2(a)(ii) of the Disclosure Schedule, including any buildings, improvements and fixtures thereon (the “Transferred Owned Real Property”); (iii) the lease, sublease, license, or other occupancy agreement pursuant to which Seller or any of its Subsidiaries leases, subleases, licenses, or otherwise occupies the real property set forth in Section 1.2(a)(iii) of the Disclosure Schedule (the “Transferred Leased Real Property,” and the Transferred Leased Real Property together with the Transferred Owned Real Property, the “Transferred Facilities”); (iv) the Inventory Primarily Related to the Business, including the Inventory of the P&F Products physically located at, or in transit to, the Transferred Facilities, any Retained Manufacturing Facility or any Retained Distribution Facility, but excluding any Inventory of, or used or held for use primarily for, any Water Product wherever located (the “Transferred Inventory”); (v) (A) the Contracts with third parties (excluding Intracompany Contracts) in effect as of the Closing relating exclusively to the Transferred Assets, the Transferred Companies or the Business (it being understood and agreed that de minimis or incidental overlap with another business that is unrelated to the products or services delivered

3 pursuant to any such Contract, in and of itself, shall not cause such Contract to cease to relate “exclusively” to the Business for purposes of this Agreement) or to which a Transferred Company is a party, (B) the Contracts set forth on Section 1.2(a)(v) of the Disclosure Schedule (together with the Contracts described in clause (A), the “Assigned Contracts”) and (C) Buyer Assumed Shared Contracts, in each case subject to Section 1.8; (vi) the Permits (A) Primarily Related to a Transferred Facility or (B) if related to any Seller Retained Facility, exclusively related to the Business, except to the extent that the transfer of such Permits is not permitted by applicable Law (the “Transferred Permits”); (vii) the Tangible and Personal Property that is, (A) if located at a Transferred Facility listed on Section 1.2(a)(vii)(A) of the Disclosure Schedule, used in connection with the Business, (B) if located at a Transferred Facility listed on Section 1.2(a)(vii)(B)(1) of the Disclosure Schedule, selected in accordance with the criteria set forth in Section 1.2(a)(vii)(B)(2) of the Disclosure Schedule, (C) if located at any Seller Retained Facility, Primarily Related to the Business, or (D) if located at any 3M Retained Facility, with respect to which Seller or any of its Subsidiaries has acquired ownership or will pursuant to the 3M SDA acquire ownership, Primarily Related to the Business, in each case other than the Excluded Tangible and Personal Property (the “Transferred Tangible and Personal Property”); (viii) the Intellectual Property Rights owned by Seller or any of its Subsidiaries that are used exclusively or held for exclusive use in connection with the P&F Products, including (A) the Trademarks set forth in Section 1.2(a)(viii)(A) of the Disclosure Schedule; (B) the Patents set forth in Section 1.2(a)(viii)(B) of the Disclosure Schedule; (C) those Internet domain names set forth in Section 1.2(a)(viii)(C) of the Disclosure Schedule, and (D) the trade secrets set forth in Section 1.2(a)(viii)(D) of the Disclosure Schedule (collectively, the “Transferred IP”); (ix) the IT Assets listed on Section 1.2(a)(ix) of the Disclosure Schedule, together with any Contract pursuant to which Seller or any of its Subsidiaries leased or licensed any such IT Assets (the “Transferred IT Assets”); (x) all accounts receivable and other current assets of the Business (other than Inventory, which is addressed by Section 1.2(a)(iv)), in each case, if set forth in the line item categories specifically identified in the sample calculation of Net Working Capital; provided that this clause (x) shall not be deemed to exclude any current assets otherwise expressly identified as Transferred Assets pursuant to clauses (i) through (xvii) of this Section 1.2(a); (xi) all prepaid expenses, credits, deposits, and advance payments (which, for the avoidance of doubt, shall not include Taxes) to the extent relating to the Business; (xii) subject to Section 4.8, a copy of the Business Records; (xiii) rights available to or being pursued by Seller or any of its Subsidiaries in connection with any Legal Proceeding or any other claims, defenses, causes of action,

4 rights of recovery, rights of set-off, rights under warranties, rights to indemnities, rights to refunds, rights of recoupment, guarantees and all similar rights against third parties, in each case, to the extent relating to the Business, any Transferred Asset or any Assumed Liability, or the ownership, use, function or value of any Transferred Asset, whether arising by way of counterclaim or otherwise, in each case subject to Section 1.2(b)(vi) and to the extent the underlying liability associated with which (x) would not be included on a Combined Tax Return, (y) is not an Excluded Liability and (z) is not associated with the Tax Matters Agreement; (xiv) the assets specifically set aside to fund the payment of the Assumed Benefit Plans; (xv) the goodwill of the Business; (xvi) (A) all attorney-client privilege and attorney work-product protection to the extent relating to the Business, and (B) all documents subject to attorney-client privilege and work-product protection described in the foregoing subsection (A), in each case other than the Pre-Closing Privilege; (xvii) the assets, properties, and rights set forth on Section 1.2(a)(xvii) of the Disclosure Schedule; and (xviii) other than with respect to the categories of assets set forth above in Section 1.2(a)(i) through Section 1.2(a)(xvii) (which categories of assets shall be solely governed by the standards set forth in Section 1.2(a)(i) through Section 1.2(a)(xvii), as applicable), all other assets, properties and rights Primarily Related to the Business. Notwithstanding anything to the contrary, the term “Transferred Assets” and each other term defined in this Section 1.2(a) do not include any Excluded Asset described in Sections 1.2(b)(i) to 1.2(b)(xxi) below. (b) For purposes of this Agreement, “Excluded Assets” means any right, title or interest that Seller or any of its Subsidiaries (including any Transferred Company) has in, to or under (x) any asset, property, or right other than the Transferred Assets or (y) any of the following, it being understood that, notwithstanding anything to the contrary in Section 1.2(a), neither Seller’s nor any of its Subsidiaries’ including any Transferred Company’s, right, title or interest in, to or under any of the following shall constitute a Transferred Asset for any purpose (it being understood and agreed that any right, title or interest of the Transferred Companies in, to or under the assets, properties or rights described in the foregoing clauses (x) or (y) is intended to be transferred to Seller or a Retained Company and, in the event such transfer shall not have occurred prior to the Closing, shall be transferred to Seller or a Retained Company in accordance with Section 1.8 and Section 4.15): (i) all shares of capital stock or other equity interests in any Person other than the Transferred Company Interests, including all of the issued and outstanding equity interests of the Retained Companies;

5 (ii) unless Seller accepts or exercises the Irish Binding Offer in accordance with the terms thereof no later than the third (3rd) Business Day prior to the Closing Date, the Irish Transferred Assets; (iii) other than such cash, cash equivalents and marketable securities described in the following clauses (A) and (B) that is held by the Transferred Companies immediately prior to the Closing, (A) all cash, cash equivalents and marketable securities on hand or held in deposit, checking, money market or other similar accounts by or for the benefit of Seller or any of its Subsidiaries, including all checks, drafts and wires deposited for the account of Seller or any of its Subsidiaries that have not been credited by the receiving bank, and (B) bank accounts and other securities of any kind of Seller or any of its Subsidiaries (other than the Transferred Company Interests); (iv) all accounts receivable and other current assets to the extent not set forth in the line item categories specifically identified in the sample calculation of Net Working Capital and not otherwise expressly identified as Transferred Assets pursuant to clauses (i) through (xvii) of Section 1.2(a); (v) (A) all Tangible and Personal Property located at any Retained Distribution Facility that is not exclusively used in the Business and (B) all Tangible and Personal Property that are Primarily Related to the Water Business (the “Excluded Tangible and Personal Property”); (vi) any Shared Contracts (other than any Buyer Assumed Shared Contract), Intracompany Contracts (other than the Contracts set forth on Section 1.2(a)(v) of the Disclosure Schedule), all insurance policies and all other Contracts other than the Assigned Contracts, and all rights and claims thereunder, in each case subject to Section 1.8; (vii) all real property, whether owned, leased, subleased, licensed, or otherwise occupied by Seller or 3M or any of their respective Subsidiaries, including the Seller Retained Facilities and the 3M Retained Facilities, and any prepaid rent, security deposits and options to renew or purchase related thereto, other than the Transferred Facilities (if such real property is owned by Seller or 3M or any of their respective Subsidiaries, such real property being referred to herein as the “Excluded Owned Real Property”; if such real property is leased, subleased, licensed or otherwise occupied by Seller or 3M or any of their respective Subsidiaries, such real property being referred to herein as the “Excluded Leased Real Property”); (viii) (A) all IT Assets owned, leased or licensed by Seller or any of its Subsidiaries under any Shared Contract or used in connection with any Overhead and Shared Services, in each case subject to Section 1.8, (B) all IT Assets at locations other than the Transferred Facilities and (C) all other IT Assets other than the Transferred IT Assets; (ix) all assets, properties and rights used or held for use primarily in connection with the provision of Overhead and Shared Services, including any such proprietary tools and processes;

6 (x) (A) the Seller Trademarks, (B) all Intellectual Property Rights other than the Transferred IP, and (C) any Intellectual Property Rights owned by Seller or any of its Subsidiaries (including any Transferred Companies) that are used exclusively or held for exclusive use in connection with the Water Products (collectively, the “Excluded IP”); (xi) rights to refunds or credits in respect of any Taxes arising from any payment made to any Taxing Authority (A) pursuant to a Combined Tax Return, (B) by Seller or any of Seller’s Affiliates (other than the Transferred Companies) or (C) with respect to any Liability for Tax borne by Seller pursuant to this Agreement (including any refund or credit relating to a Tax that constitutes an Excluded Liability or was included in the Purchase Price); (xii) all Permits required for the operation or ownership of the Seller Retained Facilities or 3M Retained Facilities; (xiii) all rights that accrue or will accrue to Seller or any of the Retained Companies pursuant to this Agreement or any Related Agreement; (xiv) all prepaid expenses, credits, deposits, and advance payments other than those specified in Section 1.2(a)(x); (xv) all rights to claims, defenses, causes of action, rights of recovery, rights of set-off, rights under warranties, rights to indemnities, rights to refunds, rights of recoupment, guarantees and all similar rights against third parties, in each case, to the extent relating to any other Excluded Asset or Excluded Liability or to the Tax Matters Agreement; (xvi) (A) all corporate minute books, board decks and other similar corporate records and stock records of Seller other than those relating to the Transferred Companies, (B) any books and records to the extent relating to the Excluded Assets or Excluded Liabilities (including all books and records to the extent relating to the Water Business; provided that the Transferred Assets shall include copies of any books and records (or applicable portions thereof) described in this clause (B) to the extent relating to the Business), (C) any books, records or other materials that Seller or the applicable Selling Subsidiary is prohibited by Law from delivering to Buyer; (D) any Combined Tax Return, (E) Tax Returns and other Tax records of Seller and Seller’s Affiliates other than those relating exclusively to the Transferred Companies or the Transferred Assets; and (F) all Bid Materials; provided that Seller may retain copies of any books, records or other materials that (1) are required by Law to be retained by Seller or any of its Subsidiaries or (2) are reasonably necessary to enable Seller to prepare and/or file any Tax Return or to comply with its obligations under the Tax Matters Agreement (including, for the avoidance of doubt, copies of all books, records or other materials with respect to Tax relating to any taxable period ending prior to or on the Closing Date); (xvii) all intercompany payables owed by Seller or any of the Retained Companies, on the one hand, to a Transferred Company, on the other hand;

7 (xviii) all Parent Assets retained by 3M pursuant to the 3M Separation Agreement; (xix) the assets set aside to fund the payment of the Seller Benefit Plans that are not Assumed Benefit Plans; (xx) the assets, properties, and rights set forth in Section 1.2(b)(xx) of the Disclosure Schedule; and (xxi) other than Shared Contracts, real property interests, Intellectual Property Rights, Tangible and Personal Property and any other assets specifically listed in Section 1.2(a)(ii), Section 1.2(a)(iii), Section 1.2(a)(v), Section 1.2(a)(viii) or Section 1.2(a)(ix) (or any subsections of the foregoing) of the Disclosure Schedule, all assets, properties or rights that are Primarily Related to the Water Business. Section 1.3 Assumed Liabilities; Excluded Liabilities (a) For purposes of this Agreement, “Assumed Liabilities” means the following Liabilities of Seller and its Subsidiaries: (i) all Liabilities set forth on the face of (and not solely in the notes to) the Most Recent Schedule of Liabilities, to the extent not paid or discharged prior to the Closing; (ii) all Liabilities that have arisen after the Financial Information Date in the Ordinary Course of Business to the extent relating to the ownership, operation, or conduct of the Business and not paid or discharged prior to the Closing; provided that this clause (ii) shall not encompass any such liabilities to the extent arising from any breach of Contract, breach of warranty, indemnity, tort, infringement or violation of Law by Seller or any of its Subsidiaries (including the Transferred Companies) at or prior to the Closing; (iii) subject to Section 1.8, all Liabilities that have arisen after the Financial Information Date under the Assigned Contracts and the Buyer Portion of Shared Contracts (unless, and only to the extent, Seller is in breach of Section 1.8(d)(i) with respect to such Shared Contract); (iv) all Indebtedness and, if set forth in the line item categories specifically identified in the sample Net Working Capital calculation attached as Exhibit A hereto, current liabilities of the Business; (v) all other Liabilities set forth on the Final Adjustment Report; provided that the Parties shall not add Liabilities to the Final Adjustment Report that would have the effect of expanding, by operation of this clause (v), the definition of Assumed Liabilities to incorporate new categories of Liabilities not otherwise contemplated by this Section 1.3(a) to be Assumed Liabilities without the prior written consent of Buyer; (vi) all Liabilities for Taxes (x) (other than any Taxes due pursuant to a Combined Tax Return) with respect to the Business and the Transferred Assets (including, for the avoidance of doubt, Taxes (other than net income Taxes) imposed with respect to an Assumed Liability, such as sales Taxes and payroll Taxes), in each case, excluding any

8 Taxes that result from transactions or actions by Seller or its Affiliates (including, prior to the Closing, the Transferred Companies) on the Closing Date outside of the Ordinary Course of Business or (y) for which Buyer is liable pursuant to Section 5.4 and Section 5.5; (vii) all other Liabilities of Seller and its Subsidiaries (including the Transferred Companies) not described in the foregoing clauses (i) through (vi) to the extent arising out of or relating to the ownership, operation, or conduct of the Business, any Transferred Companies or the Transferred Assets after the Closing, including, to the extent arising from acts or omission occurring after the Closing: (A) Liabilities to the extent arising out of or relating to the goods sold or services provided by the Business after the Closing, including with respect to the P&F Products, (B) Liabilities arising out of or relating to any Legal Proceeding, to the extent relating to the Business or the Transferred Assets as owned, operated or conducted after the Closing and (C) all Environmental Liabilities to the extent relating to, arising out of or resulting from the (x) the Transferred Facilities, (y) the ownership, operation or conduct of the Business, or (z) any Transferred Asset, in each case after the Closing (such Environmental Liabilities in clause (C), “Post-Closing Environmental Liabilities,” and all such liabilities in this clause (vii) of Section 1.3(a), “Post-Closing Liabilities”); and (viii) all Liabilities of Seller and its Subsidiaries (including the Transferred Companies) (other than those Liabilities described in the foregoing clauses (i) through (vii)) to the extent arising out of or relating to the ownership, operation, or conduct of the Business, any Transferred Companies or the Transferred Assets, whether prior to, at or following the Closing, including: (A) Liabilities arising out of or relating to the goods sold or services provided by the Business, including with respect to the P&F Products, (B) Liabilities arising out of or relating to any Legal Proceeding, to the extent relating to the Business or the Transferred Assets and (C) Environmental Liabilities to the extent relating to, arising out of or resulting from (x) the Transferred Facilities, (y) the ownership, operation or conduct of the Business or (z) the Transferred Assets prior to the Closing (such Environmental Liabilities in clause (C), “Pre-Closing Environmental Liabilities,” and all such liabilities in this clause (viii) of Section 1.3(a), “Shared Pre-Closing Liabilities”). Notwithstanding anything to the contrary, the “Assumed Liabilities” do not include any Liabilities included in Section 1.3(b)(i) to (xii). Liabilities for which Buyer or its Affiliates are responsible pursuant to Article 6 (Employee Matters) shall be Assumed Liabilities; provided that, subject to the following proviso, such liabilities that are not captured by clauses (i) through (vii) shall be Shared Pre-Closing Liabilities; provided further that such Liabilities that (A) arise following Closing, (B) are captured by clauses (i) through (vii) or (C) for which there is a line item under Indebtedness (including Pension Plans), Transaction Expenses or Net Working Capital shall in each case be deemed not to be Shared Pre-Closing Liabilities but such Liabilities captured by clauses (i) through (vii) nevertheless remain Assumed Liabilities. (b) For purposes of this Agreement, “Excluded Liabilities” means all Liabilities that are not Assumed Liabilities, including the following Liabilities of Seller, the Retained Companies and the Transferred Companies, it being understood that, notwithstanding anything to the contrary in Section 1.3(a), none of the following Liabilities of Seller, the Retained Companies and the Transferred Companies shall constitute Assumed Liabilities for any purpose:

9 (i) all Liabilities to the extent arising out of or relating to any Excluded Asset, except as otherwise provided in the Related Agreements; (ii) all Liabilities to the extent arising out of or relating to the ownership, operation, or conduct of any current or former business of Seller or its Affiliates other than the Business, whether arising prior to, at or following the Closing; (iii) all indebtedness for borrowed money and current liabilities of the Business to the extent not set forth in the line item categories specifically identified in the sample Net Working Capital calculation attached as Exhibit A hereto or not set forth on the Final Adjustment Report; (iv) all Liabilities for Taxes (A) imposed on Seller or the Selling Subsidiaries (other than Taxes with respect to the Business or the Transferred Assets that relate to a Post-Closing Tax Period), (B) due pursuant to a Combined Tax Return, (C) of any Person other than the Transferred Companies imposed on or for which any of the Transferred Companies is liable or otherwise responsible as a result of a Transferred Company having been a member of an Affiliated Group prior to the Closing Date, including, for the avoidance of doubt, under Treasury Regulations Section 1.1502-6(a) or under any similar provision of state, local or non-U.S. Law, (D) with respect to the Business and the Transferred Assets (including, for the avoidance of doubt, Taxes of the Transferred Companies) for a Pre-Closing Tax Period, or (E) for which Seller is liable pursuant to Section 5.5, but in each case excluding (x) any Taxes that are taken into account in the Purchase Price and (y) for the avoidance of doubt, any Taxes (other than net income Taxes) imposed with respect to an Assumed Liability (such as sales Taxes and payroll Taxes); (v) all Liabilities relating to any Seller Benefit Plan that is not an Assumed Benefit Plan, other than any such Liabilities for which Buyer or any of its Affiliates is responsible pursuant to Article 6 (Employee Matters); (vi) all intercompany payables owed by a Transferred Company, on the one hand, to Seller or one of its Subsidiaries, on the other hand; (vii) all Parent Liabilities; (viii) all Transaction Expenses (it being understood that any Transaction Expense included in the Final Adjustment Report may not be claimed under Section 9.2(b) or otherwise recovered by Buyer under this Agreement to avoid double counting); (ix) subject to Section 1.8, all Liabilities arising under the Seller Portion of Shared Contracts (unless, and only to the extent, Buyer is in breach of Section 1.8(d)(ii) with respect to such Shared Contract); (x) all Liabilities (including Taxes) to the extent arising out of the Pre-Closing Reorganization, other than to the extent expressly included within the definition of “Assumed Liabilities” (provided that, for the avoidance of doubt, the Parties agree that the unavailability or lack of usability of a Tax Attribute shall not constitute a Liability);

10 (xi) all Liabilities of Seller and its Affiliates under this Agreement and the Related Agreements; and (xii) all Environmental Liabilities relating to, arising out of or resulting from the Excluded Owned Real Property and the Excluded Leased Real Property, unless and only to the extent such Environmental Liabilities are proximately caused or exacerbated by any act or omission of Buyer or any of its employees, contractors or agents (including, from and after the Closing, of the Business or any of its employees, contractors or agents, but excluding any provider of transition services pursuant to any Related Agreement) (the “Seller Retained Environmental Liabilities”). Section 1.4 Conveyance Documents. Upon the terms and subject to the conditions set forth in this Agreement, Seller (or the applicable Selling Subsidiary) and Buyer (or the relevant Buyer Designated Transferee), as applicable, shall enter into such agreements, deeds, or instruments providing for the sale, transfer, conveyance, assignment and delivery of the Transferred Assets (or Excluded Assets) and the assumption of the Assumed Liabilities (or Excluded Liabilities) that, pursuant to requirements of applicable local Law, must be documented separately from this Agreement and/or governed by applicable local Law and all instruments required by any Taxing Authority (collectively, the “Conveyance Documents”), which Conveyance Documents shall be negotiated in good faith between Seller and Buyer and be on terms substantially consistent with and as close as reasonably possible to the terms of the Form of Bill of Sale and Assumption Agreement; provided, however, (a) for the avoidance of doubt, the Conveyance Documents shall not set forth or include any additional representations, warranties, covenants or indemnities, except to the extent required by applicable Law, and any such representations, warranties, covenants or indemnities required by applicable Law to be set forth therein will be subject to the terms, conditions and limitations set forth in this Agreement, including Section 9.1, and (b) each Transferred Leased Real Property Lease not held by a Transferred Company will be assigned pursuant to a separate instrument and each parcel of Transferred Owned Real Property not held by a Transferred Company will be conveyed pursuant to a separate instrument, which will include such title representations, warranties and covenants as is reasonable and customary in the relevant jurisdiction and shall not set forth or include any additional representations, warranties, covenants or indemnities, except to the extent required by applicable Law, and any such representations, warranties, covenants or indemnities required by applicable Law to be set forth therein will be subject to the terms, conditions and limitations set forth in this Agreement, including Section 9.1. The Parties acknowledge and agree that any payment made by Buyer or its Subsidiaries to Seller or its Subsidiaries in consideration for the conveyance of Transferred Assets under a Conveyance Document shall be applied and credited to the Closing Payment and the Purchase Price. Notwithstanding anything to the contrary herein or under the terms of any Conveyance Document, in the event of a conflict between the terms of this Agreement and any Conveyance Document, the terms of this Agreement shall govern and the Parties shall cause their respective Subsidiaries to enter into an amendment to the applicable

11 Conveyance Document and take other actions to reform the conflicting terms of the Conveyance Document to this Agreement in accordance applicable local Law. Section 1.5 Purchase Price. (a) Upon the terms and subject to the conditions set forth in this Agreement, in consideration of the sale, transfer, conveyance, assignment and delivery of the Transferred Assets pursuant to Section 1.1(a), at the Closing, Buyer will (i) assume, and agree to pay, perform, satisfy and discharge, the Assumed Liabilities, and (ii) pay to Seller or, subject to Section 1.9(c), its applicable Selling Subsidiaries, an aggregate amount in cash equal to the Closing Payment, subject to adjustment pursuant to Section 1.5(c) (the Closing Payment as adjusted, the “Purchase Price”). At least five (5) Business Days prior to the Closing Date, Seller will deliver to Buyer a written report (the “Closing Date Report”) setting forth in reasonable detail Seller’s good faith estimate of (A) Net Working Capital (the “Estimated Net Working Capital”), (B) Cash (the “Estimated Cash”), (C) Indebtedness (the “Estimated Indebtedness”) and (D) Transferred Company Transaction Expenses (the “Estimated Transferred Company Transaction Expenses”), together with reasonable supporting documentation and detail. Promptly following Seller’s delivery of the Closing Date Report to Buyer, Seller shall deliver such information as Buyer reasonably requests to verify the amounts reflected in the Closing Date Report and upon reasonable advance notice provide Buyer and its representatives with reasonable access during normal business hours to the facilities, personnel, books and records and work papers of the Business to the extent used in the preparation of the Closing Date Report; provided, however, that such access does not unreasonably disrupt the normal business operations of the Business. Buyer shall have the right to review the Closing Date Report and provide comments thereto. Seller shall consider in good faith any reasonable comments of Buyer provided to Seller in writing at least two (2) Business Days prior to the Closing with regards to the Closing Date Report, and the components thereof and will re issue the Closing Date Report with such updates to the Purchase Price and related components to which it may agree based on its good faith consideration thereof (which, as updated, shall then be deemed the “Closing Date Report” and shall be binding upon the Parties for purposes of the amount of the Closing Payment). For the avoidance of doubt, Buyer shall have no obligation to comment on the Closing Date Report. Buyer’s failure to identify any questions or changes to the Closing Date Report shall not indicate any acceptance or waiver, or otherwise impact Buyer’s right to prepare the Notice of Disagreement in accordance with Section 1.5(b)(ii). The Closing Date Report shall be prepared in accordance with the Accounting Principles and the terms of this Agreement. (b) Determination of final Purchase Price. (i) As soon as reasonably practicable following the Closing Date (but no later than ninety (90) days thereafter), Seller will deliver to Buyer a statement (the “Seller Adjustment Report”) setting forth in reasonable detail Seller’s good faith calculation of the Net Working Capital, Cash, Indebtedness and Transferred Company Transaction Expenses together with reasonable supporting documentation and detail and for the avoidance of doubt, shall include the Pension Funding Statement. The Seller Adjustment Report shall be prepared in accordance with the Accounting Principles and the definitions and other applicable terms of this Agreement. The Parties agree that the purpose of preparing the Seller Adjustment Report and the process set forth in this Section 1.5(b) is to measure variations in the components taken into consideration in determining the estimates included

12 in the Closing Date Report compared to the actual values of such components as of the Closing, and, without limiting the generality of the foregoing, that the processes set forth in this Section 1.5(b) are not intended to, and do not, permit the introduction of accounting methods, policies, practices, procedures, conventions, categorizations, classifications, definitions, principles, judgments, assumptions, techniques or estimation methods different from the Accounting Principles. The Seller Adjustment Report and the items reflected therein shall (I) exclude the impact of any decisions made or actions taken or omitted by Buyer or its Subsidiaries (including, following the Closing, the Transferred Companies), and (II) not reflect changes in assets or liabilities as a result of purchase accounting adjustments or reflect any events, conditions or circumstances which arise as a result of the change of control or ownership of the Transferred Assets (including the Transferred Company Interests) contemplated by this Agreement. The Seller Adjustment Report (x) shall be based on facts, circumstances, and information available to Seller as of the date on which the Seller Adjustment Report is delivered by Seller to Buyer with regards to conditions that existed as of immediately prior to the Closing, in accordance with the Accounting Principles and (y) shall be prepared in accordance with the Accounting Principles. (ii) During the Review Period (as defined below), Seller shall reasonably cooperate with and use commercially reasonable efforts to assist Buyer and its representatives in connection with the review of the Seller Adjustment Report, including by making available its employees, accountants and other personnel to the extent reasonably requested. If Buyer believes that the calculation of the Net Working Capital, Cash, Indebtedness or Transferred Company Transaction Expenses set forth in the Seller Adjustment Report is not in accordance with Section 1.5(b)(i), Buyer shall deliver to Seller, within forty-five (45) days after receipt by Buyer of the Seller Adjustment Report (the “Review Period”), a written statement describing each objection thereto and Buyer’s calculation of the Net Working Capital, Cash, Indebtedness or Transferred Company Transaction Expenses (as applicable), in each case in accordance with the same principles set forth in Section 1.5(b)(i), including reasonable supporting documentation and detail (a “Notice of Disagreement”). Notwithstanding the foregoing, such process of review of the Seller Adjustment Report during the Review Period and Buyer’s opportunity to deliver a Notice of Disagreement shall not apply to Pension Plans, the review of which shall be in accordance with Section 6.5(e). (iii) If Buyer delivers to Seller a Notice of Disagreement during the Review Period, Seller and Buyer will attempt to resolve in good faith the matters contained in the Notice of Disagreement within thirty (30) days after Seller’s receipt of the Notice of Disagreement (the “Resolution Period”). If Seller and Buyer reach a resolution with respect to all such matters on or before the final day of the Resolution Period, the Seller Adjustment Report, as modified by such resolution, will be the “Final Adjustment Report” for purposes of the payment (if any) contemplated by Section 1.5(c). If such a resolution is not reached during the Resolution Period, the Parties will promptly (no later than five (5) Business Days after the final day of the Resolution Period) retain the Purchase Price Arbitrator and submit any unresolved objections covered by the Notice of Disagreement (the “Disputed Items”) to the Purchase Price Arbitrator for resolution in accordance with this

13 Section 1.5(b)(iii). Any determination set forth in the Seller Adjustment Report that is not objected to in the Notice of Disagreement in accordance with the terms hereof shall be deemed accepted and shall be final and binding upon Seller and Buyer upon delivery of the Notice of Disagreement. Buyer and Seller will instruct the Purchase Price Arbitrator to (A) within thirty (30) days after submission of the Disputed Items, make a final determination with respect to each of the Disputed Items (and only the Disputed Items) that is (1) in accordance with the terms of this Agreement and the Accounting Principles, (2) within the range of the respective positions taken by each of Seller and Buyer and (3) based solely on written submissions of the Parties (i.e., not on the basis of an independent investigation) and (B) prepare and deliver to Seller and Buyer a written statement setting forth its final determination (and a reasonably detailed description of the basis therefor) with respect to each Disputed Item (the “Purchase Price Arbitrator’s Report”). No party shall have or conduct any communications, whether written or oral, with the Purchase Price Arbitrator without the other of Buyer or Seller, either being present or concurrently receiving a written copy of any such communications. Neither Buyer nor Seller will disclose to the Purchase Price Arbitrator, and the Purchase Price Arbitrator will not consider for any purpose, any settlement discussions or settlement offer made by or on behalf of Buyer or Seller, unless otherwise agreed by Buyer and Seller. The Purchase Price Arbitrator’s determination with respect to each Disputed Item as reflected in the Purchase Price Arbitrator’s Report will be final, conclusive and binding, absent manifest error by the Purchase Price Arbitrator or Fraud. The Seller Adjustment Report, as modified by any changes thereto in accordance with any adjustments agreed between the Parties during the Resolution Period and the Purchase Price Arbitrator’s Report and pursuant to Section 6.5(e) with respect to Pension Plans, will be the “Final Adjustment Report” for purposes of the payment (if any) contemplated by Section 1.5(c). The procedures set forth in this Section 1.5(b), Section 1.5(c) and, with respect to Pension Plans, Section 6.5(e), will be the sole and exclusive remedy with respect to the final determination of the Final Adjustment Report. The Purchase Price Arbitrator’s determination under this Section 1.5(b) shall be enforceable as an arbitral award, and judgment may be entered thereupon in any court having jurisdiction over the Party against which such determination is to be enforced. (iv) Each of Seller and Buyer will (A) pay its own respective costs and expenses incurred in connection with this Section 1.5 and (B) be responsible for the fees and expenses of the Purchase Price Arbitrator in connection with this Section 1.5 on a pro rata basis based upon the inverse of the degree (measured in dollars) to which the Purchase Price Arbitrator has accepted the respective positions of Seller and Buyer (which will be determined by the Purchase Price Arbitrator and set forth in the Purchase Price Arbitrator’s Report). For example, if the Purchase Price Arbitrator determines that it accepted seventy percent (70%) of the respective position of one Party, that Party will pay thirty percent (30%) of the fees and expenses of the Purchase Price Arbitrator and the other Party will pay the remaining seventy percent (70%) of such fees and expenses. (c) Within five (5) Business Days after the determination of the Final Adjustment Report in accordance with Section 1.5, (i) if the Additional Payment Amount is a positive number, then Buyer shall pay an amount in cash equal to the Additional Payment Amount to Seller by wire

14 transfer of immediately available funds to an account of Seller designated in writing by Seller to Buyer; (ii) if the Additional Payment Amount is a negative number, then Seller shall pay an amount in cash equal to the absolute value of the Additional Payment Amount to Buyer by wire transfer of immediately available funds to an account of Buyer designated in writing by Buyer to Seller; or (iii) if the Additional Payment Amount is Zero Dollars ($0), no payment shall be made by Seller or Buyer. Section 1.6 Closing. (a) Upon the terms and subject to the conditions of this Agreement, unless another date, place or time is agreed to in writing by Buyer and Seller, the closing of the transactions contemplated hereby (the “Closing”) will take place via the electronic exchange of documents and signatures on the third (3rd) Business Day after the date upon which all conditions to the Closing set forth in Article 7 have been satisfied or waived (other than any conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing); provided, that Seller may, in its sole discretion, elect to defer the Closing to a date not later than September 2, 2025. The date on which the Closing is actually held is referred to herein as the “Closing Date.” (b) At the Closing, Buyer will deliver to Seller: (i) the Closing Payment by one or more wire transfers of immediately available funds to such account(s) designated in writing by Seller at least three (3) Business Days prior to the Closing Date (it being understood that any portion of the Closing Payment that is required by applicable Law or Conveyance Document to be paid in a currency other than U.S. dollars will be paid in such other currency and converted on the basis of the exchange rate determined in accordance with the Accounting Principles (such exchange rate, the “Reference Exchange Rate”)); (ii) the certificate contemplated by Section 7.3(c); (iii) a counterpart of each Related Agreement to which Buyer or any of its Affiliates is a party, duly executed on behalf of Buyer or such Affiliate; (iv) counterparts of the applicable Conveyance Documents that are reasonably necessary or commercially customary to consummate the transfer of the Transferred Assets (or Excluded Assets) and assumption of Assumed Liabilities (or Excluded Liabilities), other than any Delayed Assets and Delayed Liabilities, to Buyer or its Affiliates, duly executed on behalf of Buyer or such Affiliate; and (v) a valid, completed and executed IRS Form W-8 or W-9, as applicable, for Buyer and each Buyer Designated Transferee. (c) At the Closing, Seller will deliver to Buyer: (i) the certificate contemplated by Section 7.2(d);

15 (ii) (A) counterparts of the applicable Conveyance Documents that are reasonably necessary or commercially customary to consummate the transfer of the Transferred Assets (or Excluded Assets) and assumption of Assumed Liabilities (or Excluded Liabilities), other than any Delayed Assets and Delayed Liabilities, to Buyer or its Affiliates, and (B) such other forms, deeds, instruments or other similar documents reasonably necessary pursuant to applicable Law to consummate the transactions contemplated by the Conveyance Documents and release any Encumbrance (other than any Permitted Encumbrance) on any Transferred Asset, in each case duly executed on behalf of Seller or the Selling Subsidiaries or the applicable third party; (iii) counterparts of stock powers, stock transfer forms or other instruments of transfer in customary form evidencing the transfer of all of the issued and outstanding equity interests of Solventum Purification, Inc., duly executed by the applicable Selling Subsidiary; (iv) a counterpart of each Related Agreement to which Seller or any of its Affiliates is a party, duly executed on behalf of Seller or such Affiliate, including the schedules thereto negotiated and finalized pursuant to Section 4.24(c); (v) the written resignations (or, in lieu thereof, customary evidence of removal) of each of the directors, managers and officers of the Transferred Companies (from their positions as such and not as employees), in each case, to be effective as of the Closing; (vi) (A) with respect to the Transferred Owned Real Property, a duly executed title/owner’s affidavit (or foreign equivalent), (B) with respect to the Transferred Owned Real Property and each of the Transferred Leased Real Properties identified on Section 1.2(a)(iii) of the Disclosure Schedule as a “Material Facility” (the “Material Transferred Leased Real Property”), if such Transferred Owned Real Property or Material Transferred Leased Real Property, as applicable, is indirectly transferred to Buyer through the transfer of Transferred Company Interests, a duly executed non-imputation indemnity (or foreign equivalent), and (C) with respect to the Transferred Owned Real Property and the Material Transferred Leased Real Property, such other commercially customary documents and instruments, duly executed by Seller (or the applicable Selling Subsidiary) as may be reasonably and customarily required by a title company (or foreign equivalent) issuing a title insurance policy (or foreign equivalent) to Buyer or the applicable Acquired Company. Such title/owner’s affidavits, non-imputation indemnities, and other documents and instruments shall not set forth or include any representations, warranties, covenants or indemnities that are not customarily provided for the issuance of a reasonable owner’s or leasehold, as applicable, title insurance policy and endorsements, including non-imputation endorsement (or foreign equivalent), that is typical for a transaction of this nature, and will come from applicable entities reasonably required by the title company (or foreign equivalent) issuing such title insurance policy (or foreign equivalent) that are not entities being transferred, directly or indirectly, to Buyer; (vii) a valid, completed and executed IRS Form W-8 or W-9, as applicable, for Seller and each Selling Subsidiary (including, in the case of Solventum US LLC, 3M Healthcare LATAM / APAC Export Corporation, Solventum Intellectual Properties

16 Company, Solventum Management LLC, Solventum do Brasil Ltda., and KCI Medical Puerto Rico, Inc., an IRS Form W-9); and (viii) evidence that all Intracompany Contracts listed on Section 1.6(c)(viii) of the Disclosure Schedule have been terminated in accordance with Section 4.12 without any further liability to any Transferred Company. (d) Notwithstanding anything to the contrary in this Agreement, Buyer and Seller shall not be required to deliver any of the documents referred to in Section 1.6(b)(iv) (in the case of Buyer) and Section 1.6(c)(ii) (in the case of Seller), in each case, so far as they relate to the Irish Transferred Assets, unless Seller accepts the Irish Binding Offer in accordance with the terms thereof no later than the third (3rd) Business Day prior to the Closing Date. For the avoidance of doubt, Seller duly accepted the French Binding Offer on April 22, 2025 and the Belgian Binding Offer on May 15, 2025, and therefore Buyer and Seller shall be required to deliver the documents referred to in Section 1.6(b)(iv) (in the case of Buyer) and Section 1.6(c)(ii) (in the case of Seller), in each case, so far as they relate to the French Transferred Assets and the Belgian Transferred Assets. (e) Notwithstanding anything to the contrary in this Agreement, in the event that Seller shall not have accepted or exercised the Irish Binding Offer in accordance with the terms thereof on or prior to the third (3rd) Business Day prior to the Closing Date, then the Parties shall negotiate in good faith to enter into any additional agreements or understandings (including an amendment, modification or waiver of this Agreement or the Irish Binding Offer) as may be reasonably necessary to effect the original intent of the Parties as closely as possible, in a mutually acceptable manner and in compliance with all applicable Laws, in order that (i) the transactions contemplated hereby (other than the conveyance of the Irish Transferred Assets) be consummated at the Closing as originally contemplated, (ii) the conveyance of the Irish Transferred Assets be consummated promptly following the acceptance, if any, by Seller of the Irish Binding Offer in accordance with the terms thereof, subject to the terms and conditions of this Agreement and the Irish Binding Offer and enter into arrangements, or cause arrangements to be entered into, between the Parties and their respective Affiliates, to permit, as applicable, the continued operation of the Irish Transferred Company in the ordinary course from and after the Closing until the consummation of the conveyance of the Irish Transferred Assets as contemplated by the foregoing clause (ii), and (C) if the Irish Binding Offer has been rejected by Seller and the Irish Transferred Assets are not included in the Transferred Assets at Closing, appropriate licenses, agreements and other arrangements with respect to the Irish Transferred Assets are implemented on an arms’ length basis as may be reasonably necessary or appropriate for Buyer to continue to operate the Business after the Closing in substantially the same manner in all material respects as conducted, or as anticipated to be conducted, immediately prior to the Closing Date, and the Parties shall continue to negotiate in good faith alternative arrangements for the conveyance of the Irish Transferred Assets as contemplated by the foregoing. For the avoidance of doubt, such modifications of this Agreement or the Irish Binding Offer shall include, as applicable, (I) reducing the Closing Payment by the portion of the Purchase Price specified in the Irish Binding Offer, (II) revising the definition of Target Net Working Capital appropriately to account for the fact that (1) the Irish Transferred Assets shall constitute Excluded Assets insofar as the Irish Binding Offer is not accepted by Seller and (2) the current assets and current liabilities of the Irish Transferred Company and its

17 Subsidiaries shall be excluded from the definition of Net Working Capital, in each case for all purposes hereunder and (III) incorporating into the Conveyance Document purchase price adjustment mechanics consistent with those set forth in Section 1.5; or Section 1.7 Allocation of Purchase Price. (a) Promptly after the Original Execution Date, Seller shall, at Seller’s sole cost and expense, engage and instruct Ernst & Young LLP (“EY”) to prepare the EY Report as defined in Section 1.7 of the Disclosure Schedule (such Section 1.7 of the Disclosure Schedule, the “Allocation Principles Schedule”). The Parties hereby agree to allocate the Closing Payment and the Purchase Price (as well as, if applicable, any additional consideration for applicable Tax purposes) among (i) the Transferred Company Interests of each Transferred Company, (ii) Seller and each Selling Subsidiary and (iii) the Transferred Assets (other than the Transferred Company Interests) to be sold by Seller and each Selling Subsidiary in accordance with the Allocation Principles Schedule. At least thirty (30) Business Days prior to the Closing Date, Seller shall deliver to Buyer for Buyer’s review and comment a draft of the EY Report (which comments Seller shall request EY to consider in good faith to the extent they are provided no later than ten (10) Business Days following Buyer’s receipt of the draft EY Report). In addition, at least five (5) Business Days prior to the Closing Date, Seller shall deliver to Buyer a proposed allocation of the Closing Payment (as well as any additional consideration for applicable Tax purposes) among the Transferred Assets in a manner consistent with the Allocation Principles Schedule. Buyer shall be permitted to review and comment on the proposed allocation, and Seller shall consider in good faith any such comments provided at least three (3) Business Days prior to the Closing Date (the proposed allocation, as revised by Seller pursuant to the foregoing sentence (if applicable), the “Proposed Allocation Schedule”). The Proposed Allocation Schedule shall be used to prepare bills of sale, invoices or transfer agreements (including the Conveyance Documents), to calculate or report Transfer Taxes, Value Added Taxes or withholding Taxes due at Closing (or otherwise prior to the date upon which the Final Allocation Schedule will be finalized), and otherwise to the extent necessary to comply with applicable Law. No later than sixty (60) days after the final determination of the Additional Payment Amount pursuant to Section 1.5, Seller shall deliver to Buyer a proposed final allocation of the Purchase Price (as well as, if applicable, any additional consideration for applicable Tax purposes) among the Transferred Assets in a manner consistent with the Allocation Principles Schedule. Buyer shall be permitted to review and provide comment on the proposed final allocation no later than fifteen (15) Business Days after the receipt of such proposed final allocation, and Seller shall consider any such comment in good faith (the proposed final allocation, as revised by Seller pursuant to the foregoing sentence (if applicable), the “Final Allocation Schedule”). (b) If any further adjustments to the final Purchase Price (including any amounts paid pursuant to the indemnification provisions set forth in Article 9) are made after delivery of the Final Allocation Schedule, then the Parties shall notify each other and cooperate in good faith to further adjust the Final Allocation Schedule to take into account such adjustment in a manner consistent with the principles of the Final Allocation Schedule. Such revised allocation schedule shall be treated as the Final Allocation Schedule following such revision. (c) Each of Seller and Buyer shall (a) file, and to cause its Affiliates to file, its respective Tax Returns, including IRS Forms 8594 or any equivalent statements, in accordance with the Final Allocation Schedule and (b) not take, and cause its Affiliates not to take, any position

18 inconsistent therewith in any Tax Return, filing, audit, refund claim or otherwise, unless required by a final determination of a Governmental Body, provided that nothing in this Section 1.7(c) shall require a Party to appeal the decision of a Governmental Body in court or administrative appeals proceedings or to appeal a court ruling to a court of higher instance. Section 1.8 Non-Transferred Assets and Delayed Transferred Assets. (a) General Seller Obligations. Prior to or at the Closing (and, to the extent not obtained prior to the Closing, until the date that is twelve (12) months after the Closing Date), Seller will use reasonable best efforts (with Buyer’s good faith cooperation) to give all notices to, and obtain all Consents from, all Persons required to (w) assign or transfer to Buyer or a Buyer Designated Transferee any Transferred Asset (including any Transferred IT Assets) or Assumed Liability, (x) assign or transfer to Seller or a Person designated by Seller any Excluded Asset or Excluded Liability, (y) consummate the other transactions contemplated by this Agreement, including the Pre-Closing Reorganization, and (z) enter into a new Contract (or Contract amendment, as applicable) partially transferring from Seller or the applicable Selling Subsidiary to Buyer or a Buyer Designated Transferee those rights and benefits, and obligations and burdens, under each Shared Contract (unless otherwise indicated in Section 1.8(a) of the Disclosure Schedule) to the extent related to the Business, or partially transferring from the applicable Transferred Company to a Person designated by Seller those rights and benefits, and obligations and burdens, under each Buyer Assumed Shared Contract to the extent related to any business of Seller other than the Business (each such new Contract or amendment entered into, a “Replacement Contract ”, and the entrance into any Replacement Contract, the “Shared Contract Split”). If the Seller is able to obtain all necessary Consents in respect of a Shared Contract Split prior to the Closing, then the Shared Contract Split with respect to the applicable Shared Contract shall occur at the Closing. Notwithstanding any other provision of this Agreement to the contrary, this Agreement shall not constitute an agreement to assign or transfer any Transferred Asset or Assumed Liability (or to effect a Shared Contract Split) if an attempted assignment or transfer thereof (or Shared Contract Split) at the Closing, without the consent of a third party thereto (including any issuing Governmental Body), would constitute a breach of any Contract or a violation of Law or Order. If (i) any transfer or assignment to Buyer or a Buyer Designated Transferee of any Transferred Asset or a portion thereof (excluding any Delayed TSA Asset but including any Delayed Transferred 3M Asset) or any assumption by Buyer or a Buyer Designated Transferee of any Assumed Liability or a portion thereof (including any Delayed Transferred 3M Liability) intended to be transferred or assigned to or assumed by Buyer or a Buyer Designated Transferee hereunder, as the case may be, is not consummated at or prior to the Closing (or is contemplated by the Pre-Closing Reorganization to be completed following the Closing), whether as a result of the preceding sentence or for any other reason, such Transferred Asset (excluding any Delayed TSA Asset but including any Delayed Transferred 3M Asset) shall constitute a “Delayed Transferred Asset”, and such Assumed Liability (including any Delayed Transferred 3M Liability) shall constitute a “Delayed Assumed Liability”, or (ii) any transfer or assignment from a Transferred Company to Seller or a Person designated by Seller of any Excluded Asset or a portion thereof (excluding any Delayed TSA Asset) or any assumption by Seller or a Person designated by Seller from a Transferred Company of any Excluded Liability or a portion thereof intended to be transferred or assigned to or assumed by Seller or a Person designated by Seller hereunder, as the case may be, is not consummated at or prior to the Closing (or is contemplated by the Pre-Closing

19 Reorganization to be completed following the Closing), whether as a result of the preceding sentence or for any other reason, such Excluded Asset (excluding any Delayed TSA Asset) shall constitute a “Delayed Excluded Asset”, and such Excluded Liability shall constitute a “Delayed Excluded Liability,” and in each case the inability of (A) Seller to transfer any Delayed Transferred Asset (B) Buyer or a Buyer Designated Transferee to assume any Delayed Assumed Liability, (C) a Transferred Company to transfer any Delayed Excluded Asset, or (D) Seller or a Person designated by Seller to assume any Delated Excluded Liability, in each case at the Closing shall not be deemed a breach of this Agreement; provided, that until the date that is twelve (12) months after the Closing Date, Seller shall continue to use reasonable best efforts (with Buyer’s good faith cooperation) to effectuate such transfer and assumption as soon as reasonably practicable following the Closing, subject to and in accordance with this Agreement. With respect to any Delayed Transferred Asset or Delayed Assumed Liability, until the Delayed Transferred Asset or Delayed Assumed Liability is transferred to Buyer or a Buyer Designated Transferee (or if earlier, in the case of any Assigned Contract, the expiration of the current term of such Contract or the termination thereof), (x) Seller will provide to Buyer the benefits and economic rights associated with such Delayed Transferred Asset or Delayed Assumed Liability in accordance with this Agreement, and Buyer will bear the related economic burdens, including with respect to any risk of loss, costs, expenses, Taxes, income and gain thereof, and (y) Seller will use reasonable best efforts (with Buyer’s good faith cooperation) to enter into or provide for subcontracting or other arrangements, effective as of the Closing or as promptly as practicable thereafter, to provide to the Parties the economic and operational equivalent of the transfer of such Delayed Transferred Assets and Delayed Assumed Liabilities to Buyer and the performance by Buyer of the obligations thereunder as of the Closing. In furtherance of the foregoing, Seller will, or will cause its applicable Subsidiary to, at Buyer’s expense, hold in trust for and pay to Buyer promptly upon receipt thereof, all income, proceeds and other consideration received by Seller or its applicable Subsidiary to the extent related to such Delayed Transferred Asset in connection with any such alternate arrangement; provided, however, that, Seller will be permitted to set off against any such amounts any Delayed Assumed Liabilities or any other costs associated with any such alternate arrangements or the retention and maintenance of any Delayed Transferred Assets if (x) consisting of out-of-pocket expenses incurred in the Ordinary Course of Business in the performance of Contracts that are Delayed Transferred Assets or (y) required pursuant to Section 2.4 of the 3M SDA. (b) Delayed TSA Assets. Notwithstanding anything in this Agreement to the contrary, to the extent that (i) it is necessary to delay the delivery to Buyer or a Buyer Designated Transferee of a Transferred Asset (which shall not be deemed necessary if such Transferred Asset could be made available to Seller without delaying delivery) until the applicable Transition Support Termination to allow Seller to perform its obligations under the Transition Services Agreement, or the Transition Distribution Services Agreement, or the Transition Contract Manufacturing Agreement or (ii) it is necessary to delay the delivery to Seller or a Person designated by Seller of an Excluded Asset (which shall not be deemed necessary if such Excluded Asset could be made available to Buyer without delaying delivery) until the applicable Transition Support Termination to allow Buyer to perform its obligations under the Reverse Transition Services Agreement or the Reverse Transition Contract Manufacturing Agreement (each such asset in the foregoing clauses (i) and (ii), a “Delayed TSA Asset”) and such delay is not otherwise adverse to the operation of the Business (or the businesses of Seller other than the Business, as applicable), such Delayed TSA Asset will not be delivered to Buyer or a Buyer Designated Transferee (or Seller or a Person

20 designated by Seller, as applicable) at the Closing but rather held by Seller or its applicable Subsidiary (or Buyer or a Transferred Company, as applicable) for use in connection with fulfilling their obligations under the applicable Related Agreements. Upon the applicable Transition Support Termination, the relevant Delayed TSA Asset and title thereto will be promptly delivered to Buyer or a Buyer Designated Transferee (or Seller or a Person designated by Seller) at Buyer’s costs, provided, however, if, at the Closing, such Delayed TSA Asset cannot be assigned or transferred to Buyer or a Buyer Designated Transferee (or Seller or a Person designated by Seller, as applicable) without the Consent of another Person, the provisions of Section 1.8(a), Section 1.8(e)and Section 4.4 will also apply as if such Delayed TSA Asset were a Delayed Transferred Asset or Delayed Excluded Asset (as applicable). (c) Delayed Transferred 3M Assets. The Parties acknowledge and agree that in connection with the Seller Spinoff, Seller may, as of the Closing, still not be the record or legal owner or holder of rights to, or have control over, the Delayed Transferred 3M Assets, which are subject to the 3M Separation Agreements. Seller shall not be deemed to have breached this Agreement due to its lack of control, ownership or title to or lack of ability to convey any such Delayed Transferred 3M Assets; provided that Seller shall use its reasonable best efforts to enforce its rights with respect to the Delayed Transferred 3M Assets under the 3M Separation Agreements in accordance with the terms thereof and to transfer such Transferred Assets to Buyer or a Buyer Designated Transferee as soon as practicable following the Closing; provided further that nothing in this Section 1.8(c) shall relieve Seller from its obligations under Section 1.8(a) or Section 1.8(d). (d) Shared Contracts. Within sixty (60) days following the date of this Agreement, Seller shall use reasonable best efforts to provide Buyer with a complete and accurate list of all Shared Contracts. With respect to any Shared Contract for which a Shared Contract Split has not been entered into, until the expiration of the current term or termination of such Shared Contract in accordance with its terms as in effect on the Closing Date, (i)  Buyer or a Buyer Designated Transferee shall receive the rights and benefits, and be subject to the related restrictions, obligations and liabilities, under the Shared Contract to the extent related to the Business (the “Buyer Portion of Shared Contracts”) and (ii) Seller or a Subsidiary of Seller shall receive the rights and benefits, and be subject to the related restrictions, obligations and liabilities, under such Shared Contract to the extent not related to the Business (the “Seller Portion of Shared Contracts”), in each case by any sub-contracting, pass-through, agency, back-to-back or other similar arrangements. Upon receipt of all applicable Consents, the Parties shall effectuate the Shared Contract Split in accordance with this Agreement. (e) General Buyer Obligations. Notwithstanding any other provision of this Agreement to the contrary, this Agreement shall not constitute an agreement to assign or transfer any Excluded Asset or Excluded Liability (or to effect a Shared Contract Split) if an attempted assignment or transfer thereof (or Shared Contract Split) at the Closing, without the consent of a third party thereto (including any issuing Governmental Body), would constitute a breach of any Contract or a violation of Law or Order. Following the Closing until the date that is twelve (12) months after the Closing Date, Buyer will use reasonable best efforts (with Seller’s good faith cooperation) to (i) effectuate the transfer to, and assumption by, Seller (or another Person designated by Seller) of any Delayed Excluded Assets and Delayed Excluded Liabilities as soon as reasonably practicable following the Closing, (ii) give all notices to, and obtain all Consents from,

21 all Persons required to (A) assign or transfer to Seller (or another Person designed by Seller) any Delayed Excluded Asset or any Delayed Excluded Liability and (B) enter into a Shared Contract Split with respect to any Buyer Assumed Shared Contract, (iii) enter into any Shared Contract Split with respect to all Shared Contracts and (iv) consummate the other transactions contemplated by this Agreement, including the Pre-Closing Reorganization; provided that Buyer’s obligations in this sentence shall be suspended with respect to any Delayed Excluded Asset, Delayed Excluded Liability, Shared Contract or transaction with respect to which Seller did not comply with its pre- Closing obligations under Section 1.8(a) and such noncompliance results in or contributes to the failure to obtain the applicable requisite Consent or deliver the applicable requisite notice (it being understood and agreed that this proviso shall not be deemed to limit Buyer’s cooperation obligations under Section 1.8(a) or its obligations under clauses (i), (iii) and (iv) of this sentence once any requisite Consent has been obtained or any requisite notice has been delivered). With respect to any Delayed Excluded Asset or Delayed Excluded Liabilities, until the Delayed Excluded Asset or Delayed Excluded Liability is transferred to Seller (or another Person designed by Seller) (or if earlier, in the case of any Contract that is a Delayed Excluded Asset or Delayed Excluded Liability, the expiration of the current term of such Contract or the termination thereof), (x) Buyer will provide to Seller the benefits and economic rights associated with such Delayed Excluded Asset or Delayed Excluded Liability in accordance with this Agreement, and Seller will bear the related economic burdens, including with respect to any risk of loss, costs, expenses, Taxes, income and gain thereof, and (y) Buyer will use reasonable best efforts (with Seller’s good faith cooperation) to enter into or provide for subcontracting or other arrangements, effective as of the Closing or as promptly as practicable thereafter, to provide to the Parties the economic and operational equivalent of the transfer of such Delayed Excluded Assets and Delayed Excluded Liabilities to Seller and the performance by Seller of the obligations thereunder as of the Closing. In furtherance of the foregoing, Buyer will, or will cause its applicable Subsidiary to, at Seller’s expense, hold in trust for and pay to Seller promptly upon receipt thereof, all income, proceeds and other consideration received by Buyer or its applicable Subsidiary to the extent related to such Delayed Excluded Asset in connection with any such alternate arrangement; provided, however, that, Buyer will be permitted to set off against any such amounts any Delayed Excluded Liabilities or any other costs associated with any such alternate arrangements or the retention and maintenance of any Delayed Excluded Assets if consisting of out-of-pocket expenses incurred in the Ordinary Course of Business in the performance of Contracts that are Delayed Excluded Assets. (f) Acknowledgement. Nothing in this Section 1.8 will be deemed to (i) require or permit any delay of the Closing or adjustment to the Purchase Price, (ii) cause any Transferred Asset or Excluded Asset subject to this Section 1.8 to constitute an Excluded Asset or Transferred Asset, respectively, (iii) except as expressly set forth in this Section 1.8, modify the obligations of the Parties under, or any other term or condition set forth in, this Agreement, or (iv) conflict with or override the provisions of any Related Agreement. Buyer and Seller each acknowledge that no representation, warranty, covenant or agreement of Seller contained herein will be breached or deemed inaccurate or breached, and no condition will be deemed not satisfied, solely as a result of any failure to assign any Transferred Asset or Excluded Asset in accordance with this Section 1.8. Notwithstanding anything to the contrary, neither Seller nor any of its Affiliates will be required to, and any “reasonable best efforts” or cooperation referenced in this Section 1.8 shall not require Seller, Buyer or any of their respective Subsidiaries to, (w) adversely modify, relinquish, waive, forbear or narrow any right in any material respect, (x) pay any material consideration or incur any

22 material out-of-pocket cost or expense to obtain any such Consent unless such consideration, cost or expense is expressly required to be paid or incurred under the terms of the applicable Contract, (y) renew any Contract once its term has expired, or (z) commence any Legal Proceeding. Section 1.9 Transaction Steps; Local Transferees. (a) Prior to the Closing, Seller shall complete the Pre-Closing Reorganization. On the terms and subject to the conditions set forth in this Agreement, including Section 1.8, at the Closing, each of Seller and Buyer shall, and shall cause its applicable Subsidiaries to, complete the transactions contemplated in Section 1.1(a) or Section 1.1(b) in the same manner contemplated in the Steps Plan. Notwithstanding anything to the contrary in this Agreement, a Party’s failure to comply with this Section 1.9(a) shall not be taken into account for purposes of Section 7.2(b) or Section 7.3(b), but shall be subject to indemnification pursuant to Article 9. (b) No later than sixty (60) days prior to the Estimated Closing Date, Buyer shall designate one or more of its Subsidiaries as a “Buyer Designated Transferee” by delivery of written notice to Seller stating (i) the name, address of principal place of business and jurisdiction of incorporation or organization of such Subsidiary and (ii) the Transferred Assets (including Transferred Company Interests, if applicable) and Assumed Liabilities such Subsidiary will acquire or assume. Any such Buyer Designated Transferee will be deemed a “Buyer” for all purposes of this Agreement relating to the acquisition of the applicable Transferred Assets and the assumption of the applicable Assumed Liabilities and each reference to Buyer in connection therewith will automatically be deemed to be a reference to such Buyer Designated Transferee. No such designation will relieve Buyer of any of its obligations under this Agreement to the extent not performed by such Buyer Designated Transferee. (c) If Buyer and its Affiliates shall be required in any jurisdiction by applicable Law or Conveyance Document to pay the applicable portion of the Purchase Price to the applicable Selling Subsidiary for any Transferred Asset that will be transferred in such jurisdiction, Buyer shall, or shall cause its applicable Affiliate to, pay such amount as set forth on such statement to such Selling Subsidiary (a “Local Payment”) no later than the Closing Date. The Parties agree that the amount of any such Local Payments shall be determined in U.S. dollars; provided that, to the extent any Local Payment is to be determined in a currency other than U.S. dollars as required by applicable Law or as mutually agreed by the Parties, the amount of such Local Payment shall be converted into such other currency at the Reference Exchange Rate unless applicable Law requires conversion into such other currency at a local exchange rate in which case the latest known local exchange rate will prevail. Section 1.10 Withholding. Buyer and any other applicable withholding agent will make all payments due from Buyer under this Agreement without deduction or withholding for any Taxes, except as required by applicable Law. As of the date hereof and to Buyer’s knowledge based on information provided by Seller to Buyer to date, Buyer is not aware of any obligation to withhold Taxes with respect to the Purchase Price payable pursuant to this Agreement (excluding any withholding for which Buyer would be obligated to compensate Seller pursuant to the last sentence of this Section 1.10). If Buyer reasonably believes that applicable Law requires any such deduction or withholding, Buyer will give prompt written notice thereof (which shall include the legal analysis supporting such withholding) to Seller at least ten (10) Business Days prior to such

23 deduction or withholding, and Buyer will cooperate with any reasonable request by Seller to minimize the amount of any deduction or withholding (or obtain a refund of any such deduction or withholding) including obtaining and providing, and if required, filing with the relevant Taxing Authority, at Seller’s cost, any applicable documentation. Promptly after any deduction or withholding, Buyer or the applicable withholding agent shall deliver to Seller the original or a certified copy of a receipt issued by such Taxing Authority evidencing the payment of such deducted or withheld amount and any other evidence of such payment reasonably requested by Seller. Notwithstanding anything herein to the contrary, to the extent a withholding Tax is imposed as a result of Buyer’s designation of a Buyer Designated Transferee that is not located in the same jurisdiction for applicable Tax purposes as the applicable Seller or Selling Subsidiary (and that would not have been imposed if Buyer, or a Buyer Designated Transferee located in the same jurisdiction for applicable Tax purposes as the applicable Seller or Selling Subsidiary, acquired the applicable Transferred Asset, or assumed the applicable Assumed Liability, directly from Seller or the Selling Subsidiary (as applicable)) then Buyer and the applicable Affiliate shall increase the amount payable pursuant to this Agreement as necessary so that after such deduction or withholding has been made, Seller and its Affiliates receive an amount equal to the sum it would have received had no such deduction or withholding been made. ARTICLE 2 REPRESENTATIONS AND WARRANTIES OF SELLER Except as set forth in the Disclosure Schedule (but subject to the limitations set forth in Section 10.11(f)), Seller represents and warrants to Buyer as follows, it being understood and agreed that (a) the representations and warranties set forth in Sections 2.1, 2.2(a), (b) and (d), 2.7(c), the last sentence of 2.11(b), 2.14(a), 2.14(f), 2.14(i), 2.14(j), 2.17 and 2.25 shall be deemed made only as of the date of this Agreement and (b) all other representations and warranties set forth in this Article 2 shall be deemed made only as of the Original Execution Date; provided that, in each case of clauses (a) and (b), if any such representation or warranty refers to an earlier date, such representation or warranty shall be deemed made only as of such earlier date; provided further that clauses (a) and (b) shall not be deemed to have limited such representations and warranties to the date of this Agreement or the Original Execution Date, respectively, for purposes of the bring- down provisions in Section 7.2(a) or the definition of “Breach” in the R&W Insurance Policy: Section 2.1 Organization and Authority; Valid and Binding Agreement. (a) Seller is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Seller has (or its applicable Subsidiary will have) all requisite power and authority to (i) enter into this Agreement and each of the Related Agreements to which it is or will be a party, (ii) carry out its obligations hereunder and thereunder, and (iii) consummate the transactions contemplated hereby and thereby. (b) (i) The execution and delivery by Seller of this Agreement, the performance by Seller of its obligations hereunder and the consummation by Seller of the transactions contemplated hereby have been duly and validly authorized and approved by all requisite corporate action on the part of Seller and (ii) the execution and delivery by Seller (or, if applicable, a Selling Subsidiary) of any Related Agreements to which it will be a party, the performance by Seller (or, if applicable, a Selling Subsidiary) of its obligations thereunder and the consummation by Seller (or, if applicable,

24 a Selling Subsidiary) of the transactions contemplated thereby will as of the Closing be duly and validly authorized and approved by all requisite corporate action on the part of Seller (or, if applicable, a Selling Subsidiary). (c) This Agreement has been duly and validly executed and delivered by Seller and (assuming due authorization, execution and delivery by Buyer) this Agreement constitutes a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or similar Laws affecting creditors’ rights generally and by general equity principles (the “Enforceability Limitations”). (d) Each of the Related Agreements to which Seller or any of its Subsidiaries is or will be a party has been or will be, as of the Closing, duly and validly executed and delivered by Seller or its applicable Subsidiary and (assuming due authorization, execution and delivery by the other party or parties thereto) constitutes or will constitute, as of the Closing, a legal, valid and binding obligation of Seller or such Subsidiary, as applicable, enforceable against Seller or such Subsidiary, as applicable, in accordance with its terms, except as such enforceability may be limited by the Enforceability Limitations. (e) Each Selling Subsidiary is an entity duly organized or incorporated, validly existing and, where applicable, in good standing under the laws of its respective jurisdiction of organization or incorporation. Seller and each Selling Subsidiary is qualified to do business in each jurisdiction in which the properties and assets owned or leased by it, or the operation of its business as it is now being conducted, makes such qualification necessary, except where the failure to be so qualified has not had, and would not reasonably be expected to have, a Material Adverse Effect. Section 2.2 No Conflicts; Consents. The execution, delivery or performance by Seller (or its applicable Subsidiaries) of this Agreement or any Related Agreements to which it is a party (including the Pre-Closing Reorganization) will not: (a) violate any provision of the Organizational Documents of Seller, any Selling Subsidiary, or any Transferred Company; (b) violate or conflict with any Law or Order applicable to Seller, any Selling Subsidiary, any Transferred Company or the Business; (c) result in a breach of, constitute a default under, create in any party any right to accelerate, terminate or cancel, result in the creation or imposition of any Encumbrance on the Business or any Transferred Asset, or require the Consent of any other Person under, in each case, any Material Contract is subject; or (d) require any Consent, Permit, declaration or filing with or from, or notice to, any Governmental Body (other than required pursuant to any Antitrust Laws); except, in the case of clauses (b) - (d), where such violation, breach, event of default or other result or the failure to make or obtain such Consents, Permits, declarations, filings or notices would not, individually or in the aggregate, reasonably be expected to be material to the Business, taken as a

25 whole, or prevent, materially delay or materially impair the consummation of the transactions contemplated hereby. Section 2.3 Transferred Companies. (a) Each Transferred Company is a legal entity duly organized and validly existing under the Laws of its jurisdiction of incorporation or organization and has all requisite power and authority to own, lease and operate its properties and assets and to conduct its business as it is now being conducted and will be conducted as of the Closing. (b) Each Transferred Company is qualified to do business in each jurisdiction in which the properties and assets owned or leased by it, or the operation of its business as it is now being conducted, makes such qualification necessary, except where the failure to be so qualified has not had, and would not reasonably be expected to have, a Material Adverse Effect. True and complete copies of the Transferred Companies’ Organizational Documents have been made available to Buyer, and each as so made available is in full force and effect. None of the Transferred Companies is in default under or in violation of any provision of its Organizational Documents in any material respect. The Transferred Companies operate only the Business (and no other operations or businesses). (c) Section 2.3(c) of the Disclosure Schedule sets forth, with respect to each Transferred Company: (i) the number and type of outstanding equity securities of each Transferred Company, (ii) a list of the record holders thereof, (iii) the jurisdiction of organization of each Transferred Company, and (iv) as of the Original Execution Date, the names of the officers and directors of each Transferred Company. Except as set forth in Section 2.3(c) of the Disclosure Schedule, no Transferred Company (i) has any Subsidiaries or (ii) owns, directly or indirectly, any capital stock, membership interest or other equity interests of any Person. No Transferred Company is a member of or other holder of equity interests in any partnership, joint venture or similar Person. The Transferred Companies have operated only the Business (and no other operations or businesses). (d) Seller or the Selling Subsidiaries hold of record, have all requisite corporate or similar power and authority to own, pledge or dispose of its equity interests in, and have good and valid title to all of the Transferred Company Interests, free and clear of all Encumbrances (other than restrictions on transfer arising solely under applicable securities Laws). The Transferred Company Interests have been duly authorized and are validly issued, fully paid and non-assessable and constitute all of the issued and outstanding equity interests in the Transferred Companies. At the Closing, Buyer will acquire good and valid title to the Transferred Company Interests, free and clear of all Encumbrances (other than any restrictions on transfer solely arising under applicable securities Laws). With respect to the Transferred Companies, other than the Transferred Company Interests, there are no equity securities of any class of any Transferred Company or any securities convertible into or exchangeable or exercisable for any such equity securities issued, reserved for issuance or outstanding. There are no voting trusts, stockholder agreements, proxies or other agreements in effect with respect to the voting or sale or transfer of any of the Transferred Company Interests or any other equity interests of any Transferred Company. The Transferred Company Interests were issued in full compliance with all applicable securities Laws or exemptions therefrom and have not been issued in violation of any preemptive or similar rights. There are no outstanding

26 or authorized stock appreciation, phantom stock or similar rights (i) providing for the issuance, disposition or acquisition of any equity interests of any Transferred Company or (ii) that give any person the right to receive any benefits or other rights similar to any rights enjoyed by or accruing to the holders of Transferred Company Interests. There are no authorized or outstanding bonds, notes or other Indebtedness having the right to vote (or that are convertible into or exchangeable for securities of any Transferred Company having the right to vote) with the equity holders of any Transferred Company on any matter. No Person has any right of first offer, right of first refusal, preemptive or similar right in connection with any future offer, sale or issuance of equity securities of any Transferred Company. Section 2.4 Financial Information. (a) Seller has delivered to the Buyer true and complete copies of the Financial Information as set forth in Section 2.4 of the Disclosure Schedule. The Financial Information: (i) has been prepared in good faith and in accordance with GAAP applied on a consistent basis based on the books and records of Seller for the respective periods covered therein, and (ii) fairly presents in all material respects the financial position and results of operations of the Business had it been conducted as a standalone business as of the respective dates thereof and for the respective periods covered therein; it being understood, for the avoidance of doubt, that the Business has not operated as a separate “stand alone” operation within Seller and, as a result, the Business has been allocated certain costs, expenses, accruals and other items for purposes of the preparation of the Financial Information, which allocations do not necessarily reflect the amounts that would have resulted from arms’ length transactions or the actual costs that would be incurred if the Business operated as an independent enterprise. (b) Except as would not be material to the Business, taken as a whole, all Inventory of the Business of the type described in Section 1.2(a)(iv) (but excluding any Inventory that constitutes an Excluded Asset) reflected in the Financial Information and the Net Working Capital in the Final Adjustment Report is of a quality and quantity usable and saleable in the Ordinary Course of Business, is valued in accordance with GAAP and is in compliance with any Laws applicable to the Business in all material respects, except to the extent reserves for obsolete, damaged, defective or slow-moving items were included in the Financial Information. All inventory is clear of all Encumbrances (other than Permitted Encumbrances), and no inventory is held on a consignment basis. (c) Except as would not be material to the Business, taken as a whole, (i) all accounts receivables of the Business of the type described in Section 1.2(a)(x) (but excluding any account receivable that constitutes an Excluded Asset) are reflected properly in the Financial Information, the Net Working Capital in the Final Adjustment Report or the accounting records of the Business as of the applicable dates and represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business, (ii) such accounts receivable are carried at net realizable values in accordance with GAAP and (iii) there is no contest, claim, defense or right of setoff, other than returns in the Ordinary Course of Business, relating to the amount or validity of such accounts receivable. (d) Since April 1, 2024, Seller has maintained and complied with a system of internal accounting controls sufficient to provide reasonable assurances that transactions of the Business (i)

27 are recorded as necessary to permit Seller to prepare consolidated financial statements of Seller in accordance with GAAP in all material respects and (ii) are executed and the Business is operated in all material respects in accordance with management’s general or specific authorizations. Since January 1, 2022, no director or officers of Seller nor any of the Transferred Companies has received any written complaint or claim (x) regarding a significant deficiency or material weakness of the accounting policies or methods or internal accounting controls of the Business or (y) that an employee or senior management of Seller or any Transferred Company has engaged in fraudulent accounting or audit practices, in each case of clauses (x) and (y), that relate to the Business. The financial books and records and the accounts of the Business used to prepare the Financial Information (A) have been maintained in the Ordinary Course of Business, (B) have been maintained in compliance in all material respects with GAAP, (C) are accurate and complete in all material respects, and (D) accurately reflect all material dealings and transactions in respect of the Business. (e) Except as set forth on Section 2.4(e) of the Disclosure Schedule, there are no Financial Assurances representing an obligation of any Transferred Company or the Business in favor of the Seller or the Retained Companies with respect to any Excluded Asset, any Excluded Liability, Seller or any Retained Company. Section 2.5 No Undisclosed Liabilities. The Assumed Liabilities do not include, and the Transferred Companies will not have (after giving effect to the Pre-Closing Reorganization), any Liabilities of the nature required to be reflected or disclosed on a balance sheet prepared in accordance with GAAP, except for Liabilities (a) that are reserved against or reflected in the Most Recent Schedule of Liabilities, (b) that have been incurred in the Ordinary Course of Business since the Financial Information Date or (c) that are not, individually or in the aggregate, material to the Business, taken as a whole. Section 2.6 Absence of Certain Developments. Except for the transactions contemplated hereby and the sale process leading up thereto, (a) since December 31, 2024 (the “Relevant Date”) until the Original Execution Date, (1) the Business has been operated in the Ordinary Course of Business in all material respects; and (2) none of Seller or its Subsidiaries has taken any of the actions with respect to the Business set forth in clauses (b)(i) – (xix) of Section 4.1; and (b) since the Relevant Date, there has not been any Material Adverse Effect. Section 2.7 Title, Condition and Sufficiency of Assets. (a) Except as would not be material to the Business, Seller or one of its Subsidiaries has good and valid title to, or a valid leasehold interest in, the Transferred Assets (other than (i) any Delayed Transferred 3M Assets, and (ii) assets, properties and tangible rights sold or otherwise disposed of in compliance with Section 4.1), free and clear of all Encumbrances other than Permitted Encumbrances. (b) Except as would not be material to the Business, taken as a whole, the Transferred Tangible and Personal Property is in satisfactory operating condition for the uses to which it is currently being put, subject to ordinary wear and tear.

28 (c) Upon the receipt of the Transferred Assets and the provision of goods, services, and licenses contemplated to be provided under this Agreement and the Related Agreements, Buyer shall have, immediately following the Closing, directly or indirectly, (A) sufficient properties, assets and rights for the ongoing conduct of the Business immediately following the Closing in all material respects as the Business is currently being conducted and (B) all of the material properties, asset and rights owned, leased or licensed by Seller and its Affiliates that are necessary for the conduct of the Business, taken as a whole, in substantially the same manner in all material respects as conducted immediately prior to the Closing, in each case, other than any Delayed Transferred Assets, any Delayed Transferred 3M Assets, the Overhead and Shared Services, and any Shared Contracts; provided, that no representations are being made as to the adequacy of amounts of cash or working capital (or the availability of the same). (d) Section 2.7(d) of the Disclosure Schedule sets forth a true and complete list of Seller’s Subsidiaries that, as of the Original Execution Date, own any Transferred Assets or are engaged in the Business, in each case as set forth therein. Section 2.8 Compliance with Laws. (a) Except as has not been, and would not reasonably be expected to be, material to the Business: (i) the Business, the Transferred Companies and, solely with respect to their operation of the Business, Seller and the Retained Companies, during the past three (3) years (i) have been in compliance with applicable Laws, and (ii) have not received written notice from any Governmental Body alleging any non-compliance with applicable Law; (ii) no investigation by any Governmental Body regarding a violation of applicable Law by the Business, the Transferred Companies, or Seller or any of its Subsidiaries in connection with their operation of the Business, is pending or threatened in writing; (iii) none of the Transferred Companies or the Business has any Liability for failure to comply with any Law and, to Seller’s Knowledge, there is no act, omission, event or circumstance that would reasonably be expected to give rise to such Liability; (iv) solely with respect to the Business, during the past two (2) years, none of Seller or any of its Affiliates has conducted any internal investigation with respect to any actual, potential or alleged violation of any Law by any director, officer or employee (in such Person’s capacity as such or relating to its employment, services or relationship with a Transferred Company or the Business) or concerning any such Person’s actual or alleged fraud with respect to the Business; and (v) Seller (or its applicable Subsidiary) and the Transferred Companies, as applicable, have all Permits necessary for the operation of the Business, and such Permits are valid and in full force and effect, and Seller (or its applicable Subsidiary) and the Transferred Companies, as applicable, are in compliance with all such Permits.

29 (b) Seller and its Subsidiaries, with respect to the Business, and the Transferred Companies, are, and have been during the past three (3) years, in compliance in all material respects with the Foreign Corrupt Practices Act, 15 U.S.C. §§78dd-1, et seq., national legislation implementing the Organization for Economic Cooperation and Development Convention Against Bribery of Foreign Public Officials in International Business Transactions, and all applicable anti- corruption or bribery Laws in any jurisdiction in which Seller (or its applicable Subsidiary) or the Transferred Companies in connection with their ownership or use of the Transferred Assets or the operation of the Business (collectively, “Anti-Bribery Laws”). During the past three (3) years, none of Seller or any of its Subsidiaries, with respect to the Business, or the Transferred Companies has received any written communication from any Governmental Body that alleges that Seller or its Subsidiaries, with respect to the Business, or any Transferred Company is or may be in material violation of, or has or may have any material liability under, any Anti-Bribery Law. (c) No Transferred Employee is a Sanctioned Person, and none of the Transferred Assets are located in a Sanctioned Country. During the past three (3) years, (i) none of Seller or its Subsidiaries, with respect to the Business, or the Transferred Companies has conducted business or engaged in any transactions either directly or, to Seller’s Knowledge, indirectly, with any Sanctioned Person or involving a Sanctioned Country, in each case, in violation of any applicable Sanctions; and (ii) there are not now, nor have there been, any formal or informal proceedings, allegations, investigations, or inquiries pending, expected, or threatened involving the Business or any of the Transferred Employees related to Sanctions. (d) During the past three (3) years, (i) Seller and its Subsidiaries, with respect to the Business, and the Transferred Companies have complied in all material respects with all applicable United States and foreign import and export control Laws, including statutory and regulatory requirements under the International Traffic in Arms Regulations (22 C.F.R. pt. 120 et seq.), the Export Administration Regulations (15 C.F.R. pt. 730 et seq.), and regulations of the U.S. Food and Drug Administration relating to imports and exports of drugs and drug components, as applicable, (collectively, the “Trade Control Laws”). None of Seller or its Subsidiaries, with respect to the Business, or the Transferred Companies has received any written or, to Seller’s Knowledge, other communication that alleges that any such entity is not, or may not be, in compliance in all material respects with, or has, or may have, any liability for violations of any Trade Control Law. (ii) Without limiting the foregoing: (1) each of Seller and its Subsidiaries, with respect to the Business, and the Transferred Companies has obtained, submitted, and/or complied in all material respects with, as applicable, all Permits necessary for (x) the export, reexport or other transfer of any products, services, software or technologies by each such entity and (y) releases by each such entity of technology or software to non-U.S. Persons located in the United States or abroad (such Permits collectively “Export Approvals”); (2) each of Seller and its Subsidiaries, with respect to the Business, and the Transferred Companies is and has been in compliance in all material respects with the terms of all applicable Export Approvals; and (3) except as detailed on Section 2.8(d)(ii) of the Disclosure Schedule, none of Seller or its Subsidiaries, with respect to the Business, or the Transferred Companies has made or been required to make any disclosure to a

30 Governmental Body concerning known or possible violations of Trade Control Laws; Seller has furnished complete copies of each such disclosure and related correspondence to or from a Governmental Body. (e) During the past four (4) years, Seller and its Subsidiaries, with respect to the Business, and the Transferred Companies are not required to obtain Regulatory Approvals for any P&F Product pursuant to any Healthcare Laws. As of the Original Execution Date, none of Seller or its Subsidiaries, with respect to the Business, or the Transferred Companies are subject to the regulations of the U.S. Food and Drug Administration or any Governmental Body as a “food,” “drug,” or “medical device”. To the extent applicable, Seller or its Subsidiaries, with respect to the Business, or the Transferred Companies have operated and conducted the Business in compliance with all applicable Industry Standards governing the Business and its products and practices in all material respects. Section 2.9 Legal Proceedings; Orders. (a) During the past three (3) years, there has been no (i) material Legal Proceeding (including any such Legal Proceeding resulting in continuing obligations that are outstanding as of the Original Execution Date and material to the Business or providing for payments in an aggregate amount of more than $5,000,000) pending or threatened in writing against (A) the Transferred Companies or any director, officer or employee thereof (in such Person’s capacity as such or relating to its employment, services or relationship with a Transferred Company or the Business) or (B) Seller or any of its Subsidiaries or any director, officer or employee thereof (in such Person’s capacity as such or relating to its employment, services or relationship with a Seller or any of its Subsidiaries), in each case, with respect to their operation of the Business, the Transferred Company Interests or the Transferred Assets or (ii) material Orders outstanding with respect to the operation of the Business. To Seller’s Knowledge, no event has occurred or circumstance exists that would reasonably be expected to give rise to, or serve as a basis for, any material Legal Proceeding against or adversely affecting any Transferred Company or the Business. There is no Legal Proceeding (x) by Seller or any of its Subsidiaries involving any Transferred Company or the Business pending, or (y) which any Transferred Company has commenced preparations to initiate, against any other Person. (b) There are no (i) Legal Proceedings pending or threatened in writing against Seller or any of its Subsidiaries or (ii) material Orders outstanding, in each case, with respect to the operation of the Business, that challenges, or that could have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the transactions contemplated hereby. Section 2.10 Material Contracts. (a) Section 2.10(a) of the Disclosure Schedule sets forth a correct and complete list, as of the Original Execution Date, of the Assigned Contracts or Contracts to which any Transferred Company or any of the Seller or its Affiliates in respect of the Business, is a party, in each case that (all Contracts that would be required to be disclosed in Section 2.10(a) of the Disclosure Schedule if in effect on the Original Execution Date, collectively, the “Material Contracts”): (i) (A) for each Business Segment, are with Material Customers and Material

31 Suppliers and (B) for the Business, are with Material Single-Source Suppliers and Material Raw Material Suppliers, in each case, during the twelve (12) month period ended December 31, 2024 (in each case, other than sales orders or purchase orders issued in the Ordinary Course of Business on standard terms and conditions and no other material terms); (ii) purport to limit in any material respect the ability of Seller, any of its Subsidiaries, any Transferred Company or any Affiliates thereof to compete in any line of business; (iii) involve a future commitment to pay any single capital expenditure in excess of $2,500,000 or series of capital expenditures in excess of $5,000,000 in the aggregate; provided that for purposes of Section 4.1 the dollar thresholds in this Section 2.10(a)(iii) shall be $1,000,000 and $2,000,000, instead of $2,500,000 and $5,000,000, respectively; (iv) require any milestone, earnout, royalty or similar payments to be made by Seller, any of its Subsidiaries, or any Transferred Company; (v) relate to the creation, incurrence, assumption or guarantee of any Indebtedness in excess of $2,500,000 individually or $5,000,000 in the aggregate; provided that for purposes of Section 4.1 the dollar thresholds in this Section 2.10(a)(v) shall be $1,000,000 and $2,000,000, instead of $2,500,000 and $5,000,000, respectively; (vi) relate to the acquisition or disposition of any material Transferred Asset (other than purchases of supplies and components or sales of products or services, in each case, in the Ordinary Course of Business) or any business or line of products (other than any Excluded Asset), in each case entered during the three (3) years prior to the Original Execution Date or pursuant to which there is any outstanding obligation on Seller or any of its Subsidiaries; (vii) pursuant to which Seller or any of its Subsidiaries grants a license under any material Transferred IP to any Person (other than non-exclusive licenses of or grants of rights to Intellectual Property Rights ancillary to commercial agreements with vendors, customers, and distributors), including any covenants not to assert under any Transferred IP; (viii) pursuant to which any Person grants to the Seller or any of its Subsidiaries, including any Transferred Company, rights to or under any Intellectual Property Rights material to the Business, including any Shared Contracts (but excluding (i) Contracts for commercial off-the-shelf software, technology, or services or that are used for the Overhead and Shared Services or (ii) non-exclusive licenses of or grants of rights to Intellectual Property Rights ancillary to commercial agreements with vendors and distributors); (ix) Transferred Leased Real Property Leases; (x) are material Labor Agreements that govern the terms and conditions of

32 employment of any Employee regarding remuneration, restrictions on headcount reductions or site guarantees; (xi) establish or govern any joint venture, profit sharing, partnership, limited liability company (other than the Organizational Documents of the Transferred Companies with its direct parent), strategic alliance or similar arrangement, or acquisition or otherwise require Seller or any of its Subsidiaries to make any investment in any Person or disposal of any such arrangement; (xii) contain a put, call, right of first refusal, right of first offer or similar right pursuant to which the Business would be required to purchase or sell, as applicable, any securities, capital stock or other interests, assets or business of any Person; (xiii) are not terminable on less than 60 days’ notice (without monetary penalty) and involve payments, other residual liability, performance or services or delivery of goods or materials (A) to the Business of any amount or value reasonable expected to exceed $1,000,000 or (B) by the Business of any amount or value reasonably expected to exceed $1,000,000, in each case in any 12-month period; (xiv) prohibit the payment of dividends or distributions in respect of the capital stock, membership interests, partnership interests or other equity interests of any Transferred Company or the pledging of the membership interests or other equity interests of any Transferred Company; (xv) (A) impose a restriction on the geographies in which the Business may operate, (B) contain exclusivity obligations or similar restrictions binding on the Transferred Companies or the Business, (C) contain any “take or pay,” minimum volume, “sole source” or “requirements” obligations, or (D) pursuant to which the Transferred Companies or the Business provides any material pricing, discounts or benefits that change based on the pricing, discounts or benefits offered to other customers, including agreements containing “most favored nation” provisions; (xvi) contain any material provisions requiring any Transferred Company or Seller or any of its Subsidiaries (with respect to the Business) to indemnify any other party (excluding indemnities contained in agreements for the purchase, sale or license of products or Contracts with customers, suppliers and distributors, in each case, entered into in the Ordinary Course of Business); (xvii) is an agency, distributor, dealer, sales representative, franchise, OEM (original equipment manufacturer), VAR (value added reseller), or similar agreement, that is, in each case, material to the Business; (xviii) involve any resolution or settlement of any actual or threatened Legal Proceeding (including any Contract in connection with which any employment-related claim is settled) other than Contracts under which neither party to the settlement has continuing obligations as of the date of hereof or providing for outstanding payments in an

33 aggregate amount less than $5,000,000; provided that for purposes of Section 4.1 the dollar threshold in this Section 2.10(a)(xviii) shall be $1,500,000, instead of $5,000,000; (xix) are with 3M or its Affiliates, including all 3M Separation Agreements; and (xx) are Government Contracts. (b) Seller has made available to Buyer true and complete copies of each Material Contract and all amendments thereto (subject to any redaction of Personal Data necessary to comply with applicable Law). Except for expirations, including any non-renewals, in the Ordinary Course of Business and in accordance with the terms of such Material Contract as in effect as of the Original Execution Date, each Material Contract is in full force and effect and is a valid and binding agreement enforceable against Seller or its Subsidiary that is a party thereto and, to Seller’s Knowledge, against each counterparty thereto, in accordance with its terms, except as such enforceability may be limited by the Enforceability Limitations, in each case, except as would not reasonably be expected to be, individually or in the aggregate, material to the Business, taken as a whole. Neither Seller or its applicable Subsidiary, nor, to Seller’s Knowledge as of the Original Execution Date, any counterparty to any Material Contract is in material breach of, or material default under, or has provided or received any written notice of a default or a decision to terminate, any Material Contract, and no event has occurred that, with the lapse of time or the giving of notice or both, would constitute a material default thereunder by Seller or its applicable Subsidiary or would permit or cause the termination or modification thereof. Section 2.11 Intellectual Property. (a) Section 2.11(a) of the Disclosure Schedule sets forth a correct and complete list, as of the Original Execution Date, of any Intellectual Property Rights included in the Transferred IP that are subject to any registration or application to register with a Governmental Body (the “Transferred Registrations”), in each case enumerating specifically the applicable filing or registration number, title, jurisdiction in which filing was made or from which registration issued, date of filing and issuance, names of all current applicant(s) and registered owners(s), as applicable. All assignments of Transferred Registrations to Seller or a Selling Subsidiary have been properly executed and recorded. All Transferred Registrations are, to Seller’s Knowledge, valid and enforceable and all issuance, renewal, maintenance and other payments that are or have become due with respect thereto have been timely paid. There are no inventorship challenges, opposition or nullity proceedings or interferences declared, commenced or provoked, or to the Seller’s Knowledge, threatened, with respect to any patents, patent applications, or patent rights included in the Transferred Registrations. The Seller and the Selling Subsidiaries have complied with their duty of candor and disclosure to the United States Patent and Trademark Office and any relevant foreign patent office with respect to all patent and trademark applications for the Transferred Registrations and have made no material misrepresentation in such applications. (b) Seller or one of its Subsidiaries hold good and valid title to the Transferred IP (other than any Delayed Transferred 3M Assets), free and clear of any Encumbrances, except for Permitted Encumbrances. Each item of Transferred IP will be owned or available for use by the Buyer or the Transferred Companies following the Closing on the same terms and conditions as it was immediately prior to the Closing. The Transferred IP, together with the rights granted to Seller

34 and its Subsidiaries under the Assigned Contracts, the Intellectual Property Rights licensed to Buyer pursuant to Section 4.10(a), and the Intellectual Property Rights licensed to Buyer pursuant to the Transitional Trademark License Agreement constitutes all Intellectual Property Rights necessary for, or used in, the conduct of the Business as conducted immediately prior to the Closing (provided that the foregoing will not be read as a representation of non-infringement, such matters being the subject of Section 2.11(d)). (c) Seller and its Subsidiaries, as applicable, have taken commercially reasonable measures to protect the confidentiality of the material Know-How included in the Transferred IP. (d) The conduct of the Business, including the development, use, manufacture, offering for sale, selling, import, export or other exploitation of the P&F Products, does not infringe, misappropriate or otherwise violate the Intellectual Property Rights of any Person; and there are no Legal Proceedings pending or, to Seller’s Knowledge, threatened in writing, that (x) claim or allege that the operation of the Business or the development, use, manufacture, offering for sale, selling, import, export or other exploitation of the P&F Products infringes, misappropriates or otherwise violates any Intellectual Property Right of any Person or (y) challenge the validity, enforceability or ownership of any Transferred IP; and (z) to Seller’s Knowledge, as of the Original Execution Date, no Person is infringing, misappropriating or otherwise violating the Transferred IP and neither Seller nor any of its Subsidiaries have made or threatened in writing any claims that any Person has infringed, misappropriated or otherwise violated any Transferred IP. (e) None of the Transferred IP is subject to any license or obligation to license such Transferred IP based on participation or membership in any patent pool, industry standards body, trade association or other similar organization. (f) Neither the negotiation, execution, delivery or performance of this Agreement, nor the consummation of the transactions contemplated hereby, will result in (i) Seller, any Selling Subsidiary, any Transferred Company, or the Buyer, or any of their respective Affiliates, being obligated to pay any penalty or new or increased royalty or fee to any Person under any Assigned Contract governing any Transferred IP, or (ii) Buyer or any of Buyer’s Affiliates being bound by or subject to any noncompete, covenant not to sue or obligated to license any of its Intellectual Property Rights to (or obligated not to assert its Intellectual Property Rights against) any Person. Section 2.12 Data Privacy. (a) Seller and its Affiliates, to the extent relating to the Business, and the Transferred Companies are and have in the past three (3) years been in material compliance with applicable Privacy Requirements. (b) During the two (2) years prior to the Original Execution Date Seller and its Affiliates (i) have not experienced any data breach or other security incident involving Personal Data included in the Transferred Assets in its possession or control that led to the accidental or unlawful destruction, loss, alteration, unauthorized disclosure of or access to such Personal Data and that has not since been resolved without any ongoing liability for the Business and (ii) have not been subject to or received any notice of any audit, investigation, complaint or other action by any Governmental Body or other Person concerning Seller’s Processing of Personal Data or actual or

35 alleged violation of any applicable Privacy Law, and to Seller’s Knowledge, there are no facts or circumstances that could reasonably be expected to give rise to any such action. (c) Except as has not been, and would not reasonably be expected to be, individually or in the aggregate, material to the Business, (i) Seller and its Affiliates, to the extent relating to the Business, and the Transferred Companies maintain and, during the two (2) years prior to the Original Execution Date, have maintained reasonable security measures, controls, technologies, policies and safeguards designed to protect the Personal Data or confidential information included in the Transferred Assets (collectively, “Company Data”) from security breaches, unauthorized access or unauthorized Processing and (ii) without limiting the generality of the foregoing, Seller and its Affiliates, to the extent relating to the Business, and the Transferred Companies have implemented one or more plans that, as applicable: (A) identify internal and external risks to the security of Company Data; (B) describe the implementation, monitoring and maintenance of administrative, technical and physical safeguards designed to control those risks; (C) provide instructions for adhering to data breach notification procedures in compliance with applicable Privacy Laws; and (D) provide for the prevention of unintentional data loss. To Seller’s Knowledge, the Software included in the Transferred Assets does not contain any viruses or other malicious or disabling code. (d) Seller and its Affiliates, to the extent relating to the Business, and the Transferred Companies are and during the two (2) years prior to the Original Execution Date have been in material compliance with the terms of all Contracts to which such Person is a party relating to data privacy, data security or data breach notification (including provisions that impose conditions or restrictions on the Processing of Personal Data). (e) Except as has not been, and would not reasonably be expected to be, material to the Business, Seller and its Affiliates, to the extent relating to the Business, and the Transferred Companies have contractually obligated all subcontractors that Process Company Data to required contractual terms relating to the protection and use of the Company Data and to Seller’s Knowledge, such obligations meet all material requirements of applicable Privacy Laws. Section 2.13 Employee Benefit Plans. (a) Section 2.13(a) of the Disclosure Schedule sets forth a correct and complete list, as of the Original Execution Date, of each material Business Benefit Plan (other than any individual employee, employment, long-term incentive or other similar agreement that does not materially differ from the applicable form agreement made available to Buyer). With respect to each Assumed Benefit Plan, Seller has made available to Buyer, to the extent applicable, (i) the Benefit Plan document, including any material amendments thereto, all related trust agreements, insurance or annuity contracts, summary plan descriptions or summaries of material modifications, and agreements with third party providers that administer such Benefit Plan; (ii) a copy of the latest actuarial report or valuation of such plan, to the extent the Assumed Benefit Plan is a defined benefit plan, nonqualified deferred compensation plan or retiree medical plan; and (iii) any material non- routine correspondence to or from any Governmental Body within the past three years. With respect to each other material Business Benefit Plan, Seller has made available to Buyer, to the extent applicable, correct and complete copies of (i) the Benefit Plan document, including any material amendments thereto, or a written description of benefits pursuant to such Benefit Plan and (ii) the

36 most recent determination letter, opinion letter, or advisory letter, if any, issued by the Internal Revenue Service for any U.S. Business Benefit Plan that is intended to qualify under section 401(a) of the Code. (b) With respect to each Business Benefit Plan (including any related trusts) (i) such Business Benefit Plan has been established, operated and administered in all material respects in compliance with its terms and applicable Laws, including ERISA and the Code, (ii) any modification, freeze or termination has been carried out, in all material respects, in line with its terms and applicable Laws, and (iii) benefits, contributions or other amounts payable with respect to the Employees and any Former Employees with respect to each Business Benefit Plan in respect of current or prior plan years have been timely paid in all material respects or accrued (including any accruals to reflect underfunding of a Business Benefit Plan operated via a third-party pension provider) on the Financial Information in accordance with GAAP or the GAAP of the country with respect to which the Benefit Plan is maintained (as applicable). There has been no amendment, formal announcement or other written communication by Seller or any Transferred Company or any Affiliate relating to any Assumed Benefit Plan that, either alone or together with other items or events, would materially increase the expense of maintaining such Assumed Benefit Plan above the level of expense incurred with respect thereto for the most recent fiscal year included in the Financial Information. (c) With respect to each material U.S. Business Benefit Plan: (i) if it is intended to qualify under section 401(a) of the Code, such U.S. Business Benefit Plan is the subject of a favorable determination letter or opinion letter from the IRS; and (ii) to Seller’s Knowledge, no non-exempt prohibited transaction within the meaning of section 406 of ERISA or section 4975 of the Code has occurred. Each Assumed Benefit Plan that is a “nonqualified deferred compensation plan” (as defined in and subject to Section 409A(d)(1)) of the Code has, since inception, materially complied with the operational and documentary requirements of Section 409A of the Code. (d) No material excise Tax or penalty under Section 4980B of the Code or the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act, including Section 4980D and 4980H of the Code, is outstanding, has accrued, or has arisen with respect to any period prior to the Closing that is reasonably likely to be imposed on any Transferred Company or assumed by Buyer. (e) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, either alone or in combination with another event (whether contingent or otherwise), will (i) entitle any Employee or any group of Employees to any extraordinary payment or any severance or retention payment or any material increase in severance; (ii) increase the amount of compensation or benefits due to any Employee; (iii) accelerate the vesting, funding or time of payment of any compensation, equity award or other benefit to an Employee or increase the benefits related thereto or otherwise require a Transferred Company or Buyer to fund or set aside assets for the benefit of any Employee or Former Employee or (iv) result in any “parachute payment” under Section 280G of the Code (whether or not such payment is considered to be reasonable compensation for services rendered) paid to any Employee. (f) No U.S. Business Benefit Plan is, and neither Seller nor any of its Subsidiaries contributes to or has any Liabilities (including those pertaining to its or their former affiliation with

37 3M) with respect to, any U.S. Business Benefit Plan that is, (i) except as set forth on Section 2.13(f) of the Disclosure Schedule, a pension plan subject to Section 412 of the Code or Title IV of ERISA, (ii) a “multiemployer plan” (within the meaning of section 3(37) of ERISA), (iii) a “multiple employer plan” (within the meaning of section 413(c) of the Code or sections 210(a), 4063, or 4074 of ERISA), or (iv) or any “multiple employer welfare arrangement” as defined in Section 3(40) of ERISA. With respect to each U.S. Benefit Plan listed on Section 2.13(f) of the Disclosure Schedule, (i) the minimum funding standards of Sections 302 and 303 of ERISA or Sections 412 or 430 of the Code, has been satisfied, (ii) no “reportable event” within the meaning of Section 4043 of ERISA has occurred, (iii) no unsatisfied liability to the Pension Benefit Guaranty Corporation (the “PBGC”) has been incurred (other than non-delinquent flat-rate premiums), (iv) no such plan has been determined to be in “at-risk” status within the meaning of Section 430 of the Code or Section 303 or Title IV of ERISA, (v) the PBGC has not instituted proceedings to terminate any such Benefit Plan, and no event or condition has occurred that could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any such Benefit Plan, (vi) neither Seller nor any of its Subsidiaries has engaged in any transaction described in Section 4069 or Section 4204 of ERISA, and (vii) none of the assets of Seller or any of its Subsidiaries is, or may reasonably be expected to become, the subject of any lien arising under Section 303 of ERISA or Sections 430 or 436 of the Code. Non U.S. Pension Plans have been operated in accordance in all material respects with applicable Law, with customary actuarial practices, and are funded to the extent required by applicable Law. (g) No Business Benefit Plan, nor any of Seller or any of its Subsidiaries, with respect to any Business Benefit Plan, is under any material audit or is the subject of a material audit or investigation by any Governmental Body, nor is any such audit or investigation pending or, to Seller’s Knowledge, threatened. (h) Other than claims by Employees for benefits payable in the ordinary course under a Business Benefit Plan, as of the Original Execution Date, neither Seller nor any of its Subsidiaries has received written notice of any pending or threatened material claim under a Business Benefit Plan made by any Employee. (i) As of the Original Execution Date, there is no material Legal Proceeding pending or, to Seller’s Knowledge, threatened in writing, against Seller or any of its Subsidiaries and brought by or on behalf of a participant in or beneficiary of, or any Governmental Body with respect to, any Business Benefit Plan (other than routine claims for benefits or with respect to qualified domestic relations orders), nor have there been any such Legal Proceedings since January 1, 2022. Section 2.14 Labor Matters. (a) Section 2.14(a)(i) of the Disclosure Schedule sets forth a schedule of Employees as of fifteen (15) Business Days prior to the date of this Agreement (the “Employee List”). The Employee List contains the following materially accurate information with respect to Employees, which list may be anonymized, aggregated or redacted (solely for such time and with respect to information required to be aggregated or redacted pursuant to applicable Law (including any Privacy Requirements)) to protect the identities of Employees and to accommodate any other applicable Law (including any Privacy Requirements): (i) name (or identification number or other description if disclosure of name is not permitted by any Privacy Requirements); (ii) number of

38 years of service with Seller, its Subsidiaries and their predecessors (including, for the avoidance of doubt, 3M and its Affiliates); (iii) job title; (iv) Seller entity with which they are employed; (v) base salary or wage rate; (vi) target cash incentive compensation rates (if applicable); (vii) job location (including whether hybrid or mostly on-site) or if the Employee provides services remotely, a designation to that effect and the location from which the Employee primarily provides services, and the state in which such Employee is located (where applicable); (viii) full-time, part-time, or temporary/intern status; (ix) whether active or on leave (but not the reason for leave) and if on leave, the date of expected return, if known; (x) term of employment (unlimited/fixed-term, with date of expiration); and (xi) designation of whether they are classified as exempt or non-exempt for purposes of the Fair Labor Standards Act and any similar Law, where applicable. Within five (5) Business Days prior to the Closing Date, Seller shall provide to Buyer a final Employee List (updated as of such date to include term of employment, age and visa or work authorization and date of expiration, reflect actions permitted under the terms of this Agreement (including Section 4.1(b)(xi)) and correct inadvertent or unintended omissions (in all but de minimis respects)). Between the Original Execution Date and the date on which the final Employee List is provided to Buyer pursuant to the immediately preceding sentence, Seller shall provide to Buyer an interim updated Employee List (updated as of such date on the same basis as described in the preceding sentence on a monthly basis, including with respect to term of employment, age and visa or work authorization and date of expiration, on a rolling basis as soon as such information can be practicably obtained by Seller except that the interim updated Employee List that is provided prior to the Employee Offer Delivery Date shall be unredacted to the maximum extent possible while accommodating any other applicable Law (including any Privacy Requirements)). Seller has also provided and will provide a list of any planned expansions in the workforce or open positions being filled, as an addendum to each Employee List (such list, the “Open Position List”). Section 2.14(a)(ii) of the Disclosure Schedule sets forth a list of Water Employees as of fifteen (15) Business Days prior to the date of this Agreement (the “Water Employee List”) which list is anonymized and contains each Water Employees’ anonymized identification number in accordance with Privacy Requirements. (b) Seller and its Affiliates have, in all material respects, timely withheld and paid to the appropriate Governmental Body or are holding for payment not yet due to such Governmental Body all amounts required to be withheld from Employees and are not liable for any arrearages of salary, wages, bonuses, commissions, contributions due to any insurers or Business Benefit Plans, expense reimbursements, holiday and vacation pay, Taxes, penalties or other sums for failure to comply with any of the foregoing. (c) Since January 1, 2022, there has been no material strike, lockout, slowdown, work stoppage, unfair labor practice, conciliation board procedures (Einigungsstellenverfahren), or other material labor dispute, or material arbitration or grievance pending or, to Seller’s Knowledge, threatened in writing against the Business. No notification or consultation or bargaining employees with respect to this Transaction were required to have taken place before the date of this Agreement. Each of the Transferred Companies, Seller, and its Subsidiaries in respect of the Employees and Former Employees, is and since January 1, 2022 has been in compliance in all material respects with (i) all applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including any such Law respecting employment discrimination, employee classification (for overtime purposes or as employee versus independent

39 contractor), overtime (including the proper determination of regular pay and the treatment of bonuses), meal and rest periods, the payment of prevailing wages, severance or redundancy pay, separation benefits or other obligations arising from any termination of employment, employee compensation reporting requirements, equal pay or pay equity, workers’ compensation, family and medical or other employee leave, immigration Laws, labor relations, co-determination, social security, pensions, disability rights or benefits, privacy, unlawful harassment, retaliation, whistleblowing, wrongful discharge or violation of the personal rights of Employees or prospective employees, equal opportunity/affirmative action, plant closure or mass layoff issues, unemployment insurance, and occupational safety and health requirements, and (ii) all applicable orders, rulings, decrees, judgments or arbitration awards of any arbitrator or any court or other Governmental Body. (d) Other than the transactions contemplated by this Agreement, there are no planned or ongoing restructuring measures at the Transferred Companies affecting the employment of any Employee and/or entitling any Employee to receive any benefits in connection with such measures. (e) Section 2.14(e) of the Disclosure Schedule sets forth a correct and complete list, as of the Original Execution Date, of all material Labor Agreements to which Seller or any of its Subsidiaries is a party or by which it or they are bound and that govern the terms and conditions of employment of any Employee regarding remuneration, restrictions on headcount reductions or site guarantees. Except with respect to such Labor Agreements, to Seller’s Knowledge, there are no activities or proceedings by any individual or group of individuals, including representatives of any labor organizations or labor unions, to organize any Employees. (f) Section 2.14(f) of the Disclosure Schedule contains a list of all agency workers and Contractors (including any engaged through their own entities), along with the vendor name (where engaged through an entity), the location at which services are provided, and date of retention, for each such Person, which list may be anonymized where required by applicable Law to protect the identities of such Persons and to accommodate any other applicable Law (including any Privacy Requirements for which Seller will seek consent) (the “Contractors List”), to be updated at least monthly and to include, as soon as practicable, the Contractors’ expected end date, category of services provided, related function/department, frequency of engagement, and rate of remuneration. No less than ten (10) Business Days prior to the anticipated Closing Date, Seller shall provide to Buyer a final Contractors List (updated as of such date to reflect actions permitted under the terms of this Agreement or to correct inadvertent or unintended omissions (in all but de minimis respects)). (g) Except as has been provided by Seller to Buyer, all Employees employed in the United States are citizens or permanent residents. (h) There is no material employment-related Legal Proceeding arising out of or relating primarily to the Business pending as of the Original Execution Date or, to Seller’s Knowledge, threatened in writing against Seller or any of its Subsidiaries, nor has there been any such Legal Proceeding since January 1, 2022. (i) No individual named on Section II of the Disclosure Schedule (collectively, the “Key Employees”) has given or has been given notice of termination of his or her employment.

40 (j) There are no Water Employees employed by any of the Transferred Companies. Section 2.15 Taxes. (a) Seller and its Subsidiaries have (i) timely filed, or have had timely filed on their behalf, all material Tax Returns required to be filed under applicable Law with respect to the Transferred Assets and the Business (including, for the avoidance of doubt, all material Tax Returns of the Transferred Companies) and (ii) timely paid all material Taxes required to have been paid with respect to the Transferred Assets and the Business (including, for the avoidance of doubt, all material Taxes of the Transferred Companies), whether or not shown as due and payable on such Tax Returns, in each case taking into account applicable extensions. (b) All material Taxes that Seller and its Subsidiaries are or were required by Law to withhold or collect with respect to the Transferred Assets and the Business (including, for the avoidance of doubt, all material Taxes required to be withheld or collected by the Transferred Companies) have been duly withheld or collected and, to the extent required, have been properly paid to the appropriate Governmental Body. Seller and its Subsidiaries have complied with all material information reporting and backup withholding requirements with respect to the Transferred Assets and the Business in connection with amounts paid to any employee, independent contractor, creditor, or other third party. (c) None of the Transferred Companies is, and none of the Transferred Companies has ever been, a member of an Affiliated Group other than an Affiliated Group of which Seller or 3M (or their Affiliates) is the common parent. None of the Transferred Companies (i) has any liability under Treasury Regulation Section 1.1502-6 (or any comparable or similar provision of state, local or non-U.S. Law), as a transferee or successor, or pursuant to any contractual obligation, for any material Taxes of any Person other than the Transferred Companies or any member of the Affiliated Group of which Seller or 3M (or their Affiliates) is the common parent, and (ii) is a party to or bound by any material Tax indemnity, Tax sharing, Tax allocation or similar agreement (other than, for both clause (i) and clause (ii), any customary commercial agreement the principal purpose of which does not related to Tax). (d) No examination or audit or other action of or relating to any material Tax Return of Seller or any of its Subsidiaries with respect to the Transferred Assets or the Business (including, for the avoidance of doubt, any material Tax Return of the Transferred Companies) is currently in progress or, to Seller’s Knowledge, threatened or contemplated. No claim (that remains unresolved) for deficiencies for any material Taxes of Seller or any of its Subsidiaries with respect to the Transferred Assets or the Business (including, for the avoidance of doubt, any material Taxes of the Transferred Companies) have been made in writing by any Governmental Body. Neither Seller nor any of its Subsidiaries (including, for the avoidance of doubt, the Transferred Companies) has received written notification by any jurisdiction in which any Transferred Company does not currently file a material Tax Return that the jurisdiction believes such Transferred Company was required to file any material Tax Return that was not filed or is subject to any material Tax in such jurisdiction. None of Seller or any of its Subsidiaries (including, for the avoidance of doubt, the Transferred Companies), with respect to the Business or the Transferred Assets, has (i) waived any statute of limitations with respect to any material Taxes or agreed to extend the period for assessment or collection of any material Taxes, which waiver or extension is still in effect, (ii)

41 requested any extension of time within which to file any material Tax Return, which Tax Return has not yet been filed (other than automatic extensions of time to file Tax Returns obtained in the Ordinary Course of Business), or (iii) executed or filed any power of attorney with any taxing authority in respect of any material Taxes or material Tax Returns, which will still be in effect as of the Closing Date. (e) None of the Transferred Companies will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any Post-Closing Tax Period as a result of (i) any adjustments under Section 481 of the Code (or any similar adjustments under corresponding non-U.S., state or local Tax Law), (ii) deferred intercompany gain or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding provision of state, local or non-U.S. Tax Law), (iii) a closing agreement as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Tax Law) executed prior to the Closing, (iv) an installment sale or open transaction disposition made prior to the Closing, or (v) a prepaid amount or deferred revenue received prior to the Closing (other than in the Ordinary Course of Business). (f) None of the Transferred Companies has distributed to its shareholders or security holders stock or securities of a controlled corporation, nor has stock or securities of any of the Transferred Companies been distributed, in a transaction to which Section 355 of the Code applies (i) in the two years prior to the Original Execution Date or (ii) in a distribution that could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) that includes the transactions contemplated by this Agreement. (g) None of the Transferred Companies (i) is a party to any joint venture, partnership, or other arrangement that is treated as a partnership for federal income Tax purposes, (ii) has made an entity classification (“check-the-box”) election under Section 7701 of the Code during the 60- month period ending on the Closing Date, (iii) is a stockholder of a “controlled foreign corporation” as defined in Section 957 of the Code (or any similar provision of state, local or foreign Law), (iv) holds a material interest in a “passive foreign investment company” within the meaning of Section 1297 of the Code, or (v) has made an election under Section 965(h) with respect to any deferred foreign income corporation in which it was a United States shareholder within the meaning of Section 951(b). (h) None of the Transferred Companies is subject to income Tax in any country other than its country of incorporation, organization or formation by virtue of having employees, a permanent establishment or other place of business in that country. (i) None of the Transferred Assets to be sold by a non-U.S. Selling Subsidiary are United States real property interests within the meaning of Section 897(c)(1) of the Code and none of the Transferred Companies has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code. (j) All material related party transactions involving any of the Transferred Companies have been conducted at arm’s length in compliance with Section 482 of the Code and the Treasury Regulations promulgated thereunder and any comparable provisions of any other Tax Law.

42 (k) None of the Transferred Companies has engaged in a “listed transaction” as set forth in Treasury Regulation Section 1.6011-4(b)(2) or any analogous provision of state or local Law. (l) There are no liens for any material Taxes on the Transferred Assets other than liens that are Permitted Encumbrances. Notwithstanding any other representation or warranty in this Agreement, the representations and warranties contained in this Section 2.15 and Section 2.13 constitute the sole and exclusive representations and warranties of Seller relating to Taxes. Nothing in this Section 2.15 or otherwise in this Agreement shall be construed as a representation or warranty with respect to the amount, availability or usability of any Tax Attribute in any Post-Closing Tax Period. Section 2.16 Environmental, Health and Safety Matters. (a) Except as has not been, and would not reasonably be expected to be, material to the Business, the Transferred Companies or the Transferred Assets, solely with respect to their operation of the Business, the Transferred Companies or the Transferred Assets: (i) Seller and its applicable Subsidiaries are in compliance with applicable Environmental Laws; (ii) Seller and its applicable Subsidiaries have not received written notice from any Governmental Body or other party alleging any actual or potential non-compliance with, or liability under, any Environmental Law by Seller or its applicable Subsidiary, except as has been fully resolved; (iii) there is no Legal Proceeding pursuant to Environmental Law pending or threatened in writing against Seller or any of its Subsidiaries with respect to their operation of the Business or the Transferred Assets; (iv) there has been no Release or threatened Release of Hazardous Materials resulting from the operation of the Business by Seller or its applicable Subsidiaries, nor, to Seller’s Knowledge, at any Transferred Facility or Licensed Real Property, which, in each case has resulted in or would reasonably be expected to result in an Environmental Liability; (v) with respect to the Business and the Transferred Assets, neither Seller nor any of its Subsidiaries has contractually assumed or provided an indemnity with respect to any Environmental Liabilities or corrective or remedial obligations of any other Person under any Environmental Law; and (vi) Seller is not aware of any Environmental Liability of Seller or any applicable Subsidiary with respect to any solid or hazardous waste transporter or treatment, storage or disposal facility that has been used by Seller or any applicable Subsidiary. (b) Seller has delivered to Buyer accurate and complete copies of all material environmental Permits, and all Phase I and Phase II environmental site assessments and

43 comprehensive environmental site assessment reports prepared in the past three (3) years, in each case possessed or initiated by Seller or any of its applicable Subsidiaries relating to Seller’s and its applicable Subsidiaries’ compliance with Environmental Law or the environmental conditions of the Transferred Facilities. Section 2.17 Brokers. Except for Morgan Stanley, J.P. Morgan, and Perella Weinberg Partners (the fees of which have been or will be paid by Seller), no broker, finder, investment banker, agent or other Person is or will be entitled to any broker’s, finder’s, financial advisor’s or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Seller or any of its Subsidiaries which will result in any liability of any Transferred Company, Buyer or any of Buyer’s Subsidiaries after the Closing. Section 2.18 Customers / Suppliers. Section 2.18 of the Disclosure Schedule sets forth a correct and complete list of, for (a) each Business Segment, (i) the top ten (10) customers of such Business Segment (by revenue) (each, a “Material Customer”) and (ii) the top ten (10) suppliers of products or services to such Business Segment (by amounts paid or payable) (each, a “Material Supplier”) and (b) the Business, in the aggregate, (x) the top ten (10) single-source suppliers of products or services to the Business (by amounts paid or payable) (each, a “Material Single-Source Supplier”) and (y) the top ten (10) suppliers of fixed price raw materials to the Business (by price and amount of such materials) (each, a “Material Raw Material Supplier”), in each case, during the twelve (12) month period ended December 31, 2024. In the twelve (12) months prior to the Original Execution Date, neither Seller nor any of its Subsidiaries nor any Transferred Company has received any written notice from any Material Customer, Material Supplier, Material Single- Source Supplier or Material Raw Material Supplier that such Person has canceled or otherwise terminated, or, to Seller’s Knowledge, threatened to Seller, its Subsidiaries, any Transferred Company or their Affiliates, as applicable, to cancel or otherwise terminate its relationship with the Business or to materially decrease the rate or materially change the pricing of buying or selling products or services of the Business. Section 2.19 Real Property. (a) Owned Real Property. No Transferred Company currently owns or, within the past five (5) years, has owned any real property except for the Transferred Owned Real Property. Except as set forth in Section 2.19(a) of the Disclosure Schedule, with respect to each parcel of Owned Real Property and Material Transferred Leased Real Property: (i) the identified owner has good and marketable record (or its foreign equivalent) title to such parcel, free and clear of all Encumbrances other than Permitted Encumbrances; (ii) there are no (i) pending or, to Seller’s Knowledge, threatened condemnation proceedings relating to such parcel, or (ii) pending or, to Seller’s Knowledge, threatened litigation or administrative actions relating to such parcel that would reasonably be expected to be material to the Business; (iii) None of Seller or its Subsidiaries has received any written notice alleging any, and to Seller’s Knowledge there is no, noncompliance of the buildings and

44 improvements with any applicable zoning, building and land use laws, codes and requirements that would have a Material Adverse Effect on using such buildings and improvements as of right for their current and intended uses, and such buildings and improvements are located within the boundary lines of the described parcels of land and do not encroach on any easement which may burden the land and which encroachment would have a Material Adverse Effect; and such parcel is not located within any flood plain or subject to any similar type restriction for which any permits or licenses necessary to the use thereof have not been obtained; (iv) there are no leases, subleases, licenses or other occupancy agreements, written or oral, granting to any party or parties (other than tenants under leases disclosed in Section 2.19(a)(iii) of the Disclosure Schedule) the right of use or occupancy of any portion of such parcel; (v) there are no outstanding options, rights of first offer or rights of first refusal to purchase or lease such parcel, or any portion thereof or interest therein; (vi) to Seller’s Knowledge, the buildings, structures, fixtures, building mechanical systems, and other improvements in, on or within such parcel are in all material respects in satisfactory operating condition and repair, subject to reasonable wear and tear and continued repair and replacement in accordance with reasonable and customary business practice; and (vii) to Seller’s Knowledge, all facilities located on such parcel are supplied with utilities necessary for the operation of such facilities in all material respects, including gas, electricity, water, sanitary sewer and storm sewer, all of which services are provided via public roads or via appurtenant easements benefiting such parcel. (b) Leased Real Property. Section 2.19(b) of the Disclosure Schedule lists all Leased Real Property. No Transferred Company is a party to any lease, sublease, license or other occupancy agreement for real property other than the Transferred Leased Real Property Leases. Seller has delivered to Buyer true, correct, and complete copies of all Transferred Leased Real Property Leases. No Transferred Company occupies as a tenant, subtenant, or licensee, or otherwise has rights to occupy any Transferred Leased Real Property as a tenant, subtenant, or licensee except pursuant to the applicable Transferred Leased Real Property Lease, and each Real Property Lease will continue to be legal, valid, binding, enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing. The consummation of the transactions contemplated herein does not require the consent or approval of any party to a Transferred Leased Real Property Lease (except as set forth in Section 2.19(b) of the Disclosure Schedule). With respect to each Transferred Leased Real Property Lease, as specified below: (i) neither Seller nor any of its Subsidiaries is in monetary breach or default or non-monetary material breach or material default concerning any Transferred Leased Real Property Leases, and, to Seller’s Knowledge, no event has occurred which, with notice or lapse of time, would constitute a monetary breach or default or non-monetary material

45 breach or material default that would reasonably be expected to have a Material Adverse Effect or permit termination, modification, or acceleration thereunder; (ii) the tenant under the respective Transferred Leased Real Property Leases has not assigned, transferred, subleased, conveyed, mortgaged, deeded in trust or encumbered any respective Transferred Leased Real Property Leases or interest therein; (iii) no construction, alteration or other leasehold improvement work with respect to the respective Transferred Leased Real Property Leases remains to be paid for or performed by the tenant, subtenant, licensee, or occupant, as applicable, under the respective Transferred Leased Real Property Leases; (iv) the tenant under the respective Transferred Leased Real Property Leases is not obligated to pay any leasing or brokerage commission relating to the respective Transferred Leased Real Property Leases, and will not have any obligation to pay any leasing or brokerage commission upon the renewal, expansion or extension of the respective Transferred Leased Real Property Leases; and (v) as of the Closing Date, the tenant, subtenant, licensee, or occupant, as applicable, under the respective Transferred Leased Real Property Leases has obtained, using commercially reasonable efforts, and delivered to Buyer true, correct, and complete copies of a non-disturbance agreement from the holder of any superior security interest and/or ground lessor in connection with the Transferred Leased Real Property (to the extent the security agreement with the holder of any superior security interest or ground lease in connection with the Transferred Leased Real Property provides for such a non-disturbance agreement). (c) Other than the Transferred Facilities and the Licensed Real Property, the Transferred Companies and the Business do not use or occupy any real estate, the absence of which would reasonably be expected to have a Material Adverse Effect. (d) Seller or one of its Subsidiaries holds good and marketable record (or its foreign equivalent) title to the real property described in Section 4.11(a) of the Disclosure Schedule, subject to Permitted Encumbrances. Section 2.20 Contracts with Affiliates. Section 2.20 of the Disclosure Schedule lists (x) all Contracts to which (a) any Transferred Company, on the one hand, and Seller or any of its Affiliates (other than such Transferred Company), or any directors or officers of the Transferred Companies, Seller or any of their Affiliates, on the other hand, are parties or are otherwise bound, other than Intracompany Contracts that are not Surviving Intracompany Contracts, agreements and instruments contemplated by the Pre-Closing Reorganization and any employment, consulting, bonus, indemnity and similar arrangements with respect to directors or officers of the Transferred Companies or (b) Seller or any of its Affiliates (other than such Transferred Company) owns any property or right which is used in and material to the Business, taken as a whole and (y) any Parent Assets that would constitute Transferred Assets but for Section 1.2(b)(xviii). Other than Intracompany Contracts that are not Surviving Intracompany Contracts, none of Seller or any Affiliate or Subsidiary of Seller (other than the Transferred Companies) (1) has any claim or cause

46 of action against any Transferred Company or the Business, (2) owes any money to, or is owed any money by, any Transferred Company or the Business, (3) provides or supplies to or manufactures for any Transferred Company, or purchases from any Transferred Company, products, goods or supplies for which annual payments are in excess of $1,000,000 in any fiscal year or (4) is a party to any Contract providing for transactions of the type described in clause (3). Section 2.21 Product Liability. During the past five (5) years (a) none of the Transferred Companies or, with respect to the Business, Seller or its Affiliates, has received written notice of any Legal Proceeding, notice of violation or investigation from, by or before any Governmental Body relating to any product of the Business (including the design, manufacture, materials, workmanship, packaging and advertising of any products manufactured, shipped, sold or delivered, or any alleged failure to warn, or any alleged breach of implied warranties or representations), or claim or lawsuit involving a product of the Business which is currently pending or threatened in writing by any Person (other than warranty claims in the Ordinary Course of Business that are not material individually or in the aggregate), (b) no product recall or post-sale warning is under consideration by any Transferred Company, or Seller or its Affiliates with respect to any product of the Business and to Seller’s Knowledge, there are no circumstances which would reasonably be expected to result in a product recall (whether voluntary or involuntary), (c) the P&F Products complied and comply with applicable Laws in all material respects and (d) there is no design defect with respect to any of the P&F Products and each such product contains adequate warnings, presented in accordance with applicable Law. Section 2.22 Insurance. Section 2.22(i) of the Disclosure Schedule lists each insurance policy maintained by or for the benefit of the Business by Seller and its Subsidiaries (the “Insurance Policies”), all of which are in full force and effect, subject to the Enforceability Limitations, all premiums due with respect to all Insurance Policies have been paid, none of Seller or its Subsidiaries may be liable for retroactive premiums or similar payments, and Seller and its Subsidiaries are otherwise in compliance in all material respects with the terms of such Insurance Policies. The Insurance Policies are (a) of the type and in amounts customarily carried by organizations conducting businesses or owning assets similar to those of the Business and (b) sufficient to fulfil the minimum insurance requirements set forth in the Assigned Contracts. Section 2.22(ii) of the Disclosure Schedule sets forth in reasonable detail (x) any and all closed insurance claims relating to the Business for the last three (3) years and (y) any and all open insured claims relating to the Business, in each case, to the extent material to the Business. There is no material claim pending under any Insurance Policy as to which coverage has been questioned, denied or disputed by the underwriter of such policy. None of Seller or its Subsidiaries has received written notice that any such Insurance Policy will be terminated or the premiums thereof increased, and to Seller’s Knowledge, none of the foregoing is threatened with respect to any such policy. Section 2.23 Government Contracts (a) Except as has not been, and would not reasonably be expected to be, individually or in the aggregate, material to the Business, taken as a whole: (i) Each Government Contract in effect at any time since January 1, 2022 has been lawfully awarded to or assigned or novated in the name of Seller or any of its

47 Subsidiaries, with respect to the Business, or any of the Transferred Companies and is not currently the subject of any proposed assignment or novation to any third party. (ii) Since January 1, 2022, (A) Seller and its Subsidiaries, with respect to the Business, and the Transferred Companies have complied with all laws applicable to their performance of each Government Contract and have been in compliance with the terms and conditions of each Government Contract; (B) with respect to any Government Contract, (x) directly or indirectly, in violation of law, made, offered to make, solicited, or received any gift, bribe, kickback, or other unlawful payment, whether in money, property or services or (y) violated any applicable Law with respect to the employment of current or former officials or employees of a Governmental Body; (iii) all representations and certifications with respect to any Government Contract submitted by Seller or any of its Subsidiaries with respect to the Business or by any Transferred Company were current, accurate, and complete as of their effective date, and updated as required; (iv) neither Seller nor any Subsidiary, with respect to the Business, nor any Transferred Company has been debarred, suspended, or proposed for debarment by any Governmental Body; and (v) to Seller’s Knowledge, no Governmental Body or other person has asserted or notified Seller or any of its Subsidiaries, with respect to the Business, or any Transferred Company, or any subcontractor or vendor thereof of any circumstances inconsistent with clause (ii)(A) or (ii)(B) of this paragraph. (iii) Since January 1, 2022, neither Seller nor any of its Subsidiaries, with respect to the Business, nor any Transferred Company, nor, to Seller’s Knowledge, any subcontractor or vendor thereof, has been, with respect to any Government Contract, audited or investigated by any Governmental Body (except for audits in the ordinary course of business), or subject to or in receipt of any: administrative, civil, or criminal investigation, complaint, penalty, indictment or information, termination for convenience or default; cure notice; stop work notice; show cause notice; deficiency notice; disallowance of expressly unallowable costs; assessment of liquidated damages; demand for recoupment or refund; or adverse contracting officer’s final decision, and none of the foregoing actions has been threatened or is reasonably expected. (iv) Since January 1, 2022, there has not been, and to Seller’s Knowledge, there is currently no pending, suit, action, claim, hearing, arbitration, investigation or other proceeding related to Seller’s or any of its Subsidiaries’ or any Transferred Company’s directors, managers, officers or employees resulting in an adverse finding with respect to any alleged misrepresentation or omission arising under or relating to any Government Contract, or any matter relating to any Government Contract with respect to which Seller’s or any of its Subsidiaries’ or any Transferred Company’s failure to disclose such matter to a Governmental Body would constitute a violation of such Government Contract or constitute a basis for suspension or debarment. (v) No Government Contract was awarded or extended based in whole or in part upon Seller’s or any of its Subsidiary’s or any Transferred Company’s asserted preferential size or socioeconomic status.

48 (vi) In the past three (3) years, neither Seller nor any of its Subsidiaries, with respect to the Business, nor any Transferred Company maintains or has previously maintained or been required to maintain a facility security clearance in connection with any Government Contract. Section 2.24 Original Agreement Deliveries (a) Section 2.24(a) of the Disclosure Schedule sets forth a list of all material Delayed Transferred 3M Assets as of April 26, 2025. (b) Section 2.24(b) of the Disclosure Schedule sets forth a list of all material Permits necessary for Buyer’s ownership and use of the Transferred Assets and operation of the Business at and immediately following the Closing (the “Material Permits”); provided that Section 2.24(b) of the Disclosure Schedule shall be an Update Schedule and shall be updated in accordance with Section 4.25(c). Section 2.25 No Other Representations and Warranties. (a) Seller acknowledges and agrees that other than the representations and warranties expressly set forth in Article 3, none of Buyer, any of Buyer’s Affiliates or any other Person has made or makes any representation or warranty, written or oral, express or implied, at law or in equity, with respect to the Buyer, including any representation or warranty as to the accuracy or completeness of any information regarding the Buyer made available to Seller and its Representatives in connection with this Agreement. (b) Notwithstanding anything to the contrary in this Agreement, this Section 2.25 shall survive the termination of this Agreement or the Closing of the transactions contemplated hereunder. (c) Notwithstanding the foregoing or anything to the contrary set forth herein, nothing in this Agreement shall, or shall be deemed or construed to, preclude, limit or impair any claim in respect of, relieve any person of any Liability or obligation for, or limit or impair any recourse or remedy of any Person available in respect of, Fraud. ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF BUYER Buyer represents and warrants to Seller as follows, it being understood and agree that the (a) representations and warranties set forth in Section 3.1, Section 3.2(a), Section 3.2(b), Section 3.2(d), Section 3.4, Section 3.6, Section 3.9, and Section 3.11 shall be deemed made only as of the date of this Agreement and (b) all other representations and warranties set forth in this Article 3 shall be deemed made only as of the Original Execution Date; provided that clauses (a) and (b) shall not be deemed to have limited such representations and warranties to the date of this Agreement or the Original Execution Date, respectively, for purposes of the bring-down provisions in Section 7.3(a): Section 3.1 Organization and Authority; Valid and Binding Agreement.

49 (a) Buyer is a corporation duly organized, validly existing and in good standing under the Laws of State of Delaware. Buyer (and, if applicable, its relevant Affiliates) has all requisite power and authority to (i) enter into this Agreement and each of the Related Agreements to which it is or will be a party, (ii) carry out its obligations hereunder and thereunder, (iii) consummate the transactions contemplated hereby and thereby and (iv) own, lease and operate its properties, and conduct its business as it is now being conducted, except where the failure to have such power or authority would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the consummation of the transactions contemplated hereby. (b) (i) the execution and delivery by Buyer of this Agreement, the performance by Buyer of its obligations hereunder and the consummation by Buyer of the transactions contemplated hereby have been duly and validly authorized and approved by all requisite corporate or other similar action on the part of Buyer and (ii) the execution and delivery by Buyer of any Related Agreements to which it will be a party, the performance by Buyer of its obligations thereunder and the consummation by Buyer of the transactions contemplated thereby will as of the Closing be duly and validly authorized and approved by all requisite corporate or other similar action on the part of Buyer. (c) This Agreement has been duly and validly executed and delivered by Buyer and (assuming due authorization, execution and delivery by Seller) this Agreement constitutes a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by the Enforceability Limitations. (d) Each of the Related Agreements to which Buyer (or, if applicable, its relevant Affiliates) is or will be a party has been or will be, as of the Closing, duly and validly executed and delivered by such Person, and (assuming due authorization, execution and delivery by the other party or parties thereto) constitutes or will constitute, as of the Closing, a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as such enforceability may be limited by the Enforceability Limitations. Section 3.2 No Conflicts; Consents. The execution, delivery or performance by Buyer (or if applicable, its relevant Affiliate) of this Agreement or any Related Agreement to which it is or will be a party will not: (a) violate any provision of the Organizational Documents of Buyer or its relevant Affiliate; (b) violate or conflict with any Law or Order applicable to Buyer or its relevant Affiliate; (c) result in a breach of, constitute a default under, create in any party any rights or obligations, including the right to accelerate, terminate or cancel, result in the creation or imposition of any Encumbrance, or require the Consent of any other Person under, any Contract to which Buyer is a party or is bound or to which any of the properties or assets of Buyer or its relevant Affiliate are subject; or (d) require any Consent, Permit, declaration or filing with or from, or notice to, any

50 Governmental Body (other than required pursuant to any Antitrust Laws or the Connecticut Transfer Act (or any equivalent law of other governing jurisdictions)); except, in the case of clauses (b) - (d), where such violation, breach, event of default or other result or the failure to make or obtain such Consents, Permits, declarations, filings or notices has not had, and would not reasonably be expected to have, a Buyer Material Adverse Effect. Section 3.3 Legal Proceedings; Orders. There are no (i) Legal Proceeding pending, or to Buyer’s knowledge threatened, in writing against Buyer or any of its Affiliates or (ii) material Orders outstanding, in each case, that challenges, or that would reasonably be expected to have the effect of preventing, materially delaying or making illegal the consummation of the transactions contemplated hereby. Section 3.4 Solvency; Sufficiency of Funds. (a) Immediately after giving effect to the consummation of the transactions contemplated hereby: (a) the fair saleable value (determined on a going-concern basis) of the assets of Buyer will be greater than the aggregate amount required to pay its probable liabilities on its existing debts as they mature or become due; (b) Buyer will be able to pay its debts and obligations in the ordinary course of business as they become due; and (c) Buyer will have adequate capital to carry on its businesses and all businesses in which it is about to engage. (b) Buyer has, and at the Closing will have, cash on hand or existing credit facilities providing for immediately available funds sufficient to consummate the transactions contemplated hereby, including to pay the Purchase Price and any and all fees and expenses of Buyer related to the transactions contemplated hereby and to satisfy all of the other payment obligations of Buyer contemplated hereunder and under the Related Agreements. Section 3.5 Certain Matters as to Buyer. Buyer’s funds are derived from legitimate business activities. Buyer is not a Sanctioned Person or a Person with whom Seller is prohibited from engaging in any transaction due to any terrorism or money laundering Laws, including due to Buyer or any Person that has direct or indirect ownership in or control over either Buyer being (a) a Sanctioned Person or (b) in violation of any Sanctions, terrorism or money laundering Laws. Section 3.6 Brokers. Except for Wells Fargo Securities, LLC (the fees of which have been or will be paid by Buyer), no broker, finder, investment banker, agent or other Person is or will be entitled to any broker’s, finder’s, financial advisor’s or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Buyer or any of its Affiliates. Section 3.7 R&W Insurance Policy. Buyer has entered into a binder agreement providing for the issuance of a representations and warranties insurance policy, between Buyer and Euclid Transactional, LLC (collectively, the “R&W Insurance Policy”). Buyer has paid any fees payable in connection with the R&W Insurance Policy that are due as of the date hereof. The R&W Insurance Policy expressly provides that (a) except in the case of Fraud, no insurer thereunder has any rights against, and each insurer thereunder has expressly waived and has agreed not to pursue, directly or indirectly, any claims by way of subrogation, contribution or otherwise

51 against, Seller or any of its Affiliates with respect to any claim made by any insured thereunder (the “R&W Waiver”) and (b) Seller is a third party beneficiary of the R&W Waiver (the “3PB Provision”). Neither the R&W Waiver nor the 3PB Provision has been amended or modified, and no such amendment or modification is contemplated (pursuant to a side letter or otherwise), in each case, in a manner that is adverse to Seller or any of its Affiliates. Section 3.8 Investment Purpose. Buyer is acquiring the Transferred Company Interests for its own account for investment only and not with a view to (or for) resale in connection with any public sale or distribution thereof. Buyer acknowledges that the Transferred Company Interests are not registered under the Securities Act or any other applicable securities Laws, and Buyer shall not offer to sell or otherwise dispose of the Transferred Company Interests in violation of the registration provisions of the Securities Act or any other applicable securities Laws. Buyer acknowledges that it has sufficient experience and expertise to evaluate, and is fully informed as to, the risks of the transactions contemplated by this Agreement and ownership of the Transferred Company Interests. Section 3.9 Ownership of Seller. Buyer is not, as of the date hereof, and was not at any time since July 1, 2018, a “five percent shareholder” (as determined under Treasury Regulation section 1.355-7(h)(8)) of Seller, and Buyer was not at any time between July 1, 2018 and the date of the Seller Spinoff a “five percent shareholder” (as determined under Treasury Regulation section 1.355-7(h)(8)) of 3M Company. Section 3.10 Pending Transactions. As of the Original Execution Date, neither Buyer nor any of its Affiliates is a party to any pending transaction or has plans to enter into a transaction that would reasonably be expected to (a) impose any material delay in the obtaining of, or materially increase the risk of not obtaining, any authorization of any Governmental Body necessary to consummate the transactions contemplated hereby or the expiration or termination of any applicable waiting period, (b) materially increase the risk of any Governmental Body entering an Order prohibiting the consummation of the transactions contemplated hereby, (c) materially increase the risk of not being able to remove any such Order on appeal or otherwise, or (d) materially delay or prevent the consummation of the transactions contemplated hereby. Section 3.11 No Other Representations and Warranties. (a) Buyer has conducted its own independent investigation, review and analysis of, and reached its own independent conclusions regarding, the Business (including the Transferred Companies) and its operations, assets, condition (financial or otherwise) and prospects. Buyer has been represented by, and had the assistance of, counsel and other advisors in the conduct of its due diligence, the preparation and negotiation of this Agreement and the Related Agreements, and the consummation of the transactions contemplated hereby and thereby. Buyer acknowledges that it has relied solely upon its own investigation, review and analysis and has not relied on (and hereby expressly waives any reliance upon) any representation, warranty or other statement made by, on behalf of or relating to Seller, Seller’s Affiliates or the Business, or any omissions therefrom, except for the representations and warranties expressly set forth in Article 2 or the Related Agreements. (b) Buyer acknowledges and agrees that (i) other than the representations and warranties expressly set forth in Article 2, none of Seller, any of Seller’s Affiliates or any other

52 Person has made or makes any representation or warranty, written or oral, express or implied, at law or in equity, with respect to the Business, the Transferred Companies, the Transferred Assets or the Assumed Liabilities, including any representation or warranty as to (A) merchantability or fitness for a particular use or purpose, (B) the operation or probable success or profitability of the Business or the Transferred Companies following the Closing, (C) the accuracy or completeness of any information regarding the Business or any Transferred Company made available or otherwise provided to Buyer and its Representatives in connection with this Agreement or their investigation of the Business, or (D) the consequences to the Business and the Transferred Companies of not benefitting, after the Closing, from Overhead and Shared Services and, after the termination of Seller’s obligation to provide any services under the Related Agreements, from such services and (ii) Buyer will not have any right or remedy (and Seller and its Affiliates will have no Liability whatsoever) arising out of, and Buyer expressly disclaims and waives any reliance upon, any representation, warranty or other statement made by, on behalf of or relating to Seller, any of its Affiliates, the Transferred Companies, or the Business, including in any materials, documentation, recordings, meetings or other information regarding the Business made available or otherwise provided to Buyer or any of its Representatives in connection with this Agreement or their investigation of the Business or the Transferred Companies (including information memoranda, data room materials, projections, estimates, management presentations, budgets and financial data and reports), or any errors therein or omissions therefrom, other than (x) the representations and warranties expressly set forth in Article 2 and the rights of Buyer expressly set forth in this Agreement in respect of such representations and warranties (subject in each case to Section 9.1) and (y) the representations and warranties expressly set forth in any Related Agreement. (c) Buyer acknowledges that the Financial Information (i) may be subject to normal year-end adjustments and (ii) does not include footnotes. (d) Notwithstanding anything to the contrary in this Agreement, this Section 3.11 shall survive the termination of this Agreement or the Closing of the transactions contemplated hereunder. (e) Notwithstanding the foregoing or anything to the contrary set forth herein, nothing in this Agreement shall, or shall be deemed or construed to, preclude, limit or impair any claim in respect of, relieve any person of any Liability or obligation for, or limit or impair any recourse or remedy of any Person available in respect of, Fraud. ARTICLE 4 COVENANTS The Parties covenant and agree with effect from the Original Execution Date (except as otherwise expressly provided herein) as follows: Section 4.1 Conduct of the Business. (a) From the Original Execution Date until the earlier of the termination of this Agreement in accordance with its terms and the Closing (the “Pre-Closing Period”), except as (i)

53 otherwise expressly required by this Agreement or any Related Agreement (including the Pre- Closing Reorganization, but subject to Section 4.24), (ii) set forth in Section 4.1 of the Disclosure Schedule, (iii) required by any Law or Order or the 3M Separation Agreement or (iv) consented to in writing by Buyer (which consent will not be unreasonably withheld, conditioned or delayed), Seller will, and will cause the Selling Subsidiaries and Transferred Companies to use commercially reasonable efforts to (A) operate the Business in the Ordinary Course of Business, (B) maintain their respective relations with material suppliers, customers, licensors, employees and others having material business relationships with the Business and (C) maintain and preserve the Transferred Assets in the Ordinary Course of Business; provided, however, that no action or inaction by Seller or its Subsidiaries with respect to matters specifically addressed by any provision of Section 4.1(b) shall be deemed a breach of this sentence unless such action would constitute a breach of such relevant provision of Section 4.1(b). (b) During the Pre Closing Period, except as (i) otherwise expressly required by this Agreement or any Related Agreement (including the Pre-Closing Reorganization, but subject to Section 4.24), (ii) set forth in Section 4.1 of the Disclosure Schedule, or (iii) required by any Law or Order (the foregoing clauses (i) through (iii), the “Permitted Circumstances”), Seller will not, and will cause the Selling Subsidiaries and the Transferred Companies not to, take any of the following actions with respect to the Business, the Transferred Assets, the Assumed Liabilities or the Transferred Companies (and not with respect to the Excluded Assets or Excluded Liabilities except, solely in the case of clauses (iv), (vi), (viii), (ix), (xii), (xiv), (xv), (xvi), (xvii), (xviii) or, to the extent applicable to the foregoing, (xix), for those Excluded Assets or Excluded Liabilities held by Transferred Companies) without the prior written consent of Buyer (which consent will not be unreasonably withheld, conditioned or delayed): (i) make any amendment to the Organizational Documents of any Transferred Company; (ii) issue, sell, grant, pledge or otherwise dispose of or grant any Encumbrance, other than any restrictions on transfer solely arising under applicable securities Laws, with respect to any of the Transferred Company Interests, or grant any options, warrants or other rights to acquire any Transferred Company Interests or other interest or any instrument convertible into or exchangeable or exercisable for any capital stock or other interest of any Transferred Company, or authorize any of the foregoing; (iii) other than with respect to Contracts that are Excluded Assets or Excluded Liabilities, terminate, waive any material right under or amend in any material respect any Material Contract (other than any renewal upon terms that are substantially consistent with, or more favorable to the Business than, the Material Contract it is replacing) or voluntarily terminate any Material Contract other than as a result of the expiration of such Material Contract in accordance with its terms, other than in the Ordinary Course of Business in the case of any Contracts with a customer, vendor or distributor (which, for the avoidance of doubt, shall not include Contracts with 3M); provided, further, that this Section 4.1(b)(iii) shall not prohibit any actions expressly permitted by other sub-sections of this Section 4.1(b);

54 (iv) enter into any Material Contract (except for Contracts expressly permitted by Section 4.1(b)(xvii) or Section 4.1(b)(xi) or with respect to Contracts that are Excluded Assets or Excluded Liabilities), other than in the Ordinary Course of Business in the case of any Material Contracts with a customer, vendor or distributor (which, for the avoidance of doubt, shall not include Contracts with 3M); provided that this Section 4.1(b)(iv) shall not prohibit any actions expressly permitted by other sub-sections of this Section 4.1(b); (v) sell, lease, pledge, assign, impose an Encumbrance (other than a Permitted Encumbrance) on, divest, cancel, abandon or otherwise dispose of any material Transferred Assets (other than with respect to Intellectual Property Rights, which are the subject of Section 4.1(c)) or interest therein or any Transferred Company or interest therein (other than any Excluded Assets) except (A) pursuant to Contracts in effect on the Original Execution Date that have been made available to Buyer or (B) for sales or other dispositions of Inventory in the Ordinary Course of Business; (vi) acquire by merging or consolidating with, or by purchasing a substantial equity interest in, a substantial portion of the assets of, or any business of any Person or division thereof, in any transaction or series of related transactions, in each case if such equity interest, assets or business would be included in the Transferred Assets or owned by a Transferred Company; (vii) make any change in any accounting methodology used by the Business in the preparation of its financial statements, other than such changes as are required by GAAP or applicable Law or other changes adopted by Seller to generally apply to all or substantially all of its businesses after prior written notice to Buyer; (viii) except with respect to any Combined Tax Return, (A) make, change or revoke any material Tax election, (B) file any material amended Tax Return, (C) adopt or change any Tax accounting method or Tax accounting period; (D) enter into, cancel or modify any agreement with respect to a material amount of Taxes with a Taxing Authority, (E) settle or compromise any material Tax claim or assessment, (F) surrender any right to claim a material refund of Taxes, or (G) consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment, in each case of the foregoing clauses (A) through (G) to the extent it (x) applies to a Transferred Company or (y) would bind the Transferred Assets with respect to a Post-Closing Tax Period; (ix) enter into any settlement or release with respect to any Legal Proceeding other than any settlement of any Legal Proceeding that contemplates only the payment of money in an amount not exceeding $2,500,000, individually, or $5,000,000, in the aggregate (together with all other such settlements) or such other amount specifically reserved against such Legal Proceeding in the Financial Information and which does not involve any admission of guilt or wrongdoing or injunctive relief or impose any other material obligation on the Transferred Companies or the Business; (x) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization, bankruptcy or other reorganization under applicable Law of any of the Transferred Companies;

55 (xi) other than (A) as required by the terms of any material Labor Agreement set forth on Section 2.14(e) of the Disclosure Schedule, (B) as required pursuant to the terms of any Business Benefit Plan, Contract (to the extent in effect on the Original Execution Date) or applicable Law, (C) as may be initiated by Seller or one or more of any of its Subsidiaries that applies to substantially all other similarly situated employees of Seller or one of its Subsidiaries in any applicable jurisdiction or geographic location in which Employees are a minority of the workforce, or (D) that would constitute a Transaction Expense for which Seller shall be solely obligated to pay: (i) other than in the Ordinary Course of Business, institute, adopt or materially amend (or commit to institute, adopt or materially amend) any Labor Agreement (other than renewals of existing Labor Agreements), (ii) other than severance, retention or termination payments in an amount not exceeding $100,000 individually and that are made with respect to a pre-Closing termination of employment and treated as part of Indebtedness, grant any severance, retention, change in control or termination payments or benefits to any Employee, Former Employee, Contractor or Former Contractor, (iii) materially increase (or commit to materially increase) the base salary or wage rate, bonuses or other compensation or benefits (including equity or equity-based awards) of any Employee, Former Employee, Contractor or Former Contractor, other than (x) for Employees below the level of Vice President, market level increases in compensation or benefits in connection with Seller’s annual review of compensation and (y) for Employees at or above the level of Vice President (each, a “VP Employee”), increases in compensation or benefits in connection with Seller’s annual review of compensation to the extent such increase does not exceed six percent (6%) of such VP Employee’s compensation, (iv) alter any actuarial assumptions or other assumptions utilized under or change any funding requirements with respect to any Assumed Benefit Plan or, except with respect to any actions solely made to facilitate Buyer’s assumption of an Assumed Benefit Plan in accordance with Section 6.2(b)(iv), establish, adopt, enter into, terminate or amend or otherwise modify benefits under any Assumed Benefit Plan (other than in the case of Assumed Benefit Plans that are health and welfare plans, renewing or entering into replacement insurance contracts), (v) except as set forth in Section 6.6, take any action to accelerate the vesting or timing of payment, or fund or in any other way secure the payment, in respect of any compensatory award or benefit provided pursuant to any Business Benefit Plan, (vi) implement any material increase or reduction in force, early retirement program, buyout, or other similar voluntary or involuntary employment termination program with respect to the Business, (vii) dismiss any VP Employee or Key Employee, in each case other than for cause (where, with respect such Employees located in Germany, “cause” includes any extraordinary reason (wichtiger Grund) or reasons due to the behavior of the employee (verhaltensbedingte Kündigung) or linked to the person (personenbedingte Kündigung)), or engage, employ or offer to employ or engage any person in the Business other than to fill positions listed on the Open Position List and positions listed on the Employee List that become vacant due to terminations following the Original Execution Date and with compensation set in the Ordinary Course of Business at market levels not substantially above those paid to similarly situated employees or those who are being replaced, (viii) change the duties of any individual such that such individual is either added to or removed from the then most recent Employee List or causes a country to cease to be or become a location for employees of the Business or transfer or permit the transfer of any individual to or from employment by a Transferred

56 Company other than, in each case, to reflect the employment or engagement, or termination of employment or engagement, of new Employees and Contractors in accordance with this Section 4.1(b)(xi) or changes to reflect the removal of any Water Employees from the Employee List (other than through changing the duties of an individual to bring him or her into the Water Employees definition without Buyer’s consent) or (ix) cause any Water Employee to be employed by a Transferred Company; (xii) acquire any interest in any real property or enter into any lease or other material agreement for the use, occupancy or purchase of any real property to the extent related to the Business with an aggregate net present value greater than $1,000,000; (xiii) subject to Section 4.1(d), reclassify, split, combine, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, or declare or pay a non-cash dividend on, or make any other non-cash distribution in respect of, any of the equity interests of any Transferred Company; (xiv) make any loans, advances, guarantees or capital contributions to or investments in any Person in excess of $2,500,000 in the aggregate; (xv) incur any Indebtedness (within the meaning of clauses (a), (b), (c), (d), (n), (o) and (p) of the definition of “Indebtedness”) to the extent that it constitutes an Assumed Liability or permit a Transferred Company or an Assigned Contract to guarantee any such Indebtedness of another Person, or issue or sell any debt securities or warrants or other rights to acquire any debt security of such Transferred Company, except for indebtedness for borrowed money incurred in the Ordinary Course of Business under existing facilities, not to exceed $5,000,000 in the aggregate; (xvi) forgive or cancel any Indebtedness owed to, or waive any material claim or right held by, the Transferred Companies or the Business; provided, that this Section 4.1(b)(xvi) shall not prohibit Seller or its Affiliates from resolving commercial matters in the Ordinary Course of Business with customers or suppliers that are not material, individually or in the aggregate; (xvii) (A) except as set forth in the capital budget set forth in Section 4.1(b)(xvii) of the Disclosure Schedule (the “CapEx Budget”), make or authorize any single capital expenditure in excess of $1,000,000 or series of capital expenditures in excess of $5,000,000 in the aggregate, other than any capital expenditure made or to be made from insurance proceeds for the repair and/or prevention of damage to any property of the Business or (B) materially delay any capital expenditure (1) associated with the property set forth on Section 4.11 of the Disclosure Schedule as compared to a timeline to be mutually agreed by Buyer and Seller following the Closing or (2) or contemplated by the CapEx Budget; (xviii) terminate, waive, amend, modify or otherwise revise the 3M Trademark Letter Agreement or that certain Letter Agreement set forth on Section 4.1(b)(xviii) of the Disclosure Schedule; or

57 (xix) agree in writing to take any of the actions in the foregoing clauses of this Section 4.1(b). (c) During the Pre-Closing Period, except in the Ordinary Course of Business or due to any Permitted Circumstance, (i) neither Seller nor any of its Subsidiaries shall negotiate, agree to, or make any assignment or transfer of all or any part of any Transferred IP to a Person that is not a wholly-owned Subsidiary of Seller or otherwise grant any Encumbrance (other than a Permitted Encumbrance) on all or any part of any Transferred IP Rights; (ii) Seller shall take all commercially reasonable steps to maintain and preserve all material Transferred IP Rights (except for the foregoing at the end of a natural statutory term); (iii) in the event of any known or reasonably suspected infringement, misappropriation, or other violation of any Transferred IP Right, Seller shall promptly notify Buyer in writing thereof, not take any enforcement or other action, including initiating any Legal Proceeding, related thereto without Buyer’s express prior written approval, and reasonably collaborate with Buyer with taking any enforcement action at Seller’s reasonable discretion and cost; and (iv) in the event of any written claim or Legal Proceeding against Seller or any of its Subsidiaries, alleging or asserting any infringement, misappropriation, or other violation of any Person’s Intellectual Property Rights by the Business or the P&F Products, Seller shall promptly notify Buyer in writing thereof and collaborate with Buyer in connection therewith. (d) Notwithstanding anything in this Agreement to the contrary, (i) nothing in this Agreement shall prohibit Seller or any of its Subsidiaries from taking the following actions prior to the Closing: (A) sweeping cash and cash equivalents from the accounts of the Transferred Companies, (B) causing any Transferred Company to (x) settle, cancel or otherwise eliminate any intercompany accounts or Liabilities, including Intracompany Contracts, using cash or cash equivalents, through capital contributions, distributions, forgiveness, offset or any combination of the foregoing or (y) declare, accrue, set aside or pay any dividend in the form of cash or cash equivalents or make any other contribution or distribution consisting of cash or cash equivalents or any capital reduction or redemption or share repurchase on or in respect of any of the Transferred Companies’ capital stock or other securities, or (C) transferring to Seller or a Retained Company any Excluded Liabilities or any right, title or interest of any Transferred Company in, to or under any Excluded Asset or transferring to any Transferred Company any properties, rights and assets of Seller or any of its Subsidiaries (other than any Transferred Company) that otherwise would have been Transferred Assets hereunder; provided, that Seller shall not be permitted to effect any such transfer of Excluded Assets not contemplated by the Pre-Closing Reorganization if such transfer (1) would materially reduce the Tax basis of any material Transferred Asset (other than any Transferred Asset that is, or is owned by, a Transferred Company that is a corporation for U.S. federal income tax purposes) in the hands of Buyer or its Affiliates in a Post-Closing Tax Period, or (2) would otherwise cause Buyer or the Transferred Company to incur a non-de minimis Liability that is not an Excluded Liability, in each case unless (x) Buyer consents to such transfer, (y) such incremental Liability or Tax incurred in connection with such transfer would be taken into account in the determination of the Purchase Price, or (z) Seller (or its applicable Subsidiary) agrees to fully indemnify Buyer (or the Transferred Company) for any incremental Liability or Tax incurred in connection with such transfer, (ii) the failure of Seller or any of its Subsidiaries to take any action prohibited by this Agreement, including Section 4.1(b), will not be deemed a breach of Section 4.1(a) and (iii) Buyer’s consent with respect to any action or matter pursuant to Section 4.1(b) will be deemed consent for purposes of Section 4.1(a).

58 (e) Nothing contained in this Agreement will give Buyer, directly or indirectly, the right to control or direct the Business (including the Transferred Companies) prior to the Closing. Prior to the Closing, Seller will exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over the Business (including the Transferred Companies). Section 4.2 Access to Information. (a) During the Pre-Closing Period, Seller will (and will cause its Subsidiaries to) provide Buyer with reasonable access to (i) the Transferred Facilities and the Licensed Real Property (other than portions thereof that are access-restricted in accordance with Seller’s information security program or procedures and not exclusively related to the Business; provided that the Parties shall cooperate in good faith and use reasonable efforts to facilitate access in a way that permits Buyer to access such area without unduly exposing any of Seller’s proprietary or confidential operations) and (ii) subject to Section 4.8 and applicable Privacy Requirements (for which Seller will use commercially reasonable efforts to seek all necessary consents), (A) the Business Records and (B) to the extent reasonably necessary to implement the obligations of Seller under Article 6 of this Agreement, senior management, Employees, and Contractors of the Transferred Companies and the Business, and will (and will cause its Subsidiaries to) use commercially reasonable efforts to furnish promptly to Buyer all information to the extent related to the Transferred Companies, the Employees, the Contractors, the Transferred Assets, the Assumed Liabilities and the Business (including its properties and personnel) as Buyer may reasonably request, including, subject to applicable Privacy Requirements (for which Seller will seek all necessary consents), any information or data reasonably necessary to prepare for and implement the separation of the Business. (b) All access and investigation pursuant to Section 4.2(a) will be (i) conducted during normal business hours upon reasonable advance notice to Seller, (ii) conducted in such a manner as not to interfere unreasonably with the normal operations of the Business or any other business of Seller and its Subsidiaries, and (iii) coordinated through Seller’s business development organization or a designee thereof. Seller will have the right to have one or more of its Representatives present at all times during any visits, discussions or contacts contemplated by Section 4.2(a). (c) Notwithstanding anything to the contrary in this Agreement, during the Pre-Closing Period, (i) Buyer will not, and will cause its Affiliates and its and their respective Representatives not to, contact or communicate with any vendor, supplier, landlord, customer, potential customer, employee (other than to the extent permitted in Section 4.2(a)), distributor or licensor of the Business or any Transferred Company, or any other Person having a business relationship with the Business or any Transferred Company, regarding the business, operations, or prospects of the Business or any Transferred Company or this Agreement or the transactions contemplated hereby without the prior consent of Seller (not to be unreasonably withheld, conditioned or delayed); provided that (A) Seller shall, if requested by Buyer, introduce Buyer to such Persons for the purpose of facilitating the post-Closing integration of the Business into the businesses of Buyer, at times and subject to appropriate ground rules as agreed by the Parties and their outside counsel, (B) the foregoing shall not restrict communications with such Persons with whom Buyer has an independent business relationship, and (C) the foregoing restrictions shall not apply to the contacts

59 and communications set forth on Section 4.24(c) of the Disclosure Schedule, (ii) except as set forth in Section 4.23, Buyer will have no right to perform invasive or subsurface investigations at the properties or facilities of the Business or any Transferred Company, and (iii) Buyer will have no right to access information (A) to the extent related to Excluded Assets or Excluded Liabilities or otherwise to the extent not related to the Business, the Transferred Assets, the Transferred Companies or the Assumed Liabilities, (B) that would cause a violation of any applicable Law, Order or Contract in effect as of the Original Execution Date or the loss of any legal privilege; provided that Seller shall and shall cause its Subsidiaries to use reasonable best efforts to provide alternative, redacted or substitute documents or information in a manner that would not violate any such applicable obligation or result in the loss of the ability to assert attorney-client or other legal privileges, or (C) that consists of any Combined Tax Return. Notwithstanding anything to the contrary, and for the avoidance of doubt, Buyer shall have the right to access information necessary for fulfilling the requirements of the “All Appropriate Inquiry Rule” pursuant to CERCLA section 101(35)(B) to obtain CERCLA liability protection. Section 4.3 Efforts to Consummate. Subject to Section 4.4 and Section 4.5, during the Pre-Closing Period, each of Buyer and Seller will use their reasonable best efforts (unless, with respect to any action, another standard of performance is expressly provided for herein) to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby (including the Pre- Closing Reorganization) as promptly as practicable, including satisfaction (but not waiver) of the conditions to the Closing set forth in Article 7; provided that nothing in this Agreement shall be deemed to require Seller to accept the Irish Binding Offer. Section 4.4 Consents. Without limiting Seller’s obligations under Section 1.8, Buyer acknowledges that certain Consents with respect to the transactions contemplated hereby may be required from parties to the Assigned Contracts and Contracts to which the Transferred Companies or the Business are party and that such Consents may not be obtained prior to the Closing and are not conditions to the consummation of the transactions contemplated hereby. Subject to compliance with Seller’s express obligations under this Agreement, including Section 1.8, Seller and its Affiliates will not have any Liability to Buyer arising solely out of or relating solely to the failure to obtain any such Consents and Buyer acknowledges that no representation, warranty, covenant or agreement of Seller contained herein will be breached or deemed inaccurate or breached, and no condition will be deemed not satisfied, solely as a result of the failure to obtain any such Consent. Section 4.5 Governmental Approvals. (a) Subject to the other terms and conditions of this Section 4.5, during the Pre-Closing Period, each of Buyer and Seller will, and will cause its respective Affiliates to, use reasonable best efforts to (i) obtain all Consents and Permits from Governmental Bodies that are or become necessary or advisable in connection with the consummation of the transactions contemplated hereby (including the Pre-Closing Reorganization), including to cause the waiting periods under the HSR Act and any other applicable Antitrust Laws to terminate or expire at the earliest possible date, (ii) respond promptly to any requests for information made by any Governmental Body in connection with the transaction contemplated hereby, and (iii) cooperate fully with the other Party in promptly seeking to obtain all such Consents and Permits. Buyer and Seller will prepare and file

60 (A) the required Notification and Report Forms under the HSR Act with the U.S. Federal Trade Commission and the U.S. Department of Justice as promptly as practicable after the Original Execution Date, and shall request early termination of the waiting period in such forms and (B) any required notifications, filings, registrations, submissions and other materials required or advisable under any other applicable Law as specified in Section 7.1(a) of the Disclosure Schedule (including any applicable Antitrust Law) as promptly as practicable after the Original Execution Date. All filings made in connection with the foregoing sentence will be made in substantial compliance with the requirements of applicable Law. All filing fees payable in connection with the notifications, filings, registrations, submissions or other materials contemplated by this Section 4.5(a) and any other costs and expenses required by any other applicable Law contemplated by this Section 4.5(a) (excluding Seller’s legal fees) will be paid entirely by Buyer. (b) Each of Buyer and Seller will use reasonable best efforts to (i) promptly notify and furnish the other Party’s legal counsel copies of any correspondence or communication (including, in the case of any oral correspondence or communication, a summary thereof) between it or any of its Affiliates or any of their respective Representatives, on the one hand, and any Governmental Body, on the other hand, or any filing such Party submits to any Governmental Body, (ii) consult with and permit each other Party’s legal counsel to review in advance any proposed filing and any material or substantive written or oral communication or correspondence by such Party to any Governmental Body, and (iii) consider in good faith the views of the other Party in connection with any proposed filing and any material or substantive written or oral communication or correspondence to any Governmental Body, in each case, to the extent relating to the subject matter of this Section 4.5 or the transactions contemplated hereby. Neither Buyer nor Seller will agree to, or permit any of its Affiliates or Representatives to, participate in any substantive meeting or discussion with any Governmental Body in respect of any filings, investigation, inquiry or any other matter contemplated by this Section 4.5 or any transaction contemplated hereby unless it consults with the other Party in advance and, to the extent permitted by such Governmental Body, gives the other Party the opportunity to attend and participate in such meeting or discussion. Notwithstanding the other provisions of this Section 4.5(b), Buyer or Seller may designate material it reasonably considers to be confidential or proprietary for review by legal counsel or external advisors only. Notwithstanding the foregoing or anything in this Agreement to the contrary, Buyer shall have principal responsibility for determining the timing, sequence and strategy of seeking all Consents and Permits from Governmental Bodies that are or become necessary or advisable in connection with the consummation of the transactions contemplated hereby. (c) Notwithstanding anything in this Agreement to the contrary, Buyer will, and will cause its Affiliates to, use reasonable best efforts to obtain (x) the Consents set forth in Section 7.1(a) of the Disclosure Schedule, and (y) any other regulatory Consents required under or in connection with all applicable Laws (including the HSR Act and any other applicable Antitrust Law) and use reasonable best efforts to enable all waiting periods under any applicable Antitrust Law to expire, and use reasonable best efforts to avoid or eliminate each and every impediment under any such applicable Antitrust Law or any other applicable Law asserted by any Governmental Body (clause (x) and (y) collectively, the “Antitrust Approvals”), in each case, to cause the Closing and the other transactions contemplated hereby to occur as promptly as practicable following the Original Execution Date and, in any event, prior to the date that is one (1) week prior to the Initial Termination Date. In furtherance of the foregoing and to the extent required to obtain the Antitrust

61 Approvals, Buyer or any of its Affiliates shall (i) divest, dispose of, license, restrict, or hold separate all or any portion of the businesses or assets of Buyer, the Business or any of their respective Affiliates, and (ii) consent to or otherwise agree to any change to or restrictions or limitations on any business, operations, assets, properties or contractual freedoms of any such businesses or operations of Buyer, the Business or any of their respective Affiliates (the preceding clauses (i) and (ii) collectively, a “Remedy Action”); provided that (A) in the case of the preceding clause (i) only, such Remedy Action involves solely assets or businesses of the Business and its Affiliates (or, at the election of Buyer, of Buyer and its Affiliates); (B) in the case of the preceding clause (ii) only, such Remedy Action is a proposal, agreement, commitment or undertaking from Buyer or any of its Affiliates or the Business and its Affiliates to license, supply or provide products and services to third parties (including competitors of Buyer or any of its Affiliates or the Business and its Affiliates); and (C) in each of clauses (i) and (ii), such Remedy Action, individually and in the aggregate with all other Remedy Actions, would not have, individually or in the aggregate, a Substantial Detriment on the Buyer or its Affiliates (including the Business and its Affiliates). Notwithstanding the foregoing or anything in this Agreement to the contrary, in no event will Buyer or any of its Affiliates be obligated to commit to take any action pursuant to this Section 4.5(c), the consummation of which is not conditioned on the consummation of the Closing. (d) Notwithstanding anything to the contrary in this Agreement, (i) nothing contained in this Agreement will require Seller or any of its Affiliates to modify, relinquish, forbear or narrow any rights, or agree to any restriction on the conduct of any business or operations or the ownership or exercise of any assets, properties or rights or pay any consideration to any other Person from whom any such Consents or Permits are requested and (ii) neither Seller nor any of its Affiliates will be under any obligation to take or permit any action set forth in clauses (i) and (ii) of Section 4.5(c) that (A) is not contingent upon the Closing or (B) would reasonably be expected to affect any Retained Company, any Excluded Asset, the Water Business or any other operations of Seller or any of its Affiliates (other than the Transferred Companies) other than the Business. Section 4.6 Public Announcements. Except (i) as otherwise expressly contemplated by this Agreement, (ii) for the separate or joint press releases to be issued by the Parties in the forms agreed by the Parties (or any public statement or disclosure that contains, reflects or is consistent with such information previously disclosed in press releases or other public disclosures made in accordance with this Section 4.6), (iii) to the extent such disclosure is required by applicable Law (including the rules of the U.S. Securities and Exchange Commission) or the rules of any stock exchange (in which case such Party agrees to disclose only such information as is required by Law to be disclosed and, to the extent permitted by law, to give the other party advance notice of such planned disclosure with a copy of the proposed text of the disclosure) or (iv) in any earnings call or investor conference in a manner consistent with and limited in all material respects to information in prior public disclosures made by either Party in accordance with this Section 4.6, neither Buyer nor Seller will, and each of Buyer and Seller will cause its Affiliates to not, issue any press release or otherwise make any public statements or disclosure with respect to the transactions contemplated hereby, by the Original Agreement and by the Related Agreements without the prior written consent of the other Party (which consent shall not be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing, Buyer and its Affiliates shall not be bound by the provisions of this Section 4.6 following the Closing (it being understood that, notwithstanding this sentence, no such Person shall be permitted to publicly disclose the terms or

62 conditions to this Agreement or any Related Agreement except to the extent otherwise permitted by this Section 4.6). Section 4.7 Non-solicitation; Non-competition. (a) As an inducement to Buyer and Seller, respectively, to enter into this Agreement and to consummate the transactions contemplated hereby, from the Closing Date until the date that is two (2) years after the Closing Date, (i) Seller will not, and will cause the Retained Companies not to, without the prior written consent of Buyer, directly or indirectly, solicit for employment, or hire any Employee; provided, however, that nothing in this Section 4.7(a)(i) will prohibit Seller or any of its Subsidiaries from (A) engaging in general solicitations to the public or general advertising not directly targeted at Employees, (B) soliciting any person via a search firm or employment agency that none of Seller or its Subsidiaries has instructed to target Employees, (C) soliciting any person who has ceased to be employed by Buyer or any of its Subsidiaries (provided, that if such person’s employment with Buyer or any of its Subsidiaries has ceased, at least six (6) months shall have passed prior to the solicitation) or (D) hiring respondents to such permitted solicitations and (ii) Buyer will not, and will cause its Subsidiaries not to, without the prior written consent of Seller, directly or indirectly, solicit for employment, or hire any Water Employee; provided, however, that nothing in this Section 4.7(a)(ii) will prohibit Buyer or any of its Subsidiaries from (A) engaging in general solicitations to the public or general advertising not directly targeted at Water Employees, (B) soliciting any person via a search firm or employment agency that none of Buyer or its Subsidiaries has instructed to target Water Employees, (C) soliciting any person who has ceased to be employed by Seller or any of its Subsidiaries (provided, that if such person’s employment with Seller or any of its Subsidiaries has ceased, at least six (6) months shall have passed prior to the solicitation) or (D) hiring respondents to such permitted solicitations. (b) From the Closing Date until the date that is three (3) years after the Closing Date, Seller will not, and will cause its controlled Affiliates not to, without the prior written consent of Buyer, engage anywhere in the world (the “Territory”) in any business, or in developing, selling, manufacturing, distributing or marketing any product or service, that competes directly with the Business (a “Competing Business”). (c) The prohibitions in Section 4.7(b) will not apply to: (i) Seller or any of its Subsidiaries acquiring (by any acquisition, merger, business combination or similar transaction) and, after such transaction, owning an interest in any currently unaffiliated Person (or its successor) that is engaged in a Competing Business if (A) such acquired business or Person’s revenues in respect of such Competing Business represented no more than fifteen percent (15%) of the aggregate consolidated revenues of such acquired business or Person, as applicable, for such acquired business’s or Person’s most recently completed fiscal year and (B) within twelve (12) months after the consummation of such acquisition, Seller or its applicable Subsidiary enters into a definitive agreement to cause the divestiture of, or winds-down, the Competing Business of such business or Person and completes such disposition or wind-down within eighteen (18) months following the date of such acquisition; (ii) the ownership by Seller or any of its Subsidiaries, directly or indirectly, of a passive interest in less than five percent (5%) of any class of the securities of any

63 Person traded on a national or international securities exchange; (iii) the performance by Seller or any of its Subsidiaries of their respective obligations under any Related Agreement; or (iv) the retention, ownership, operation, sale or disposition of, or the engagement or investment in, the Water Business by Seller or any other Person, including any natural evolution of the Water Business that does not involve an expansion into markets served by the P&F Products as of the Closing Date. (d) From the Closing Date until the earlier of (i) the date that is three (3) years after the Closing Date or (ii) the expiration of a Water Transaction Buyer’s obligations under Section 4.7(b) pursuant to Section 10.8(ii)(A) (if applicable), Buyer will not, and will cause its controlled Affiliates not to, without the prior written consent of Seller, engage in the Territory in any business, or in developing, selling, manufacturing, distributing or marketing any product or service, that competes, indirectly or directly, with the Water Business (a “Buyer Competing Business”). (e) The prohibitions in Section 4.7(d) will not apply to: (i) Buyer or any of its Subsidiaries acquiring (by any acquisition, merger, business combination or similar transaction) and, after such transaction, owning an interest in any currently unaffiliated Person (or its successor) that is engaged in a Buyer Competing Business if (A) such acquired business or Person’s revenues in respect of such Buyer Competing Business represented no more than fifteen percent (15%) of the aggregate consolidated revenues of such acquired business or Person, as applicable, for such acquired business’s or Person’s most recently completed fiscal year and (B) within twelve (12) months after the consummation of such acquisition, Buyer or its applicable Subsidiary enters into a definitive agreement to cause the divestiture of, or winds-down, the Buyer Competing Business of such business or Person and completes such disposition or wind-down within eighteen (18) months following the date of such acquisition; (ii) the ownership by Buyer or any of its Subsidiaries, directly or indirectly, of a passive interest in less than five percent (5%) of any class of the securities of any Person traded on a national or international securities exchange; (iii) the performance by Buyer or any of its Subsidiaries of their respective obligations under any Related Agreement; or (iv) the conduct of any existing business of Buyer or any of its Subsidiaries or the conduct of the Business, in each case as conducted immediately prior to Closing. (f) Each of the Parties agrees that the duration and geographic scope of the provisions set forth in this Section 4.7 are reasonable. In the event that any court of competent jurisdiction determines that the duration or the geographic scope, or both, are unreasonable and that any such provision is to that extent unenforceable, each of the Parties agrees that the provision shall remain in full force and effect for the greatest time period and in the greatest area that would not render it

64 unenforceable. Each of the Parties intends that the provisions set forth in this Section 4.7 shall be deemed to be a series of separate covenants, one for each and every county or other political subdivision of each and every state of the United States of America or other territory included in the Territory. Seller agrees that damages are an inadequate remedy for any breach of this provision and that the Buyer shall, whether or not it is pursuing any potential remedies at Law, be entitled to equitable relief in the form of preliminary and permanent injunctions without bond or other security upon any actual or threatened breach of these provisions. Section 4.8 Books and Records; Access; Exchange of Information. Notwithstanding anything to the contrary in this Agreement, Tax Business Records shall be governed by Section 5.3. (a) Subject to applicable Law, Seller and its Subsidiaries shall have the right to retain, following the Closing, copies of any Books and Records that (i) relate, in whole or in part, to the Water Business (the “Water Business Books and Records”), (ii) relate, in whole or in part, to any other business of Seller other than the Business or (iii) that it or any of its Subsidiaries is required to retain for bona fide legal, tax or compliance purposes. (b) Except as otherwise expressly provided in this Agreement or in any Related Agreement, Seller will only be obligated to provide Business Records and other requested information in the form, condition and format in which they then exist (subject to any redaction of information contained therein required under any Privacy Requirements), and will not be required to perform any improvement, modification, conversion, updating or reformatting of any Business Records. (c) Neither Buyer nor Seller will be required to provide any Business Records or other information to the extent doing so would (A) result in the disclosure of any trade secrets of third parties, (B) jeopardize the attorney-client privilege or similar immunity or protection or (C) conflict with any Law, Order or Contract; provided that such Party shall and shall cause its Affiliates to use commercially reasonable efforts to provide alternative, redacted or substitute documents or information in a manner that would not disclose such trade secrets, result in the loss of the ability to assert attorney-client or other legal immunity or protection or violate any such applicable obligation (including, for the avoidance of doubt, Privacy Requirements). If the Parties are in an adversarial relationship in any Legal Proceeding, the furnishing of information, documents or records sought solely in connection with such Legal Proceeding will be subject to any applicable rules relating to discovery. (d) In addition to any other rights and obligations set forth in this Agreement and the Related Agreements, the Data Processing Agreement will apply with respect to the transfer and protection of any information expressly governed by such agreement. (e) Subject to Section 4.9, from and after the Closing Date until the five (5)-year anniversary of the Closing Date, (i) each of Buyer and Seller will, and will cause their respective Subsidiaries to, (A) use commercially reasonable efforts to maintain the Business Records and all other books, records and any other material documents pertaining to the Business (collectively, the “Records”) in accordance with such Party’s record retention policies and legal holds or other similar retention or preservation requirements under applicable Law (“Legal Holds”) for the durations

65 required by such Legal Holds, and (B) provide the other Party and its Representatives reasonable access to the Records relating to periods prior to the Closing to the extent required for any reasonable, bona fide business, legal, tax or compliance purpose and (ii) Buyer will, and will cause its Subsidiaries to, (x) use commercially reasonable efforts to maintain any Water Business Books and Records in the possession of Buyer or any of its Affiliates (including the Transferred Companies) in accordance with Buyer’s record retention policies and Legal Holds for the durations required by such Legal Holds, and (y), subject to Section 4.25(a), at Seller’s written request, provide to Seller and its Representatives, and any other Person interested in the Specified Transaction that has agreed in writing to keep such information confidential, which may include the Specified Transaction Buyer, and each such Person’s Representatives, investors or financing sources, with reasonable access to any Water Business Books and Records in the possession of Buyer or any of its Affiliates (including the Transferred Companies) for purposes of evaluating the Specified Transaction solely in the event Seller is unable to make such Water Business Books and Records available to such Persons. If any Party or any of its Subsidiaries intends to destroy any Business Records, or if Buyer or any of its Subsidiaries intends to destroy any Water Business Books and Records, prior to the end of the period set forth in the previous sentence, it will provide written notice to the other Party, specifying in reasonable detail the Records or Water Business Books and Records to be destroyed. Subject to the first sentence of this Section 4.8(e) and solely to the extent permitted thereby, the relevant Records or Water Business Books and Records may be destroyed after the sixtieth (60th) day following such notice, unless the non-destroying Party notifies the destroying Party that it desires to obtain possession of such Records, in which event the destroying Party will provide such Records or Water Business Books and Records (as applicable) to the other Party. All access provided pursuant to this Section 4.8(e) will be (A) conducted during normal business hours upon reasonable advance notice to the applicable Party, (B) conducted in such a manner as not to interfere unreasonably with the normal operations of the businesses of the applicable Party and its Subsidiaries, and (C) conducted at the requesting Party’s sole out-of-pocket cost and expense. The providing Party will have the right to have one or more of its Representatives present at all times during any visits, examinations, discussions or contacts contemplated by this Section 4.8(e). In the event access is needed to an area where proprietary or confidential operations are being conducted, the Parties shall cooperate in good faith and use reasonable efforts to facilitate access in a way that permits the applicable Party to access such area without unduly exposing any of the other Party’s proprietary or confidential operations. Section 4.9 Confidentiality. (a) Notwithstanding the Closing or any termination of this Agreement, the Confidentiality Agreement will continue in full force and effect in accordance with its terms except that, upon the Closing, Buyer’s obligations thereunder with respect to Evaluation Material (as defined in the Confidentiality Agreement) exclusively related to the Business, the Transferred Assets or Assumed Liabilities will terminate. With respect to Representatives of Buyer or any of its Subsidiaries that, prior to the Closing, were Representatives of Seller or any of its Subsidiaries (including the Transferred Companies), nothing in this Section 4.9 will vitiate such Representative’s confidentiality obligations owed to Seller or any of the Retained Companies with respect to the Excluded Assets, the Excluded Liabilities or any business other than the Business as a consequence of such Representative’s former employment with Seller or any of its Subsidiaries.

66 (b) Without prejudice to any longer period that may be provided for in any of the Related Agreements, from and after the Closing until the five (5)-year anniversary of the Closing Date (or such longer period as specified below with respect to trade secrets and privileged information), each of Seller and Buyer, on behalf of itself and each of its Subsidiaries (including, in the case of Buyer, the Transferred Companies), agrees to hold, and to cause its respective Representatives to hold, in strict confidence, with at least the same degree of care that applies to such Party’s confidential information pursuant to policies in effect as of the Closing Date, all confidential and proprietary information concerning the other Party or any Subsidiary of the other Party or their respective businesses (it being understood and agreed that following the Closing, such information to the extent concerning the Transferred Assets, the Transferred Companies, the Assumed Liabilities or the Business shall be deemed to be information of Buyer and, for the avoidance of doubt, that such information to the extent concerning the Water Business, the Specified Transaction, the Excluded Assets, Excluded Liabilities or Retained Companies shall be deemed to be information of Seller) that is either in its possession (including confidential and proprietary information in its possession prior to the Original Execution Date) or furnished by any such other Party or any of its Subsidiaries or their respective Representatives at any time pursuant to this Agreement, any Related Agreement or otherwise, and shall not use any such confidential and proprietary information other than for such purposes as shall be expressly permitted hereunder or thereunder, except, in each case, to the extent that such confidential information has been (i) in the public domain or generally available to the public, other than as a result of a disclosure by such Party or any of its Subsidiaries or any of their respective Representatives in violation of this Agreement, (ii) later lawfully acquired from other sources by such Party (or any of its Subsidiaries) which sources are not themselves known by such Party (or any of its Subsidiaries) to be bound by a confidentiality obligation or other contractual, legal or fiduciary obligation of confidentiality with respect to such confidential and proprietary information, or (iii) developed or generated without reference to or use of any proprietary or confidential information of the other Party or any of its Subsidiaries. Notwithstanding the foregoing five (5)-year period, Seller’s and Buyer’s obligations with respect to (A) confidential and proprietary information that constitutes trade secrets shall survive and continue for so long as such confidential and proprietary information retains its status as a trade secret, and (B) any information subject to a legal privilege shall survive and continue for so long as such information continues to be privileged. If any confidential information of one Party or any of its Subsidiaries is disclosed to the other Party or any of such other Party’s Subsidiaries in connection with providing or receiving services to such first Party or any of its Subsidiaries under this Agreement or any Related Agreement, then such disclosed confidential information shall be used only as required to perform or receive such services. Notwithstanding the foregoing, Seller, in its sole discretion, may disclose this Agreement, the Original Agreement, any Related Agreement (in each case including any schedules, exhibits or annexes thereto) and any Water Business Books and Records, in each case of the foregoing, subject, in the case of any materials containing confidential and proprietary information governed by this Section 4.9(b), to customary confidentiality agreements to any Person interested in connection with the Specified Transaction (including the Specified Transaction Buyer) and its Representatives, investors or financing sources. Section 4.10 Intellectual Property Matters. (a) Effective as of the Closing Date, Seller (on behalf of itself and its Subsidiaries) hereby grants to Buyer a perpetual, non-sublicensable (except as set forth in Section 4.10(c)), non-

67 transferable (except as set forth in Section 4.10(d)), worldwide, royalty-free, irrevocable, non- exclusive license under (x) all Patents and Know-How owned by Seller or any of its Subsidiaries as of the Closing that are or were used in or in the absence of a license would have been infringed by, the operation of the Business or the development, use, manufacture, offering for sale, selling, import, export or other exploitation of the P&F Products during the twelve (12) month period prior to the Closing, to develop, make, have made, use, offer for sale, sell and import the P&F Products and any natural extensions thereof and (y) all Copyrights owned by Seller or any of its Subsidiaries as of the Closing that are or were used in the operation of the Business during the twelve (12) month period prior to the Closing, to reproduce, make derivative works of, distribute, perform, display and otherwise use and exploit the tangible embodiments of such Copyrights. (b) Effective as of the Closing Date, Buyer (on behalf of itself and its Affiliates) hereby grants to Seller and its Subsidiaries a perpetual, non-sublicensable (except as set forth in Section 4.10(c)), non-transferrable (except as set forth in Section 4.10(d)), worldwide, royalty-free, irrevocable, non-exclusive license under (x) all Patents and Know-How included in the Transferred IP to develop, make, have made, use, offer for sale, sell and import products and services of Seller and its Subsidiaries and natural extensions thereof, other than the P&F Products and (y) all Copyrights included in the Transferred IP to reproduce, make derivative works of, distribute, perform, display and otherwise use and exploit the tangible embodiments of such Copyrights. (c) Seller (on behalf of itself and its Subsidiaries), on the one hand, or Buyer (on behalf of itself and its Affiliates), on the other hand, as the case may be, may sublicense the license set forth in Section 4.10(a) or Section 4.10(b), as applicable, to (i) its and their vendors, consultants, contractors and suppliers, in connection with their providing services to or on behalf of Seller or its Subsidiaries, or to Buyer or its Affiliates, as applicable and (ii) its and their distributors, customers and end-users, in connection with the distribution, licensing, offering and sale of the current and future products and services of Seller or its Subsidiaries, or to Buyer or its Affiliates, as applicable, but in each case of (i) and (ii), not for the independent use of such Persons. All rights and licenses granted in Section 4.10(a) or Section 4.10(b), are granted to Buyer and Seller, respectively, (each a “Licensee”) and to any entity that is a Subsidiary of Licensee, but only for so long as such entity is a Subsidiary of such Licensee, and, will immediately and automatically terminate with respect to such entity as of the effective date when it ceases to be a Subsidiary of Licensee. Notwithstanding the foregoing, if such entity ceases to be a Subsidiary or Affiliate of Licensee, as applicable, including by way of a divestiture, spin-off, split-off or similar transaction, the licenses granted in Section 4.10(a) or Section 4.10(b) or the sublicenses granted in this Section 4.10(c), as applicable, shall continue to apply to such entity, but only with respect to the line of business that it is engaged in at the effective time of such cessation as a Subsidiary or Affiliate of Licensee, as applicable, and all natural evolutions and extensions thereof; provided that such entity or its successor provides the applicable licensors hereunder with written notice of its change in status as a Subsidiary or Affiliate of Licensee, as applicable, and agrees in writing to be bound by the terms contained in this Section 4.10, including any license limitations. (d) Notwithstanding the assignment provision in Section 10.8, and subject to Section 4.10(c) above, each Licensee may (i) assign the license set forth in Section 4.10(a) or Section 4.10(b), respectively, in whole or in part to any Affiliate, or in connection with the Specified Transaction or a merger, consolidation, or sale of all, or substantially all, of any of the businesses

68 or any material portion of the assets to which the license relates, so long as: (x) the assigning party provides the other party with prompt written notice of such transaction; (y) the assignment shall not be deemed to extend to other businesses or Affiliates of a successor and (z) the assignee agrees in writing to be bound by the applicable provisions of this Section 4.10; and (ii) assume this license in bankruptcy. In the event of a permitted assignment hereunder, the license granted herein shall bind the parties and their respective successors and permitted assigns to the applicable provisions of this Section 4.10. (e) Neither Section 4.10(a) nor Section 4.10(b) shall obligate any Party to (a) deliver any further information or tangible materials, or to provide any training, support, prosecution or enforcement to the other Party beyond that set forth elsewhere in this Agreement or in any Related Agreement or (b) prosecute, enforce or maintain any Intellectual Property Rights licensed under this Section 4.10, and each Party shall have full discretion over the decisions regarding patent filing, country selection, enforcement, and license matters for all Intellectual Property Rights owned by such Party and licensed under this Section 4.10. (f) Should Seller or Buyer, as applicable, sell, assign, transfer, exclusively license or otherwise dispose of its rights in or to any of the Intellectual Property Rights owned by it and licensed to the other Party in Section 4.10(a) or Section 4.10(b), such sale, assignment, transfer, exclusive license or other disposal shall be subject to the licenses granted under this Section 4.10. (g) Buyer hereby acknowledges that all right, title and interest in, to and under, the Excluded IP are owned exclusively by Seller or its Subsidiaries. Except as expressly permitted under this Section 4.10 or the Transitional Trademark License Agreement, any rights of the Business to use any Excluded IP will terminate as of the Closing. (h) Upon the Closing, and except as expressly permitted pursuant to Section 4.10(a) or under the Transitional Trademark License Agreement, Buyer shall cease any use of any Intellectual Property Rights that are an Excluded Asset, including any sale, distribution, license or use of any products or materials bearing any Seller Trademark. (i) Prior to the Closing, Buyer will prepare, at its sole cost and expense, any necessary short-form Trademark or Patent assignment agreements for each relevant jurisdiction outside of the United States and any other instruments of transfer (“Local Forms”) required to record in such jurisdictions the transfer to Buyer (or a designated Affiliate of Buyer) of any Transferred IP. At least thirty (30) days prior to the Closing, Buyer will provide the Local Forms to Seller for approval, not to be unreasonably withheld. If so approved, Seller or its applicable Subsidiary will promptly execute and return to Buyer such Local Forms and so Buyer can record them as appropriate. The Parties agree that any such Local Forms will have terms and conditions substantially similar to the Trademark Assignment Agreement or Patent Assignment Agreement, as applicable, and in no case will any Local Form include any additional representations, warranties, covenants or indemnities by Seller other than those set forth in the Trademark Assignment Agreement or Patent Assignment Agreement. (j) Prior to the Closing, Seller shall provide to Buyer a list of actions that are, to Seller’s Knowledge, required to be taken within 120 days following the Closing Date in order to avoid impairment or abandonment of the Transferred Registrations.

69 Section 4.11 Real Property Matters. (a) Prior to the Closing Date, Buyer and Seller shall negotiate in good faith a lease (such agreement, the “Real Estate License Agreement”) pursuant to which Seller or one of its Subsidiaries shall lease to Buyer the real property described in Section 4.11(a) of the Disclosure Schedule (such real property, the “Licensed Real Property”),which Real Estate License Agreement shall be based on customary terms and provide (u) an initial term of not less than ten (10) years (commencing once the landlord thereunder completes the demising of the Premises thereunder at its sole cost), (v) at least one renewal term of not less than five (5) years (which may be exercised by the Tenant thereunder), (w) base rent of not more than $120 per annum, (x) that Landlord shall provide to Tenant services in a manner consistent with the operation of the Business prior to the Effective Date, and (y) providing customary provisions (including reasonable Tenant approval rights) with respect to the design, build-out, completion of the premises demised thereunder and remedies related to any late delivery. (b) Notwithstanding anything in this Agreement to the contrary, to the extent that any Real Estate License Agreement would require the Consent of any third party pursuant to its terms or applicable Law, Section 1.8 and Section 4.4 will apply. Section 4.12 Termination of Intracompany Arrangements. All Contracts, payables, receivables and other arrangements between the Business (including the Transferred Companies), on the one hand, and any other business of Seller or any Retained Company, on the other hand, and all sublicenses to any Person thereunder (collectively, the “Intracompany Contracts”), other than any Related Agreement, any Contracts executed in accordance with the Pre-Closing Reorganization and Contracts set forth on Section 1.2(a)(v) of the Disclosure Schedule (collectively, the “Surviving Intracompany Contracts”), will hereby terminate as of the Closing Date, and, as of immediately prior to the Closing, all Liabilities thereunder will be deemed to have been satisfied, in Seller’s sole and absolute discretion, by repayment, capital contribution, distribution, forgiveness, offset, or any combination of the foregoing without any further liability to, or obligation of, each of Seller or its Subsidiaries, as applicable, on the one hand, and the Business (including the Transferred Companies), on the other hand, from and after the Closing. Section 4.13 Termination of Overhead and Shared Services. (a) Except as otherwise expressly provided in any Related Agreement, effective as of the Closing Date, all Overhead and Shared Services provided to the Business (including the Transferred Companies) will cease and Seller and its Subsidiaries will have no further obligation to provide any such Overhead and Shared Services to the Business (including the Transferred Companies). (b) Buyer further acknowledges that, as of the Closing, the Business and Transferred Assets (including the Transferred Companies) will cease to be insured by any insurance policies of Seller or any of its Affiliates, except for those occurrence-based insurance policies set forth in Section 1.2(b)(xx) of the Disclosure Schedule and (collectively, the “Insurance Policies”). (c) Following the Closing, Buyer and the Transferred Companies shall have the right to assert claims arising from or relating to facts, circumstances, events or matters that occurred or

70 were alleged to have occurred prior to the Closing under the Insurance Policies, to the extent permitted under such Insurance Policies and subject to the applicable deductibles and other terms and conditions of such policies. With respect to any claim made by Buyer or the Transferred Companies, Buyer shall promptly report any such claims (or matters reasonably expected to give rise to a claim) to Seller, and Seller shall (x) (at Buyer’s sole expense) reasonably promptly submit such claims to the provider of such Insurance Policies and (y) reasonably assist in pursuing insurance proceeds in connection with such claims and promptly deliver to Buyer any insurance proceeds received with respect thereto (calculated net of reasonable expenses incurred in procuring such recovery and any increase in premiums or retroactive premium adjustments or chargebacks paid by or on behalf of Seller or its Subsidiaries to the extent as a result of such claims, and taking into account the available coverage under each relevant insurance policy, it being understood that such coverage shall first be available to satisfy other claims of the Seller or its Subsidiaries that are pending under such policy at the time the claim for the benefit of Buyer is made); provided that, unless otherwise deducted from the proceeds received by Seller, Buyer shall pay Seller (or reimburse the Seller for), without duplication, any deductibles or retention amounts or other costs in each case to the extent resulting from any claim made by Seller or its Subsidiaries on behalf of any of Buyer or the Transferred Companies under such policies. Notwithstanding anything to the contrary herein, it is understood and agreed that claims for benefits or coverage under any self- insurance programs of the Seller or its Subsidiaries shall not be permitted by this Section 4.13. Notwithstanding anything to the contrary in this Section 4.13, in no event will Buyer or any Transferred Company be entitled to make a claim under any Insurance Policy, and Seller shall not be obligated to assist regarding any claim, to the extent such claim would result in an increase in the deductible, retention, collateral requirements or premium associated with any Insurance Policy, unless Buyer agrees to bear such increase. Notwithstanding anything to the contrary in this Section 4.13, nothing in this Section 4.13 shall guarantee that coverage will be available under any Insurance Policy in respect of any particular claim. Section 4.14 Bulk Sales. Seller shall provide commercially reasonable cooperation with Buyer and make any filings reasonably and timely requested by Buyer to obtain any available Tax clearance certificates in connection with the transactions contemplated by this Agreement. Section 4.15 Wrong Pocket. Subject to the terms of this Agreement and the Related Agreements, following the Closing, if either Party or any of its Affiliates: (a) becomes aware that (i) any of the Transferred Assets or Assumed Liabilities has not been transferred to Buyer or (ii) any of the Excluded Assets or Excluded Liabilities has been transferred to Buyer (directly or indirectly, including via the transfer of equity interests in any Transferred Company) (and has not been taken into account in the determination of the Purchase Price in the Final Adjustment Report), it will promptly notify the other Party and the Parties will cooperate in good faith to transfer the relevant asset or liability to the appropriate Party at no additional expense to the receiving Party; and (b) receives any funds or property intended for or otherwise the property of the other Party pursuant to the terms of this Agreement or any of the Related Agreements except to the extent reflected or otherwise taken into account in the Closing Payment or the Additional Payment Amount, the receiving Party will promptly notify and forward such funds or property to, the other Party.

71 Section 4.16 Credit Support for the Business. From and after the Original Execution Date, the Parties will cooperate in good faith and use commercially reasonable efforts to procure, as of the Closing (or in the case of any Financial Assurance that relates to a Delayed Transferred Asset, the date such Delayed Transferred Asset is transferred to Buyer) or as promptly as practicable thereafter, the return or unconditional release by the applicable counterparty of each obligation of Seller or any Retained Company in favor of any Transferred Company or the Business to the extent relating to any Transferred Asset, any Assumed Liability, or any Transferred Company (it being understood that it shall be Buyer’s responsibility to procure the return or release thereof), and each obligation of any Transferred Company or the Business in favor of the Seller or the Retained Companies to the extent relating to any Excluded Asset, any Excluded Liability, Seller or any Retained Company (it being understood that it shall be Seller’s responsibility to procure the return or release thereof), in each case including the obligations set forth in Section 4.16 and Section 2.4(e) of the Disclosure Schedule, respectively (including any guarantees, letter of credit, letter of comfort, performance bond, surety, indemnification or contribution obligations, or other form of credit support provided by or posted by (as applicable) Seller or any of its Subsidiaries or any third party on behalf thereof) (the “Financial Assurances”), including using commercially reasonable efforts to provide substitute guarantees, furnishing substitute letters of credit, instituting substitute escrow arrangements or posting surety or performance bonds, provided that the Parties shall not be required to offer terms that are more favorable to the counterparty as the terms of the applicable Financial Assurance or to enter any such arrangement prior to the Closing or that is not properly accounted for in the Closing Payment, and Buyer shall not be required to enter into any such arrangement with respect to a Liability that is not an Assumed Liability and Seller shall not be required to enter into any such arrangement with respect to a Liability that is not an Excluded Liability. Section 4.17 Removal of Excluded Assets and Transferred Assets. (a) Seller shall be entitled to remove all Excluded Assets located at any Transferred Facility. Seller will remove such Excluded Assets from the Transferred Facilities within one hundred and twenty (120) days following the Closing Date (or with respect to Excluded Assets that are Delayed TSA Assets, within one hundred and twenty (120) days following the applicable Transition Support Termination). Following the Closing, Buyer will use commercially reasonable efforts to cooperate with such removal, including by providing Seller reasonable access, upon reasonable notice and in a manner that does not interfere unreasonably with the normal business operations of Buyer, to permit the removal of such Excluded Assets. Risk of loss with respect to any such Excluded Assets will remain with Seller at the Closing. (b) Except as provided in Section 4.17 of the Disclosure Schedule, Buyer will be responsible for, with Seller’s reasonable cooperation, removing all Transferred Assets located at any facility of Seller or any of its Subsidiaries, other than the Transferred Facilities. Buyer will remove such Transferred Assets within one hundred and twenty (120) days following the Closing Date (or with respect to Transferred Assets that are Delayed TSA Assets, within one hundred and twenty (120) days following the applicable Transition Support Termination) unless otherwise provided in any Related Agreement, in which case, such removal will occur within sixty (60) days following the termination or expiration of the relevant Related Agreement. Following the Closing, Seller will use commercially reasonable efforts to cooperate with such removal, including by

72 providing Buyer reasonable access, upon reasonable notice and in a manner that does not interfere unreasonably with the normal business operations of Seller, to permit the removal of such Transferred Assets. Notwithstanding the foregoing, Seller agrees to transfer all Company Data to Buyer using reasonable security procedures and protocols, as applicable, and in a manner consistent with applicable Law and its contractual obligations, unless otherwise set forth in the Transition Services Agreement. Risk of loss with respect to any such Transferred Assets will pass to Buyer at the Closing. (c) Notwithstanding anything in this Section 4.17, if the storage, use, or removal of any Excluded Asset or Transferred Asset is otherwise addressed in a Related Agreement, the terms of such Related Agreement will control. Section 4.18 R&W Insurance Policy. Buyer will be responsible for paying the premiums, commissions, fees, Taxes and other costs and expenses of procuring and maintaining the R&W Insurance Policy. Except as set forth in Section 9.2(f), neither Seller nor any Affiliate thereof will have any obligation to indemnify or compensate Buyer or any other Person regardless of whether Buyer can maintain the R&W Insurance Policy, whether the terms thereof do not provide coverage for any specific type or category of claims or losses, or whether the issuer or underwriter of such policy terminates the same or does not for any reason accept or pay any claims made thereunder. Buyer will not, and will cause the insureds not to, waive, amend, modify or otherwise revise the R&W Waiver or 3PB Provision under the R&W Insurance Policy. Buyer acknowledges and agrees that the obtaining or effectiveness of the R&W Insurance Policy is not a condition to the Closing and reaffirms its obligation to consummate the transactions contemplated hereby, irrespective and independently of the availability or effectiveness of the R&W Insurance Policy, subject only to the satisfaction or waiver of the conditions to the Closing set forth in Section 7.1 and Section 7.2. Section 4.19 [Reserved]. Section 4.20 Notification of Certain Matters. From the Original Execution Date until the Closing, each Party will promptly notify the other Party in writing of any occurrence of which it is aware that is reasonably likely to result in the failure of any of the conditions to the other Party’s obligations to consummate the transactions contemplated hereby set forth in Article 7 to be satisfied; provided, however, that any failure to give notice as required pursuant to this Section 4.20 will not in and of itself be (a) deemed to be a breach of the covenant contained in this Section 4.20, or (b) taken into account in determining whether the conditions to the other Party’s obligations to consummate the transactions contemplated hereby set forth in Article 7 have been satisfied. Section 4.21 Permits. (a) Promptly following receipt of Buyer’s request, Seller shall provide to Buyer any information in Seller’s possession reasonably requested by Buyer to obtain the Material Permits to the extent such Material Permits will not transfer to Buyer by their terms at the Closing. Seller and its Subsidiaries shall use their commercially reasonable efforts to assist Buyer in obtaining any Material Permits necessary (or that may become necessary) for Buyer to own or operate the Business and the Transferred Assets at Buyer’s sole cost. If any such Material Permit is not obtained

73 prior to the Closing, Seller, Seller’s Subsidiaries and Buyer shall cooperate in good faith to enter into a reasonable transitional arrangement under which Buyer shall obtain the benefit of such Material Permit in connection with the ownership or operation of the Business or the Transferred Assets. (b) If any Transferred Permit is (or becomes) necessary for the ownership or operation of the Water Business or any Excluded Assets, Buyer and its Subsidiaries (including, from and after the Closing, the Transferred Companies) shall use their commercially reasonable efforts to assist Seller, a Retained Company or the Specified Transaction Buyer, as applicable, in obtaining its own Permit at Seller’s sole cost. Until all such Permits shall have been obtained, Buyer, the applicable Transferred Companies, Seller, the applicable Retained Companies or the Specified Transaction Buyer shall cooperate in good faith to enter into a reasonable transitional arrangement under which Seller (or a Retained Company) or the Specified Transaction Buyer, as applicable, shall obtain the benefit of the relevant Transferred Permits in connection with the ownership or operation of the Water Business or the Excluded Assets. Section 4.22 Exclusivity. (a) During the Pre-Closing Period, Seller shall not, and Seller shall (i) cause each of its Subsidiaries and each of the respective officers, directors, managers, employees, and (ii) direct representatives and agents of Seller or any of its Subsidiaries, not to, directly or indirectly, through any officer, director, manager, employee, Affiliate, agent or representative or otherwise, (A) initiate, solicit, knowingly encourage or otherwise knowingly facilitate any inquiry, proposal, offer or discussion with any party (other than Buyer or its Representatives) concerning any acquisition, equity or debt financing, joint venture, merger, reorganization, consolidation, recapitalization, business combination, liquidation, dissolution, share exchange, sale of stock, sale of material assets or similar business transaction involving the Transferred Companies, the Transferred Assets or the Business, (B) furnish any non-public information concerning the Transferred Companies, the Transferred Assets or the Business to any other party evaluating such a transaction (other than to Buyer or its Representatives) or (C) engage in negotiations or enter into any Contract with any party (other than Buyer or its Representatives) concerning any such transaction; provided, however, that nothing in this Section 4.22 shall apply to the Water Business (including any portion thereof owned or operated by the Transferred Companies) or restrict Seller or any of its Affiliates from taking any of the aforementioned actions in connection with the Specified Transaction. (b) Seller shall promptly, and in any event within three (3) Business Days of the Original Execution Date, immediately cease and cause to be terminated all discussions or negotiations of the nature described in Section 4.24(a) with any Person. Upon any such termination, Seller shall request that any such party return or destroy any confidential information of Seller, the Transferred Companies, the Transferred Assets and the Business provided to any such party during the course of any such discussions or negotiations. If Seller or any of its Subsidiaries receives any inquiry, proposal or offer of the nature described in Section 4.24(a), Seller shall, within two (2) Business Days after such receipt, notify Buyer of such inquiry, proposal or offer. Section 4.23 Connecticut Transfer Act. Buyer shall, at its sole cost and expense, prepare the appropriate Connecticut Transfer Act form filings, together with the required documentation including an Environmental Condition Assessment Forms (“ECAF”) for the

74 transfer of each of the Transferred Facilities and Transferred Companies located in the State of Connecticut that meet the definition of an “Establishment” under the Connecticut Transfer Act. Buyer shall sign the applicable Connecticut Transfer Act forms as “Transferee” and “Certifying Party” as defined under the Connecticut Transfer Act, file such Connecticut Transfer Act forms together with the required documents including the respective ECAFs with the Connecticut Department of Energy and Environmental Protection (“CTDEEP”) within ten (10) days of Closing hereunder. Buyer acknowledges that prior to the Connecticut Transfer Act trigger associated with the transaction contemplated by this Agreement, there were previous transfers relating to the sites located at (i) 32 River Road, Stafford Springs, Connecticut, including REM ID. No. 23226 (“Stafford Springs Facility”); (ii) 400 Research Parkway Meriden, Connecticut (“Meriden Facility”), including REM ID. No. 23215; and (iii) 47 Main Street in Talcottville, Connecticut (“Talcottville Facility”) including REM ID. No. 12562 (collectively referred to as “Prior Transfers”). As to the Talcottville Facility, in 1995, Cuno Incorporated, a predecessor to 3M Purification, Inc., signed a Connecticut Transfer Act Form III as the Certifying Party for the sale of the Talcottville Facility and entered into an Environmental Remediation Agreement dated December 28, 1995, as amended by the Amendment to Environmental Agreement dated December 1, 2015 (“Talcottville Environmental Agreement”) setting forth 3M Purification’s rights, obligations and responsibilities for the remediation of contamination of the Talcottville Facility pursuant to and/or required by the Connecticut Transfer Act (“Talcottville Agreements”). 3M Purification’s obligation to remediate the above Transferred Facilities pursuant to the Connecticut Transfer Act as a result of the Prior Transfers have not been completed as of the Original Execution Date. At its sole cost and expense, Buyer shall complete any investigation or remediation, or other activities, including institutional or engineered controls, Environmental Use Restrictions or any other risk-based remedial alternatives, available for Buyer under the RSRs and/or the Release- Based Clean Up Regulations to be adopted by CTDEEP (“CT Release-Based Regulations”) (as of its effective date), to comply with the Connecticut Transfer Act for the Transferred Facilities, including those as a result of the Prior Transfer and the current transfer contemplated by this Agreement for which it has been identified as Certifying Party (collectively “Buyer’s TA Obligations”) in each case, subject to the terms of this Agreement and, with respect to the Talcottville Facility, the Talcottville Agreements. Seller, in its capacity as owner of the Transferred Facilities and/or the Transferred Companies, shall sign the respective Connecticut Transfer Act forms as “Transferor” as defined under the Connecticut Transfer Act, and agrees that Buyer shall have completed Buyer’s TA Obligations hereunder for each of the respective Connecticut Transfer Act filings, upon the earlier to occur of (i) the issuance of a so called “no audit” notice by CTDEEP after Buyer submitted its “Verification” for the respective Connecticut Transfer Act filing to CTDEEP as such term is defined under the Transfer Act, (ii) full and final resolution of any audit of the “Verification” for the respective Connecticut Transfer Act filing conducted by CTDEEP, if CTDEEP should open an audit thereof, or (iii) the expiration of the statutory audit period of Buyer’s “Verification” for the respective Connecticut Transfer Act filing under the Connecticut Transfer Act (a “Transfer Act Completion Event”) or, (iv) solely with respect to the Talcottville Facility, full compliance with all Buyer’s obligations under the Talcottville Agreements, at which time Buyer shall have no further obligations to Seller for Buyer’s TA Obligations as set forth in this Section 4.23 and Seller agrees to release and waive Buyer from its respective TA Obligations in this Section 4.23. However, notwithstanding the above, the release and waiver expressly provided herein shall not apply if, CTDEEP takes and/or requires any action pursuant to applicable Connecticut law relating to or arising from Buyer’s TA Obligations, including, but not limited to,

75 CGS 22a-134a (as amended). Notwithstanding anything to the contrary, nothing herein shall restrict Buyer from utilizing any provisions set forth in the CT Release-Based Regulations (as of its effective date) to comply with Buyer’s TA Obligations; provided, that any use of the CT Release-Based Regulations is in accordance with Environmental Law and the Talcottville Agreements. Section 4.24 Pre-Closing Matters. (a) Seller and its Subsidiaries shall use reasonable best efforts to consummate the Pre- Closing Reorganization as soon as practicable after the Original Execution Date and in any event prior to the Closing (or, if different, on the timeline contemplated by the Pre-Closing Reorganization). Seller shall make available to Buyer true and complete copies of the material implementing documents (including any implementing documents with respect to transactions in Ireland or Mexico) in respect of the Pre-Closing Reorganization (the “Pre-Closing Reorganization Documents”). Seller shall be permitted to amend the Pre-Closing Reorganization with the prior written consent of Buyer (not to be unreasonably withheld, conditioned or delayed); provided further that for the avoidance of doubt the Parties hereby agree that (i) any change to entity classification (“check-the-box”) election under Section 7701 of the Code with respect to any of Seller’s Affiliates (excluding the Transferred Companies) undertaken as part of the Pre-Closing Reorganization shall not require prior written consent of Buyer under this Agreement, and (ii) the impact of an amendment to the Pre-Closing Reorganization on a Tax Attribute shall not constitute a reason for Buyer to deny consent. Notwithstanding the foregoing, Seller shall not be permitted to amend the Pre-Closing Reorganization without the prior written consent of Buyer (in its sole discretion) to the extent such amendment materially reduces the Tax basis of any material Transferred Asset (other than any Transferred Asset that is, or is owned by, a Transferred Company that is a corporation for U.S. federal income tax purposes) in the hands of Buyer or its Affiliates in a Post-Closing Tax Period. For the avoidance of doubt, implementing an action or option contemplated in Section I of the Disclosure Schedule shall not constitute an amendment to the Pre- Closing Reorganization. (b) Each of the Pre-Closing Reorganization Documents (i) is or when executed will be a valid and binding agreement of the parties thereto, enforceable in accordance with its terms, (ii) does not (or when executed and consummated, will not) violate any applicable Law and (iii) will not result in any non-de minimis liability or cost to any of the Transferred Companies or the Business. Each Pre-Closing Reorganization Document shall be in a form and substance reasonably acceptable to Buyer, and prior to executing (or permitting any applicable Subsidiary to execute) and Pre-Closing Reorganization Document, Seller shall provide Buyer with a reasonable opportunity to review and comment thereon. (c) During the Pre-Closing Period, (i) the applicable Party shall (and shall cause its Subsidiaries to) use reasonable best efforts to complete the activities set forth in Section 4.24(c)(i) of the Disclosure Schedule as promptly as practicable and (ii) Seller and Buyer shall (and shall cause their Subsidiaries to) negotiate in good faith and, as promptly as practicable following the date hereof and in any event prior to the Closing Date, mutually agree upon all applicable schedules for the Related Agreements, it being understood that (A) unless otherwise mutually agreed by Seller and Buyer, such schedules shall include the Transition Services described in Section 4.24(c)(ii)of the Disclosure Schedule and, with respect to any matter not addressed by Section 4.24(c)(ii) of the

76 Disclosure Schedule, shall be on customary terms and (B) neither Buyer nor Seller shall be permitted to unreasonably withhold, condition or delay its agreement to any schedule to any Related Agreement. (d) As promptly as practicable after the Original Execution Date, the Parties will establish a transition and integration planning team (which shall include senior executives of Seller and Buyer) to discuss and plan for a transition and integration planning process concerning the separation, transition or migration of the operations of Seller and the Business, and which shall meet from time to time, as reasonably requested by Buyer, but no less frequently than weekly. (e) Prior to the Closing, Seller shall use reasonable best efforts to cause to be delivered to 3M the “Unqualified Tax Opinion” (as defined in the Tax Matters Agreement). Section 4.25 Specified Transaction; Disclosure Schedule Update. (a) If requested by Seller, Buyer shall use commercially reasonable efforts prior to and for a period of up to three (3) years following the Closing (such period, the “Initial Specified Transaction Sale Period”) to cooperate with and assist Seller in any planning, preparations, consummation and the implementation of the transaction described in Section 4.25(i) of the Disclosure Schedule (the “Specified Transaction” and take such actions set forth in Section 4.25(ii) of the Disclosure Schedule; provided that the Initial Specified Transaction Sale Period may be extended by Seller by delivering written notice to Buyer at least ten (10) Business Days prior to the expiration of the Initial Specified Transaction Sale Period until the earlier of (i) closing of a Specified Transaction or (ii) such date that Seller is no longer Actively Engaged in the Specified Transaction (such period, the “Extended Specified Transaction Sale Period”). Without Seller’s prior written consent, Buyer shall not communicate with any Person interested in the Specified Transaction or any of such Person’s Representatives, in each case in connection with the Specified Transaction. Notwithstanding the foregoing, none of Buyer or any of its Affiliates shall be required to execute any definitive agreements with any third party for the negotiation and/or consummation of the Specified Transaction (which shall not be deemed to restrict any assignment expressly permitted under any Related Agreement, subject to and in accordance with the terms set forth therein). For purposes of this Section 4.25(a), “Actively Engaged” shall mean that Seller either (i) is a party to a binding definitive agreement with respect to the consummation of the Specified Transaction that remains in effect or (ii) that Seller has engaged a financial advisor to conduct a formal sale process, which (A) has commenced prior to expiration of the Initial Specified Transaction Sale Period and (B) involves at least one bidder that is subject to a non-disclosure agreement who is actively conducting due diligence or negotiations with respect to the Specified Transaction; provided that any Extended Specified Transaction Sale Period shall terminate upon (x) the termination of any definitive agreement with respect to the Specified Transaction contemplated by the foregoing clause (i) or the termination or abandonment of the sale process contemplated by the foregoing clause (ii) by either the Seller or the last remaining bidder in connection with the Specified Transaction. (b) Seller shall (i) bear all documented out-of-pocket expenses or costs incurred by Buyer or its Affiliates in connection with any cooperation or assistance requested by Seller with respect to the Specified Transaction, (ii) promptly reimburse Buyer and its Affiliates for their respective reasonable out-of-pocket expenses (including reasonable attorneys’ fees) incurred by

77 Buyer or its Affiliates in connection with any cooperation or assistance requested by Seller with respect to the Specified Transaction and (iii) indemnify and hold harmless Buyer, its Affiliates and their respective Representatives from and against all Losses suffered or incurred, directly or indirectly, by such Persons as a result of (A) their compliance with Section 4.25(a) and (B) the Specified Transaction (in each case, other than any Liabilities owed by Buyer to the Specified Transaction Buyer by virtue of the assignment by Seller of this Agreement or any Related Agreement to the Specified Transaction Buyer pursuant to its terms); provided that (1) this indemnity shall not modify Buyer’s obligation to Seller pursuant to Article 9 hereof or require Seller to indemnify any Person for matters subject to the indemnity under Section 9.3 and (2) Seller shall not be required to bear or reimburse any expenses or costs incurred without its approval (not to be unreasonably withheld, conditioned or delayed). Buyer shall have no obligation to undertake any action with respect to this Section 4.25, the Specified Transaction or the Water Business, or to incur any third-party expense, that was not previously approved by Seller. The Parties agree and acknowledge that (x) upon satisfaction or waiver of the conditions set forth in Article 7, the Closing will proceed in accordance with Section 1.6 notwithstanding the status of the planning or preparations for the Specified Transaction, and (y) no action taken by Buyer prior to the Closing at the request of Seller pursuant to this Section 4.25(a) shall be a breach of any term of this Agreement or any Related Agreement, including any representation, warranty or covenant set forth herein or therein, and Seller shall not be required to take any action that breaches the Tax Matters Agreement. Upon the earlier of (I) a closing of a Specified Transaction or (II) the date that is five (5) Business Days following the end of the Initial Specified Transaction Sale Period or the Extended Specified Transaction Sale Period, as applicable, Seller shall remit to Buyer by wire transfer of immediately available funds an amount in cash equal to $75,000,000 (or, in the event that a Specified Transaction is consummated for less than $75,000,000 in Gross Proceeds, then Seller shall remit to Buyer an amount equal to the aggregate value of the Gross Proceeds actually received by Seller or its Affiliates in such Specified Transaction); provided that Seller’s obligations pursuant to this sentence shall cease once it has remitted $75,000,000 to Buyer. For purposes of this Section 4.25(b), “Gross Proceeds” shall mean (x) the total amount of cash and the fair market value of other property paid or payable (including amounts paid into escrow) by the Specified Transaction Buyer less (y) all cash, funds, proceeds or any other value received in respect of any Value Added Tax (if any) in connection with the Specified Transaction to Seller or any of its Affiliates or shareholders for any equity and/or assets of the Water Business, including the principal amount of all indebtedness of borrowed money the Seller and its Affiliates assumed by the Specified Transaction Buyer or retired or defeased by the Specified Transaction Buyer or the principal amount of all indebtedness issued by the Specified Transaction Buyer to the Seller, its Affiliates or its shareholders as consideration for the Specified Transaction. For U.S. federal (and if applicable, state and local) tax purposes, the Parties agree to treat the arrangement described in the two preceding sentences as an adjustment to the Purchase Price, and (x) the Parties shall file all Tax Returns consistent with such treatment; and (y) in the event that any Tax authority disputes such treatment, Seller or Buyer, as the case may be, shall promptly notify the other Party of the nature of such dispute, and shall cooperate in good faith to preserve such treatment. (c) Within 30 days following the date of this Agreement, Seller shall deliver to Buyer an updated version of those Sections of the Disclosure Schedule identified as an “Update Schedule” herein (the “Disclosure Schedule Update”); provided that (a) the Disclosure Schedule Update shall be prepared in accordance with the principles set forth in Section 4.25(c) of the Disclosure Schedule

78 (the “Update Principles”) and (b) Seller shall consider in good faith any reasonable comments of Buyer to the Disclosure Schedule Update provided to Seller in writing within 10 days of delivery of the Disclosure Schedule Update, and shall incorporate any such comments only to the extent necessary to address any inconsistency between Seller’s proposed Disclosure Schedule Update and the Update Principles within 5 Business Days of receipt. The Disclosure Schedule Update shall replace and supersede the corresponding section of the Disclosure Schedules, and references to the Disclosure Schedule herein shall thereafter refer to the Disclosure Schedules as updated by the Disclosure Schedule Update. Section 4.26 Director and Officer Indemnification. (a) Buyer agrees that all rights to exculpation, indemnification and advancement of expenses pursuant to the Organizational Documents of the Transferred Companies or any indemnification agreement to which any D&O Indemnified Person is party, in each case in effect as of the Original Execution Date and made available to Buyer, for acts or omissions occurring at or prior to the Closing, whether (i) asserted or claimed prior to, on or after the Closing Date (including in respect of any matters arising in connection with this Agreement and the transactions contemplated hereby and by the Related Agreements), (ii) now existing or (iii) arising prior to Closing, in favor of each Person who is now, or who has been at any time prior to the date hereof, or who becomes prior to the Closing, a director, officer, employee or other fiduciary of a Transferred Company or was serving as a director, officer, employee or other fiduciary of another Person at the request of an Transferred Company or the Business (each, a “D&O Indemnified Person”) shall survive the Closing and the consummation of the transactions contemplated by this Agreement and the Related Agreements and remain in full force and effect. For a period of six (6) years after the Closing, (A) Buyer shall not, and shall not permit any Transferred Company to, without the prior written consent of the relevant D&O Indemnified Persons, amend, repeal or modify in a manner adverse to such D&O Indemnified Person any provision in any Transferred Company’s Organizational Documents relating to the exculpation, indemnification or advancement of expenses with respect to any D&O Indemnified Person in connection with acts or omissions occurring on or prior to the Closing Date, whether asserted or claimed prior to, on or after the Closing Date (including in respect of any matters arising in connection with this Agreement and the transactions contemplated hereby and by the Related Agreements), unless, and only to the extent, required by applicable Law or Order and (B) Buyer shall, and shall cause the Transferred Companies to, maintain in full force and effect any indemnification agreements between any Transferred Company and any D&O Indemnified Person in effect as of the Original Execution Date and made available to Buyer in accordance with their terms. (b) The provisions of this Section 4.26 are intended to be for the benefit of, and shall be enforceable by, each D&O Indemnified Person, his or her heirs and his or her executors, administrators and personal representatives, each of whom is an intended third-party beneficiary of this Section 4.26, and are in addition to, and not in substitution for, any other rights, including rights to indemnification or contribution that any such Person may have by Contract or otherwise. The provisions of this Section 4.26 shall survive consummation of the Closing. The provisions of this Section 4.26, and any obligations to D&O Indemnified Person hereunder or under any Transferred Company’s Organizational Documents shall not be deemed to modify the definition of Assumed Liabilities or Excluded Liabilities for any purpose under this Agreement, including Article 9.

79 Section 4.27 Further Assurances. Following the Closing, and subject to the terms and conditions of this Agreement, each of Buyer and Seller will, and will cause its respective Subsidiaries to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated hereby. Without limiting the foregoing, Buyer agrees to use commercially reasonable efforts to enable Seller to comply with the obligations under the 3M Separation Agreements set forth on Section 4.27 of the Disclosure Schedule; provided that Seller shall bear any expenses or costs incurred by Buyer, or otherwise make Buyer whole therefor, in taking any such actions. ARTICLE 5 TAX MATTERS Section 5.1 Tax Returns and Related Matters. (a) Seller shall prepare and file (or cause to be prepared and filed) (i) all Combined Tax Returns and (ii) all other Tax Returns required to be filed by or with respect to the Transferred Assets, Assumed Liabilities and the Business prior to the Closing Date (other than Tax Returns with respect to Transfer Taxes pursuant to Section 5.5 and Value Added Taxes pursuant to Section 5.5). (b) All other Tax Returns required to be filed with respect to the Transferred Assets, Assumed Liabilities and the Business with respect to a Pre-Closing Tax Period or a Straddle Period shall, to the extent permitted by applicable Law, be prepared and filed by Buyer in a manner consistent with (i) past practices, (ii) the agreed upon treatment in the Tax Matters Agreement or in this Agreement, (iii) Section 5.1(b) of the Disclosure Schedule, and (iv) to the extent Buyer has been provided such agreement under Section 4.24 (or Seller provides Buyer with written notice within a reasonable period of time prior to the due date of the applicable Tax Return), any Tax sharing agreement entered into between or among Seller and any of its Affiliates or any agreement entered into between or among Seller and its Affiliates (including the Transferred Companies) in connection with the Pre-Closing Reorganization, and in accordance with Section 5.2. Buyer shall timely remit (or cause to be remitted) all Taxes due in respect of such Tax Returns. (c) In the case of any Tax Return required to be prepared by Buyer pursuant to Section 5.1(b) (any such Tax Return, a “Seller Reviewed Return”), Seller will be given a reasonable opportunity to review and comment on each such Seller Reviewed Return before it is filed and Buyer will accept and reflect any reasonable comments provided by Seller. If there is a disagreement, Seller and Buyer will cooperate in good faith to reach a resolution and Buyer will not file any such Seller Reviewed Return until the earlier of the applicable filing deadline (including extensions) and the resolution of any such disagreement. If Buyer and Seller are unable to resolve any disagreement, the procedures set forth in Section 5.7 will apply. (d) Buyer, on its own behalf and on behalf of its Affiliates, and to the extent permitted by Law, hereby waives any right to use or apply in any Pre-Closing Tax Period of a Transferred Company (or Affiliated Group in which such Transferred Company was a member) any Tax Attribute arising in any taxable period ending on or after the Closing Date. In addition, following the Closing, without the prior written consent of Seller (which consent shall not be unreasonably

80 withheld, conditioned, or delayed), to the extent it relates to the Transferred Assets, Assumed Liabilities or the Business, Buyer shall not, and shall cause its Affiliates (including the Transferred Companies to not): (a) file or amend (except, for the avoidance of doubt, as contemplated by Section 5.1(b)) any Tax Return for a Pre-Closing Tax Period or Straddle Period, (b) engage in any voluntary disclosure or similar process or initiate communications with any Tax authority with respect to Taxes attributable to a Pre-Closing Tax Period or Straddle Period, (c) extend or waive, or cause to be extended or waived, or permit any Transferred Company to extend or waive, any statute of limitations or other period for the assessment of any Tax or deficiency related to a Pre- Closing Tax Period or Straddle Period (other than in connection with an automatic extension to file Tax Returns obtained in the Ordinary Course of Business), (d) make or change any Tax election or accounting method that has retroactive effect to a Pre-Closing Tax Period or Straddle Period, (e) agree to any adjustment of income or assessment of Tax with respect to a Pre-Closing Tax Period or Straddle Period, (f) solely with respect to any Transferred Companies (including any Subsidiaries thereof) that would be included on a Combined Tax Return, enter into any transaction outside the Ordinary Course of Business (other than, for the avoidance of doubt, any transaction contemplated by this Agreement) on the Closing Date after the Closing, or (g) take any other action after the Closing, that, in each case, could reasonably be expected to impact the Tax liability of Seller or any of its Affiliates (or impact a Combined Tax Return) or result in any additional Taxes being due that would be allocable to any Pre-Closing Tax Period or otherwise to Seller pursuant to this Agreement. Section 5.2 Straddle Period and Other Allocation Matters. To the extent permitted or required by Law, the taxable year of the Transferred Companies that includes the day immediately preceding the Closing Date shall be treated as closing on (and including) the day immediately preceding the Closing Date. To the extent permitted or required by Law, for purposes of this Agreement, in the case of any Straddle Period, (A) in the case of Taxes that are imposed on a periodic basis (such as property Taxes), the amount of such Taxes allocable to the Pre-Closing Tax Period shall be equal to the amount of such Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of calendar days during the Straddle Period that are in the Pre-Closing Tax Period and the denominator of which is the number of calendar days in the entire Straddle Period, and (B) in the case of Taxes not described in clause (A) (including income and payroll Taxes), the amount of such Taxes allocable to the Pre-Closing Tax Period shall be computed as if such taxable period ended as of the end of the day on the final day of the Pre- Closing Tax Period, provided that exemptions, allowances or deductions that are calculated on an annual basis (including depreciation and amortization deductions) shall be allocated between the Pre-Closing Tax Period and the Post-Closing Tax Period in proportion to the number of days in each period. To the extent any item of income, gain, deductions, losses or credits that would otherwise be shown on any Combined Tax Return were to result from any transactions or actions by Buyer or its Affiliates (including the Transferred Companies) on the Closing Date after the Closing outside of the Ordinary Course of Business, such item (and resulting Taxes) shall, to the greatest extent possible, be allocated to the beginning of the day following the Closing Date (including by applying the “next day rule” pursuant to Treasury Regulations Section 1.1502- 76(b)(1)(ii)(B)) and, for the avoidance of doubt, any Taxes resulting from such transactions or actions will constitute an Assumed Liability. For purposes of allocating income, gain, deduction, loss or credits attributable to any partnership (for U.S. federal income tax purposes) in which a Transferred Company is a partner or controlled foreign corporation (within the meaning of Section 957 of the Code) in which a Transferred Company is a United States shareholder as of the Closing

81 Date, the taxable year of any such partnership or controlled foreign corporation shall be treated as ending on the Closing Date. All Transaction Tax Deductions shall be treated as properly allocable to a Pre-Closing Tax Period to the greatest extent permitted by applicable Law. Section 5.3 Tax Cooperation. Following the Closing Date, Seller and Buyer agree to cooperate in good faith and furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information (including access to Business Records) and assistance relating to the Transferred Assets or the Business as is reasonably requested for the preparation and filing of any Tax Returns, payment of Taxes or otherwise in connection with exercising its rights or complying with its obligations relating to Taxes under this Agreement or, in the case of Seller, with its obligations under the Tax Matters Agreement, including executing and delivering such powers of attorney and other documents as are reasonably requested (such information and assistance, “Tax Business Records”). Any such Tax Business Records will be kept confidential except (a) as may be otherwise necessary in connection with the filing of Tax Returns or claims for refund or (b) with the prior written consent of Seller or Buyer, as the case may be. Seller and Buyer agree to, and after the Closing, Buyer will (i) retain all Tax Business Records with respect to Tax matters pertinent to the Business until the later of (a) the expiration of the statute of limitations (and, to the extent notified by Buyer or Seller, any extensions thereof) of the respective taxable periods or (b) April 1, 2034, (ii) abide by all record retention agreements entered into with any Taxing Authority and (iii) give the other Party reasonable written notice prior to transferring, destroying or discarding any such Tax Business Records and, if the other Party so requests, will allow the requesting Party to take possession of such Tax Business Records. Buyer will have no right or access to Tax Business Records related to Seller or any of Seller’s Affiliates, except to the extent such Tax Business Records relate exclusively to the Business or a Transferred Asset, and, for the avoidance of doubt, Buyer and its Affiliates shall have no right to access under this Agreement (or any Related Agreement) information relating to the (i) Tax Returns of Seller or any Affiliate of Seller, other than a Transferred Company, or (ii) Combined Tax Returns (provided however that in case of clause (i) and (ii), Seller shall use commercially reasonable efforts to provide such pro-forma information that relates exclusively to the Transferred Companies or the Business to the extent reasonably necessary for Buyer or its Affiliates to prepare Tax Returns of the Transferred Companies or with respect to the Transferred Assets or the Business). Without limiting the generality of the foregoing, upon request by Seller, Buyer shall cause the Transferred Companies to provide to Seller all Tax Business Records required for the preparation of any Combined Tax Return pursuant to Section 5.1(a) (in the format previously used by such Transferred Company for such purpose, or as reasonably requested by Seller to the extent such requested format does not impose an undue cost or burden on Buyer) at least thirty (30) days prior to the due date for the filing of such Combined Tax Return. Section 5.4 Value Added Taxes. (a) Any consideration payable or to be borne under this Agreement is exclusive of any Value Added Taxes. (b) Any Value Added Taxes imposed with respect to the transfer of the Transferred Assets or any other transaction contemplated under or in connection with this Agreement (including those opted into by Seller or its Affiliates or required by applicable Value Added Tax Law to be self-accounted for or otherwise reported by the Buyer) shall be borne solely by Buyer (regardless

82 of on which entity such Value Added Tax is imposed) and, if such Taxes are not paid directly by Buyer to the applicable Taxing Authority, paid promptly to Seller (or its relevant Affiliates) in addition to any consideration under or in connection with this Agreement. Seller (or its relevant Affiliates) shall deliver to Buyer an invoice where applicable. (c) Seller and Buyer undertake to use commercially reasonable efforts and to cooperate in good faith to determine before the Closing whether the transfer of the Transferred Assets or any other transaction contemplated under or in connection with this Agreement constitutes a non-VAT- able transfer of a going concern (“TOGC”) for Value Added Tax purposes in any jurisdiction. (d) To the extent Seller and Buyer do not agree that a transfer of Transferred Assets or any other transaction contemplated under or in connection with this Agreement constitutes a TOGC, Section 5.4(a) and Section 5.4(b) shall apply. To the extent (i) Seller and Buyer agree that a transfer of Transferred Assets or any other transaction contemplated under or in connection with this Agreement constitutes a TOGC, and (ii) a Taxing Authority nevertheless determines (for example in the context of an audit) that such transfer of Transferred Assets or other transaction contemplated under or in connection with this Agreement does not constitute a TOGC (including, for the avoidance of doubt, as a result of Buyer’s or Seller’s action or inaction with respect to the application of such TOGC relief) and Value Added Tax is chargeable, Section 5.4(a) and Section 5.4(b) shall then apply with respect to such Value Added Tax and Buyer shall indemnify, defend and hold harmless the Seller Indemnitees for any Loss incurred or sustained by, or imposed upon, the Seller Indemnitees within five (5) days of the receipt of an invoice or claim, as applicable. (e) Each Party shall (and shall cause its relevant Affiliates to) prepare and file Value Added Tax Tax Returns for which such Party (or Party’s Affiliate) is the statutory Value Added Tax taxpayer, such Tax Returns to be consistent with this Section 5.4, unless otherwise required by applicable Law. The Parties shall reasonably cooperate in preparing Value Added Tax Tax Returns that relate to the transfer of the Transferred Assets or any other transaction contemplated under or in connection with this Agreement. Section 5.5 Transfer Taxes. Buyer and Seller shall each bear fifty percent (50%) of any Transfer Taxes, whether levied on Buyer or Seller or any of their respective Affiliates. The Party required by applicable Law will be responsible for preparing and timely filing any Tax Returns required with respect to any such Transfer Taxes. Buyer and Seller shall reasonably cooperate to prepare and timely file all such Tax Returns. Buyer and Seller will cooperate with each other in good faith in order to minimize applicable Transfer Taxes in a manner that is in compliance with applicable Law, including by timely signing and delivering (or causing to be timely signed and delivered) such certificates or forms as appropriate to establish any available exemption from (or otherwise reduce) any such Transfer Taxes. If a Taxing Authority, at any time, determines in writing that additional Transfer Taxes are payable on the sale of all or some of the Transferred Assets, the recipient of such determination will promptly deliver to Buyer or Seller (as the case may be) a copy of that written determination. (i) If either Party (or any of its Affiliates) is required by applicable Law to collect and pay any Transfer Taxes or (ii) if either Party (or any of its Affiliates) is responsible for collecting and paying any additional Transfer Taxes pursuant to the foregoing sentence, such Party shall issue an applicable invoice to the other Party. The other Party will within five (5) days of the receipt of such invoice pay to the invoicing Party a sum equal to (a) the portion of such Transfer Taxes allocable to the other Party pursuant to this Section 5.5

83 increased by (b) any Tax cost associated with the receipt of any such payment such that the total amount received by the invoicing Party equals the amount that it would have received had there been no such Tax cost. Section 5.6 Tax Contests. (a) Notice of Tax Contests. If any Party receives written notice of a proposed or actual Tax Contest relating to Taxes that are or may be another Party’s responsibility under this Agreement, the Party receiving such written notice will, within ten (10) days following receipt of such written notice, provide (i) written notice of such Tax Contest to the other Parties (except to the extent another Party was the source of such written notice) and (ii) if such notice is being sent to Seller, in addition to delivering such written notice in the manner provided for by Section 10.2, an additional copy of such written notice will be sent to the following address: 2510 Conway Ave E, Bldg. 275-6W-24, Maplewood, MN 55144 provided, however, that no failure to give the written notice pursuant to this Section 5.6(a) will relieve any Party of any Liability hereunder except to the extent that such Party is prejudiced by such failure. (b) Control of Tax Contests. (i) Seller will control any Tax Contest involving Seller or any of its Affiliates. Seller or its applicable Affiliates (or 3M or its applicable Affiliates) will control any Tax Contest involving a Combined Tax Return or any Tax Content that is otherwise controlled by 3M or its Affiliates under the Tax Matters Agreement. (ii) Seller will, at its election, have the right to participate in or to control any Tax Contest relating to the Transferred Assets, Assumed Liabilities or the Business for any Pre-Closing Tax Period that could reasonably be expected to result in a Tax Liability of or economically borne by Seller or its Affiliates (whether by reason of an indemnification obligation pursuant to Article 9 or otherwise) or otherwise impact any Tax Attribute of Seller or its Affiliates (in the case of Seller’s Affiliates that are Transferred Companies, solely for a Pre-Closing Tax Period), and employing counsel of its choice at its own cost and expense; provided, that, if Seller elects to control any such Tax Contest, Seller will keep Buyer reasonably informed regarding such Tax Contest and if such Tax Contest could reasonably be expected to impact the Tax liability of Buyer or any of its Affiliates, Buyer will be allowed to participate in such Tax Contest (at its own cost and expense) and Seller will not settle or dispose of such Tax Contest without the prior written consent of Buyer (not to be unreasonably withheld, conditioned or delayed). (iii) Buyer will have the right to control at its own cost and expense the conduct of any other Tax Contest with respect to any other Tax matter not covered in clauses (i) or (ii) of this Section 5.6(b); provided that, if Buyer elects to control any such Tax Contest and such Tax Contest could reasonably be expected to result in a Tax Liability of or economically borne by Seller or its Affiliates (whether by reason of an indemnification obligation pursuant to Article 9 or otherwise) or otherwise impact any Tax Attribute of

84 Seller or its Affiliates (in the case of Seller’s Affiliates that are Transferred Companies, solely for a Pre-Closing Tax Period), (i) Buyer will keep Seller reasonably informed regarding such Tax Contest, (ii) Seller will be allowed to participate in such Tax Contest (at its own cost and expense), and (iii) Buyer will not settle or dispose of any such Tax Contest without the prior written consent of Seller (not to be unreasonably withheld, conditioned or delayed). Section 5.7 Tax Matter Disputes. (a) If, after negotiating in good faith, Buyer and Seller are unable to reach an agreement relating to any Tax matter under Section 5.1 (a “Disputed Tax Matter”), Buyer and Seller will promptly retain the Tax Arbitrator and submit such Disputed Tax Matter to the Tax Arbitrator for resolution in accordance with this Section 5.7. The Tax Arbitrator will be instructed to (i) make a final determination on an expedited basis (and in any event within thirty (30) days after submission of the Disputed Tax Matter) that is within the range of the respective positions taken by each of Buyer and Seller and (ii) prepare and deliver to Buyer and Seller a written statement setting forth its final determination (and a reasonably detailed description of the basis therefor) with respect to the Disputed Tax Matter (the “Tax Arbitrator’s Tax Report”). During the ten (10) days after submission of the Disputed Tax Matter to the Tax Arbitrator, each of Buyer and Seller may provide the Tax Arbitrator with a definitive statement in writing of its positions with respect to the Disputed Tax Matter. The Tax Arbitrator will be provided with reasonable access to the Books and Records (including Tax Business Records) of Buyer and Seller for purposes of making its final determination with respect to the Disputed Tax Matter, and Buyer and Seller will otherwise reasonably cooperate with the Tax Arbitrator in connection therewith. The Parties will promptly act to implement the Tax Arbitrator’s determination with respect to the Disputed Tax Matter as reflected in the Tax Arbitrator’s Tax Report. Each of Buyer and Seller agrees that (A) the Tax Arbitrator’s determination with respect to the Disputed Tax Matter as reflected in the Tax Arbitrator’s Tax Report will be deemed to be final, conclusive, binding, and non-appealable, (B) the procedures set forth in this Section 5.7 will be the sole and exclusive remedy with respect to the resolution of the Disputed Tax Matter and (C) the Tax Arbitrator’s determination under this Section 5.7 will be enforceable as an arbitral award, and judgment may be entered thereupon in any court having jurisdiction over the Party against which such determination is to be enforced. (b) Each of Buyer and Seller will bear the costs and expenses incurred in connection with this Section 5.7, mutatis mutandis, in accordance with Section 1.5(b). Section 5.8 Certain Tax Elections. (a) Notwithstanding anything herein to the contrary, Buyer shall not, and shall cause its Affiliates not to, make any election under Section 338 or 336 of the Code with respect to any Transferred Company without the prior written consent of Seller (such consent to be provided in Seller’s sole discretion). (b) With respect to any Transferred Company that is a “controlled foreign corporation” for U.S. federal income tax purposes immediately before the Closing, Seller shall be entitled to make an election under Treasury Regulations Section 1.245A-5(e)(3)(i) to close the taxable year of such Transferred Company as of the date immediately preceding the Closing Date for U.S. federal

85 income tax purposes (and any comparable provisions of applicable state, local or non-U.S. tax Law) (the “245A Election”). Buyer and Seller shall cooperate with each other to take all actions necessary and appropriate (including entering into any agreements and filing such additional forms, returns, or other documents as may be required) to effect and preserve the 245A Election in accordance with the provisions of Treasury Regulations Section 1.245A-5(e)(3)(i) (or any comparable provisions of state, local or non-U.S. tax Law). Buyer and Seller further agree to file all Tax Returns and any other filings in a manner consistent with the 245A Election. Section 5.9 Tax Sharing Agreements. All Tax sharing agreements or similar arrangements involving the Transferred Companies, on the one hand, and Seller or an Affiliate thereof (other than the Transferred Companies), on the other hand, shall be terminated prior to the Closing and, after the Closing, Buyer, the Transferred Companies, and their Affiliates shall not be bound thereby or have any liability under such agreements. ARTICLE 6 EMPLOYEE MATTERS Section 6.1 Offers and Terms of Employment. (a) To the extent any Employee is not an Automatic Transfer Employee (as determined by Seller) or an Employee of the Transferred Companies, no later than forty-five (45) calendar days prior to the Estimated Closing Date (or, if later, five (5) Business Days following the commencement of such Employee’s employment with Seller and its Subsidiaries), or such earlier date as may be required by any applicable Law (the “Employee Offer Delivery Date”), Buyer will, or will cause one of its Subsidiaries to, provide to each Employee then employed a written offer of employment with Buyer or any of its Subsidiaries, with employment contingent upon and effective as of the Closing Date, except as the Parties agree that later transfers are necessary (each Employee who receives such written offer, an “Offer Employee”). In the event an employee information letter is required pursuant to applicable Law with respect to Automatic Transfer Employees, such letter shall be jointly prepared by the respective Subsidiaries of Seller and Buyer and delivered in a manner that any applicable objection period will have expired at least fifteen (15) days prior to the Estimated Closing Date; provided, that, unless required by applicable Law, Buyer shall not be required to send an information letter to any Employee of the Transferred Companies. All such offers or information letters will comply with applicable Law and with the requirements set forth in this Article 6; provided, that to the extent a Leave Employee is an Offer Employee, any offer of employment to a Leave Employee will provide for employment with Buyer or a Subsidiary of Buyer to commence at the expiration of such Leave Employee’s leave, but with no obligation to employ such individual, unless otherwise required by applicable Law, if the Leave Employee has not returned to active employment by the six (6)-month anniversary of the Closing Date. Upon request, Buyer will provide to Seller copies of any such offer of employment provided pursuant to this Section 6.1. In connection with Buyer’s delivery of offers of employment, Seller will not take any action to dissuade or prevent any Employee from accepting an offer of employment with Buyer. No later than five (5) Business Days after the Closing Date, Buyer will deliver to Seller a correct and complete list of Employees who accepted Buyer’s offer and became Transferred Employees as of the Closing Date (such list, together with a list of Automatic Transfer Employees who do not timely object to the transfer of their employment where permitted to do so under applicable Law, and Employees of the Transferred Companies (who shall remain employed by the applicable

86 Transferred Company as of the Closing), the “Transferred Employee List”). Except to the extent prohibited by applicable Law, any Employee who does not become a Transferred Employee shall have such Employee’s employment terminated by Seller or its Affiliates in connection with the Closing or as soon thereafter as is permitted by applicable Law without Liability for Buyer and its Affiliates except as otherwise specified in Article 6. (b) Unless provided otherwise by applicable Law, Buyer will cause each offer of employment or written notice delivered pursuant to Section 6.1(a) to provide for, and will provide each Transferred Employee with, (i) an annual salary or hourly wage rate (as applicable) at least equal to the greater of (A) the annual salary or hourly wage rate (as applicable) in effect for such Employee (1) in the case of a Current Employee, immediately prior to the Closing and (2) in the case of a Leave Employee, immediately prior to the commencement of such Leave Employee’s absence from work or (B) the annual salary or hourly wage rate (as applicable) approved by Seller or any of its Subsidiaries in the Ordinary Course of Business that is scheduled to become effective no later than three (3) months following the Closing Date, (ii) target annual cash incentive compensation opportunities that are not less than the amount of the target annual cash incentive compensation opportunities made available to such Employee immediately prior to the Closing, provided, that the cash incentive compensation opportunities made available by Buyer may provide for different hurdles, vesting, or other satisfaction criteria and requirements than those made available by Seller, so long as such requirements are determined in good faith and the target levels are no less reasonably attainable by the Employees than those applicable to similarly situated employees of Buyer and its Affiliates, (iii) eligibility for equity compensation on terms applicable to similarly situated employees of Buyer in their country of employment, (iv) severance benefits that are substantially comparable to that offered by Buyer to its employees in the same country of employment, except as may be provided by individual Contract, (v) either (A) employee benefits that are, or (B) a combination of employee benefits and cash compensation (beyond that required by (i), (ii) and (iii)) that is, in the aggregate, Substantially Comparable, and (vi) solely with respect to Employees who work in a jurisdiction consisting of a city, state, or other similar subdivision of a country, where such city, state, or similar subdivision has more than one hundred (100) Employees, a primary work location (or remote working location) that is within twenty-five (25) miles of the Employee’s primary work location (including such Employee’s remote working location) immediately prior to the Closing; provided, that in the case of any Employee whose terms and conditions of employment are subject to collective bargaining, works council or other collective labor representation immediately prior to the Closing, Buyer will cause each such offer of employment or written notice (or, where applicable, the continuation or transfer of employment) to be on such terms and conditions, at such wages and other compensation and with such employee and retiree benefits as may be required under any applicable Labor Agreement that Buyer is required by applicable Law to assume or this Agreement. (c) For purposes of this Agreement, “Substantially Comparable” means (i) with regard to Employees whose principal place of work or remote working location (if applicable) is in a country in which Buyer has employees immediately prior to the Closing substantially comparable, in the aggregate, to those employee benefits and other terms and conditions of employment provided to employees of Buyer employed in the same country immediately prior to the Closing or, if greater, such employee benefits and other terms and conditions of employment required by applicable Law, and (ii) with regard to Employees whose principal place of work or remote working

87 location (if applicable) is in a country in which Buyer does not employ any employees immediately prior to the Closing, substantially comparable, in the aggregate, to such benefits and other terms and conditions of employment made available to such Employees immediately prior to the Closing (excluding any benefits of Buyer and its Affiliates which are frozen to new entrants as of the Closing Date and not available to any new employees of Buyer and its Affiliates as of the Closing Date), or, if greater, such benefits and other terms and conditions of employment required by applicable Law; provided that, Buyer shall not be required to establish, maintain or contribute to new Benefit Plans for the sole purpose of complying with its obligations under Section 6.1(b). “Substantially Comparable” shall include, where applicable, comparability with respect to the types of benefits and coverage and the cost to the Employee thereof, or, if greater, such employee benefits or terms and conditions of employment required by applicable Law so as to avoid triggering severance or redundancy obligations that would be borne by Seller directly or through Indebtedness. (d) For at least twelve (12) months following the Closing Date or such longer time period if required by applicable Law, Buyer will or will cause one of its Subsidiaries to continue to provide each Transferred Employee with (i) an annual salary or hourly wage rate (as applicable) at least equal to the rate determined in accordance with Section 6.1(b), (ii) target annual cash incentive compensation opportunities at least as favorable to such Transferred Employee as those initially provided to such Transferred Employee by Buyer or a Subsidiary of Buyer pursuant to Section 6.1(b), (iii) eligibility for equity compensation on terms applicable to similarly situated employees of Buyer in their country of employment, (iv) severance benefits at least as favorable as those initially provided to such Transferred Employee by Buyer or a Subsidiary of Buyer pursuant to Section 6.1(b), and (v) aggregate employee benefits and other terms and conditions of employment that are at least as favorable to such Transferred Employee as those initially provided to such Transferred Employee by Buyer or a Subsidiary of Buyer pursuant to Section 6.1(b) subject with respect to clauses (iii)-(vi) to any changes generally applicable to other Buyer employees in the country of employment that are not taken for the purpose of adversely affecting Transferred Employees. For at least ninety (90) days following the Closing Date, the work schedule of each Transferred Employee whose primary work location is in California, United States, will not be materially different than the work schedule such Transferred Employee had immediately prior to the Closing with Seller or any of its Subsidiaries. Nothing herein will restrict the right of Buyer or any Subsidiary of Buyer to terminate the employment of any Transferred Employee; provided, that any such termination is effected in accordance with applicable Law and the terms of any applicable Benefit Plan or applicable Labor Agreement of Buyer. Notwithstanding anything in this Article 6 to the contrary, Buyer will, or will cause one of its Subsidiaries to, provide to each Employee (i) an offer of employment or written notice and (ii) initial terms and conditions of employment, including compensation and benefits, that are, in each case, sufficient to avoid severance, termination, redundancy or separation benefits or any other legally mandated payment obligations that would be borne by Seller directly or through Indebtedness. (e) If Buyer and Seller mutually determine that it is necessary to delay the transfer of the employment of an Employee in any jurisdiction (such employees, “Delayed Transfer Employees”), the Parties shall cooperate in good faith to cause the employment of any Delayed Transfer Employee to transfer to Buyer as soon as reasonably practicable following the Closing, in accordance with applicable law and in any event by no later than three (3) months following the Closing (the date of such transfer, the “Delayed Transfer Date”) unless otherwise mutually agreed

88 to by both Parties, subject to the Delayed Transfer Employee’s continued employment with Seller through the applicable date; provided, that any Automatic Transfer Employee will only be a Delayed Transfer Employee to the extent that applicable Law permits a delay in the transfer of such Automatic Transfer Employee in such circumstance. Buyer shall reimburse Seller for any and all costs and expenses associated with or arising from the employment of any Delayed Transferred Employee until such Delayed Transferred Employee is transferred to the Buyer; provided, however, to the extent the delay is solely caused by Seller, Buyer’s reimbursement to Seller shall be limited to any and all out-of-pocket costs and expenses associated with or arising from the employment of any Delayed Transferred Employee until such Delayed Transferred Employee is transferred to the Buyer. Any reference to Closing or the Closing Date, with respect to any Delayed Transfer Employee, shall be deemed to be the applicable Delayed Transfer Date. (f) If any Transferred Employee requires a visa, work permit or other approval for his or her employment to commence with, transfer to or continue with Buyer or a Subsidiary of Buyer following the Closing Date, Buyer will promptly file any necessary applications or documents and will take all actions needed to secure the necessary visa, permit or other approval as of the Closing Date (or for Leave Employees, as of the expiration of such Leave Employee’s leave), and Seller will provide such assistance as reasonably requested by Buyer in connection therewith. In the event any such Employee is not authorized to work for Buyer as of the Closing Date, to the extent permitted by Law, such Employee shall remain employed by Seller as of the Closing Date and shall provide services to the Business until such visa is obtained at which time Buyer will extend an offer of employment to such Employee consistent with this Section 6.1 and such Employee will be considered an Offer Employee and Transferred Employee (as applicable). Buyer will reimburse Seller for all costs associated with continuing to employ such Employee as of and following the Closing. Buyer and Seller will use commercially reasonable efforts to secure a visa for any such Employee as soon as reasonably practicable following the Closing, at which time Buyer (or its designated Affiliate or employer of record) shall extend an offer of employment to such Employee consistent with this Section 6.1 and such Employee will be considered an Offer Employee and Transferred Employee (as applicable). (g) Buyer and Seller agree that the “Standard Procedure” (as described in Section 4 of Revenue Procedure 2004-53) will apply with respect to the U.S. wage reporting for each Transferred Employee. (h) To the extent that any Water Employee is an employee of a Transferred Company (a “Transferred Company Water Employee”), Seller shall provide an offer of employment effective as of the Closing Date or such other date as mutually agreed by the Buyer and Seller and such offer to be comparable to the requirements applicable to Buyer for the Employees. In connection with Seller’s delivery of offers of employment to Transferred Company Water Employees, Buyer will not take any action to dissuade or prevent any such employee from accepting an offer of employment with Seller. To the extent applicable, no later than five (5) Business Days after the Closing Date, Seller will deliver to Buyer a correct and complete list of Transferred Company Water Employees who accepted Seller’s offer and became “Transferred Water Employees” as of the Closing Date. Except to the extent prohibited by applicable Law, any Transferred Company Water Employee who does not become a Transferred Water Employee (each a “Non-Transferred Water Employee”) shall have such employee’s employment terminated by Buyer or its Affiliates in

89 connection with the Closing Date or as soon thereafter as is permitted by applicable Law without Liability for Buyer and its Affiliates. Notwithstanding anything in this Article 6 to the contrary, to the extent applicable, Seller will, or will cause one of its Subsidiaries to, provide to each Transferred Company Water Employee (i) an offer of employment or written notice and (ii) initial terms and conditions of employment, including compensation and benefits, that are, in each case, sufficient to avoid severance, termination, redundancy or separation benefits or any other legally mandated payment obligations that would be borne by Buyer in any manner. Section 6.2 Liability for Employee Matters from and after Closing. (a) From and after the Closing, regardless of whether applicable Law would require otherwise and except as provided below, Buyer, subject to Section 9.5 to the extent it applies, will be solely responsible for all Liabilities arising out of or relating to: (i) the employment and employee benefits of (A) Transferred Employees and (B) Former Employees; (ii) the engagement and termination of engagement of Contractors and, with respect to their period of service to the Business, Former Contractors; (iii) severance, termination or redundancy pay, separation benefits or other obligations or Liabilities arising from any termination of employment of the Transferred Employees or Former Employees, except to the extent arising as a result of Seller’s failure to comply with its obligations under Section 6.1, including the failure of the Seller to engage in any applicable consultations required or contemplated by Section 6.4(a); and (iv) Non-Transferred Employees, including, for the avoidance of doubt, Offer Employees who timely and properly reject their offer of employment with Buyer or any of its Subsidiaries, including any severance, redundancy or other Liability arising in connection with any actual or threatened claim by any such employee that his or her employment in connection with the Business or otherwise with Seller or any of its Subsidiaries has been terminated as a direct or indirect result of or otherwise in connection with the consummation of the transactions contemplated hereby, including if such employee objects to his or her automatic transfer in accordance with applicable Law, only to the extent arising as a result of Buyer’s failure to comply with its obligations under Section 6.1, including the failure of Buyer to engage in any applicable consultations required or contemplated by Section 6.4, and the failure of Buyer to maintain terms and conditions of employment for Employees to the extent necessary to effect the automatic transfer of the Automatic Transfer Employees under applicable Laws, Labor Agreements or employment agreements, and where permissible under applicable Law, to prevent severance, redundancy, gratuity, or other similar payments from becoming payable to any such Employee under applicable Law. (b) From and after the Closing, regardless of whether applicable Law would require otherwise and except as provided below and in addition to any Excluded Liabilities, Seller will be solely responsible for all Liabilities arising out of or relating to:

90 (i) the employment and employee benefits of Water Employees and any former Water Employees; (ii) the engagement and termination of engagement of current and former independent contractors, each with respect to their period of service to the Water Business; (iii) severance, termination or redundancy pay, separation benefits or other obligations arising from any termination of employment of the Water Employees; and (iv) Non-Transferred Water Employees, including, for the avoidance of doubt, Transferred Company Water Employees who timely and properly reject their offer of employment with Seller or any of its Subsidiaries, including any severance, redundancy or other Liability arising in connection with any actual or threatened claim by any such employee that his or her employment in connection with the Water Business or otherwise with Seller or Buyer or any of their Subsidiaries has been terminated as a direct or indirect result of or otherwise in connection with the consummation of the transactions contemplated hereby, including if such employee objects to his or her automatic transfer in accordance with applicable Law, and the failure of the Seller to maintain terms and conditions of employment for such Non-Transferred Water Employees, and where permissible under applicable Law, to prevent severance, redundancy, gratuity, or other similar payments from becoming payable to any such Non-Transferred Water Employee under applicable Law. Section 6.3 Assumption of Benefit Plan Liabilities. (a) Subject to Section 9.5 to the extent it applies, effective from and after the Closing, Buyer will, and will cause its Subsidiaries to, assume, honor, pay and perform, and reimburse Seller and its Subsidiaries for, any Liabilities of Seller or any of its Subsidiaries (including, for the avoidance of doubt, any such Liabilities relating to the period prior to the Closing Date) under any Benefit Plan (i) listed in Section 6.3(a) of the Disclosure Schedule, (ii) automatically assumed by Buyer or its Affiliates by operation of Law or otherwise (which for the avoidance of doubt, includes those which are required to be assumed pursuant to any Contractor or Labor Agreement), or (iii) required to be provided by applicable Law (collectively, the “Assumed Benefit Plans”) to or in respect of any Employee, with respect to their period of service to the Business, Former Employee, Contractor, with respect to their period of service to the Business, Former Contractor or any dependent or beneficiary thereof. Notwithstanding the foregoing, with respect to any arrangements falling within the definition of Assumed Benefit Plans that contain any employees of Seller and its Affiliates that are not Transferred Employees, Seller will use commercially reasonable best efforts to create carve-out plans for the Transferred Employees for assumption by Buyer (or facilitate ongoing accrual in the existing Seller Benefit Plans). (b) Except with respect to (i) Liabilities under the Assumed Benefit Plans, (ii) Liabilities that automatically transfer to Buyer or its Affiliates pursuant to applicable Law or (iii) as otherwise specifically provided in this Article 6, effective from and after the Closing, Seller and its Subsidiaries will remain responsible for any Liabilities of Seller or any of its Subsidiaries under any Seller Benefit Plan.

91 Section 6.4 Employee Notification and Collective Bargaining. (a) Subject to applicable Law, effective as of the Closing Date and to the extent required by applicable Law, Buyer will, or will cause one of its Subsidiaries to, (i) recognize each collective bargaining or other labor representative then representing any Employee and (ii) without limiting any obligations under applicable Law, assume and agree to be bound by each Labor Agreement covering any of the Transferred Employees or the terms and condition of employment of any of the Transferred Employees for the remainder of the term thereof, except as such Labor Agreement or applicable Law may otherwise provide or allow. (b) Seller and Buyer will cooperate and take all reasonably necessary or appropriate actions with respect to any requirement under applicable Law or any applicable Contract or Labor Agreement to notify the collective bargaining or other labor representatives of the Employees of this Agreement and the transactions contemplated hereby and to provide such information and engage in such notifications, discussions or negotiations with such representatives as may be required by applicable Law or any applicable Contract or Labor Agreement (the “Employee Consultation Procedure”) with respect to the Employees and, solely to the extent required of Seller by applicable Law, employees of Buyer. Seller will use commercially reasonable best efforts to facilitate the communication by Buyer of offers and compensation and benefits to required parties pursuant to the Employee Consultation Procedure and to Employees as and when requested by Buyer. Section 6.5 Participation in Buyer Benefit Plans. (a) Effective as of the Closing Date, except as otherwise provided in this Article 6, each Transferred Employee will cease to participate in any Seller Benefit Plan that is not an Assumed Benefit Plan, other than as a former employee of Seller or any of its Subsidiaries, in each case to the extent, if any, permitted by the terms of such Benefit Plan. Effective as of the Closing Date, except as provided otherwise in this Article 6, each Water Employee will cease to participate in any Assumed Benefit Plan, other than as a former employee of Seller or any of its Subsidiaries, in each case to the extent, if any, permitted by the terms of such Benefit Plan. (b) From and after the Closing Date, Buyer will, and will cause its Subsidiaries to, recognize the service of the Transferred Employees prior to the Closing Date with Seller, any of its Affiliates, Subsidiaries and any of their respective predecessors (including, for the avoidance of doubt, 3M and its Affiliates) as service with Buyer (or such Subsidiary of Buyer, as applicable) for all purposes under the Buyer Benefit Plans, including eligibility to participate and vesting, to the extent that the Transferred Employee’s service was to be taken into account under an analogous Benefit Plan, as in effect immediately prior to the Closing; provided, that the foregoing will not apply (i) for purposes of (A) benefit accruals under defined-benefit pension plans, (B) retiree medical benefits, (C) retiree life insurance benefits, or (ii) to the extent that such recognition would result in a duplication of benefits for the same period of service (including such benefits received on separation from Seller and its Affiliates (where applicable)), and provided further that service credit is subject to the terms of applicable benefit plans and any necessary consent from benefit plan providers. In addition, without limiting the generality of Section 6.1(h) and the foregoing, from and after the Closing Date, Buyer will, and will cause its Subsidiaries to, provide, to the extent commercially reasonable, that each Transferred Employee will be immediately eligible to

92 participate, without any waiting time, in any corresponding Buyer Benefit Plans in which such Transferred Employee is eligible to participate as of immediately prior to the Closing. With respect to any Buyer Benefit Plan in the U.S. that is a medical, dental, or other health plan (other than supplemental health plans), Buyer will, and will cause its Subsidiaries to waive or cause to be waived any preexisting condition limitations, exclusions, requirements and waiting periods that would result in a lack of coverage of any pre-existing condition of a Transferred Employee (or any dependent thereof) that would have been covered, satisfied or waived under the Seller Benefit Plan in which such Transferred Employee (or dependent thereof) under the applicable Seller Benefit Plan was a participant immediately prior to the Closing Date. (c) As soon as practicable after the Closing, Buyer will permit a rollover of the Transferred Employees’ account balances (including any outstanding plan loans) from Seller’s 401(k) plan to Buyer’s 401(k) plan (collectively, the “401(k) Rollover Amounts”). Buyer shall cause the Buyer 401(k) Plan to accept such rollover of accounts of cash and plan loan promissory notes and, effective as of the date of such transfer, to assume and to fully perform, pay or discharge, the obligations relating to the accounts of 401(k) Employees in accordance with any applicable Law. (d) As soon as practicable following Closing, with respect to any defined contribution plan sponsored or maintained by Seller or one of its Affiliates solely for one or more Employees outside the U.S. and that is not an Assumed Benefit Plan, Buyer shall, or shall cause its Subsidiaries to, permit participation for any Transferred Employees covered by such Seller plan immediately prior to the Closing if and to the extent employees of Buyer or its Subsidiaries are eligible to participate in a comparable active plan. (e) Treatment of Pension Plans. (i) Following the Closing Date, but in no event more than ninety (90) days following the Closing Date, Seller shall prepare and deliver to Buyer a statement (the “Pension Funding Statement”) that sets forth (together with information in a manner sufficient to demonstrate how it determined such amount), the Pension Funding Amount. (ii) Buyer shall have a period of not more than forty-five (45) days following delivery of the Pension Funding Statement and supporting materials in accordance with subsection (i) above during which to review the Pension Funding Statement and supporting materials and to notify Seller if it believes the calculation of the Pension Funding Amount contains mathematical errors or is based on actuarial or other assumptions inconsistent with the terms of this Agreement (including the Accounting Principles), that are factually inaccurate or inconsistent, or that otherwise violate applicable Law. (A) If and to the extent Buyer shall (w) notify Seller that Buyer agrees with the Pension Funding Statement or (x) fail to so notify Seller of any such dispute, then the Pension Funding Amount reflected in the Pension Funding Statement shall be deemed determined for purposes of this Agreement on the earlier of (y) one Business Day following Buyer’s notification of acceptance and (z) the forty-sixth (46) day following delivery of the Pension Funding Statement.

93 (B) If and to the extent Buyer shall so notify Seller of any such dispute, Seller and Buyer shall collaboratively work together and cooperate in good faith to resolve such dispute as promptly as possible, and upon resolution, the Pension Funding Amount reflected in the Pension Funding Statements (as adjusted to reflect the settlement of any dispute) shall be deemed agreed for purposes of this Agreement. (C) If and to the extent Seller and Buyer fail to resolve any such dispute with respect to the Pension Funding Amount (or a part thereof) attributable to any country within thirty (30) days after notice of the dispute, Seller and Buyer shall choose an independent actuary (i.e., an actuarial firm that is nationally recognized in such country other than any actuary regularly used by Seller or Buyer), (the “Independent Actuary”) no later than by five (5) Business Days after the final day of thirty (30) days after notice of the dispute. Seller and Buyer shall require the Independent Actuary to determine whether the Pension Funding Statement contains mathematical errors or is based on actuarial or other assumptions inconsistent with the terms of this Agreement, that are factually inaccurate or inconsistent, or otherwise violate applicable Law. Seller and Buyer shall instruct the Independent Actuary to use every reasonable commercial effort to perform its services within thirty (30) days of submission of the Pension Funding Statement and supporting materials to the Independent Actuary and, in any case, as promptly as practicable after submission. The determination of the Independent Actuary shall be final and binding on Seller and Buyer, and the Pension Funding Amount reflected in the Pension Funding Statement (as adjusted to reflect the decision of the Independent Actuary) shall be deemed agreed for purposes of this Agreement. Seller and Buyer shall bear its own costs in connection with the cooperation with the Independent Actuary and shall each bear one-half of the costs of the Independent Actuary. Section 6.6 Unvested Equity Replacement Awards. (a) As of and within thirty (30) calendar days following the Closing Date, in respect of each equity and equity-based award that (i) was granted by Seller, regardless of whether such award is or was granted prior to, on or following the date hereof, (ii) remains outstanding and unvested as of immediately prior to the Closing, (iii) will be forfeited as a result of the holder’s termination of employment with Seller and its Subsidiaries in connection with the consummation of the transactions contemplated hereby, and (iv) is held by an Employee who becomes a Transferred Employee (each such award, a “Covered Award”), Buyer will make cash-based or equity-based or combined cash and equity-based retention awards to each such holder of each such Covered Award (collectively, the “Unvested Equity Replacement Awards”). Buyer and its Affiliates shall solely be liable for the costs relating to Unvested Equity Replacement Awards, and no amounts with respect to, related to or attributable to Unvested Equity Replacement Awards shall be included in or as Change of Control Payments, Indebtedness, Transaction Expenses or Net Working Capital. (b) The amount payable in respect of each Unvested Equity Replacement Award granted pursuant to Section 6.6(a) will equal:

94 (i) in respect of any Covered Award that is a full-value stock award, the product of (A) the closing price of Seller’s common stock on the New York Stock Exchange on the Closing Date as reported by Bloomberg L.P. (or if no sale occurred on such date, the last day preceding such date during which a sale occurred), multiplied by (B) the number of shares of Seller’s common stock underlying the Covered Award to which such Unvested Equity Replacement Award relates that are forfeited as a result of the holder’s termination of employment with Seller and its Subsidiaries on the Closing Date (after consideration of all vesting that occurs, or that holder may be eligible to receive, by reason of (X) his or her eligibility for special “retirement” vesting continuation benefits and (Y) any special vesting benefits offered to the holder by Seller), or (ii) in respect of any Covered Award that is a stock option, the greater of (A) the intrinsic value of the Covered Award to which such Unvested Equity Replacement Award relates, in each case, determined based on the closing price of Seller’s common stock on the New York Stock Exchange on the Closing Date as reported by Bloomberg L.P. (or if no sale occurred on such date, the last day preceding such date during which a sale occurred) or (B) the product of (1) the initial target grant value of the Covered Award to which such Unvested Equity Replacement Award relates multiplied by (2) a fraction, the numerator of which is the closing price of Seller’s common stock on the New York Stock Exchange on the Closing Date and the denominator of which is the closing price of Seller’s common stock on the New York Stock Exchange on the grant date for the Covered Award to which such Unvested Equity Replacement Award relates (or if no sale occurred on such date, the last day preceding such date during which a sale occurred). (c) Each Unvested Equity Replacement Award will vest in equal annual installments on the first three (3) anniversaries of the original grant date of the award to which such Unvested Equity Replacement Award relates; provided that, if any such anniversary has occurred prior to the Closing Date, vesting will occur in equal annual installments on the remaining one or two anniversaries, as applicable, subject to the recipient’s continued employment with Buyer or any of its Subsidiaries through the relevant vesting date; provided, further, that if (a) a Transferred Employee attains, after the Closing Date, age fifty five (55) or older with an aggregate of at least ten (10) years of employment service with Buyer, Seller and/or their respective Subsidiaries or predecessors (including, for the avoidance of doubt, 3M and its Affiliates) prior to his or her termination of employment service (other than a termination by Buyer for Cause) if the original equity award to which such Unvested Equity Replacement Award relates contained retirement eligibility upon initial grant made before the Original Execution Date, or (b) a Transferred Employee’s employment is terminated by Buyer without Cause within twelve (12) months following the Closing Date, such Transferred Employee’s Unvested Equity Replacement Awards will immediately vest and be paid upon the earlier of the date an installment vests under the Unvested Equity Replacement Awards’ vesting schedule and (x) with respect to the status described in item (a) the date of the Transferred Employee’s separation from service (as defined under Section 409A of the Code) from Buyer and its Affiliates or (y) with respect to the status described in item (b), the occurrence of such termination. For purposes of the Unvested Equity Replacement Awards, a Transferred Employee’s employment will be deemed to have been terminated for “Cause” only if that Transferred Employee: (i) is convicted of a felony in the U.S. or a criminal offense of a similarly serious nature or degree outside the U.S., in each case, other than a traffic offense, (ii)

95 willfully or materially fails to perform, or repeatedly demonstrates reckless disregard in the manner of performance of, the Transferred Employee’s duties of employment, which is not cured within ten (10) days following the Transferred Employee’s receipt of written notice from Buyer setting forth the specific duty or duties not performed or (iii) misappropriates or embezzles material funds or other material property belonging to Buyer or any of its Subsidiaries. Section 6.7 Employee Notices. (a) Seller agrees to provide any required notice under any applicable Law and otherwise comply with any Law with respect to any “plant closing” or “mass layoff” or group termination or similar event affecting Employees (including as a result of the consummation of the transactions contemplated hereby) and occurring on and prior to the Closing. (b) Buyer agrees to provide any required notice under any applicable Law and otherwise comply with any Law with respect to any “plant closing” or “mass layoff” or group termination or similar event affecting Employees (including as a result of the consummation of the transactions contemplated hereby) occurring from and after the Closing. Section 6.8 [Reserved]. Section 6.9 No Third Party Beneficiaries. This Article 6 will be binding upon and inure solely to the benefit of each Party and its respective successors and permitted assigns, and nothing in this Article 6, express or implied, is intended to or will be construed to confer upon any other Person (including any present or former employee, Employee, Water Employee, Contractor or Water Contractor of or service provider to the Business or the Water Business, or any such Person’s alternative payees, dependents or beneficiaries) any legal or equitable rights, benefits or remedies of any nature whatsoever (including third party beneficiary rights) under or by reason of this Agreement, whether in respect of continued employment or resumed employment, compensation, benefits, terms of employment, or otherwise. No provision in this Agreement will modify or amend any Benefit Plan unless this Agreement expressly states that the provision “amends” such Benefit Plan or limit the right of Buyer or Seller or their respective Affiliates to amend or terminate any Benefit Plan. No provision of Section 6.9 that contravenes a Labor Agreement or requires bargaining with an Employee or Water Employee representative will be enforceable. ARTICLE 7 CONDITIONS TO THE CLOSING Section 7.1 Conditions to Each Party’s Obligations. The respective obligations of each Party to consummate the transactions contemplated hereby will be subject to the satisfaction (or waiver by both Buyer and Seller), at or prior to the Closing, of each of the following conditions: (a) The applicable waiting periods under the HSR Act shall have expired or been terminated, and the Consents required under any Antitrust Law set forth in Section 7.1(a) of the Disclosure Schedule will have been obtained. (b) No Governmental Body of competent jurisdiction will have enacted, issued,

96 promulgated, enforced or entered any Law or Order after the Original Execution Date that is in effect and would then (i) make the Closing illegal, (ii) otherwise prohibit or enjoin consummation of the transactions contemplated hereby or (iii) cause the transactions contemplated hereby to be rescinded following their consummation. Section 7.2 Other Conditions to the Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated hereby will be further subject to the satisfaction (or waiver by Buyer) at or prior to the Closing, of each of the following conditions: (a) Subject to Section 10.10(d), (i) the representations and warranties contained in Section 2.1(a)–(d) and the first sentence of (e), (Organization and Authority; Valid and Binding Agreement), Section 2.2(a) (No Conflicts; Consents), Section 2.3(a), (b) and (d) (Transferred Companies), Section 2.7(a) (Title to Assets) and Section 2.17 (Brokers) (in each case, without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth therein) shall be true and correct in all material respects as of the Closing Date as though made on the Closing Date (except to the extent such representations and warranties expressly relate to a specific date or the date of this Agreement, in which case such representations and warranties shall be true and correct in all material respects as of such date), (ii) the representations and warranties contained in Section 2.6(b) (Absence of Certain Developments) shall be true and correct in all respects of the Closing Date as though made on the Closing Date, and (iii) each of the representations and warranties contained in Article 2 (other than those contained in the sections set forth in the preceding clauses (i) and (ii)) (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth therein) shall be true and correct as of the Closing Date as though made on the Closing Date (except to the extent such representations and warranties expressly relate to a specific date or the date of this Agreement, in which case such representations and warranties shall be true and correct as of such date), except where the failure to be so true and correct has not had, individually or in the aggregate, a Material Adverse Effect. (b) Seller will have performed and complied in all material respects with the agreements and covenants required to be performed or complied with by it prior to the Closing. (c) Since the Original Execution Date, there will not have occurred any Material Adverse Effect. (d) Buyer will have received a certificate, dated the Closing Date and signed by a duly authorized representative of Seller, stating on behalf of Seller that each of the conditions set forth in Section 7.2(a), Section 7.2(b), Section 7.2(c) were satisfied or had been waived by Buyer as of the Closing Date. (e) Seller shall have delivered, or caused to be delivered, at the Closing the items set forth in clauses (i), (ii)(A), (iii) and (iv) of Section 1.6(c). Section 7.3 Other Conditions to the Obligations of Seller. The obligations of Seller to consummate the transactions contemplated hereby will be further subject to the satisfaction (or waiver by Seller), at or prior to the Closing, of each of the following conditions: (a) (i) The representations and warranties contained in Section 3.1 (Organization and

97 Authority; Valid and Binding Agreement), Section 3.2(a) (No Conflicts; Consents), Section 3.4 (Solvency; Sufficiency of Funds), Section 3.5 (Certain Matters as to Buyer) and Section 3.6 (Brokers) (in each case, without giving effect to any limitation as to “materiality” or “Buyer Material Adverse Effect” set forth therein) shall be true and correct in all material respects as of the Closing Date as though made on the Closing Date (except to the extent such representations and warranties expressly relate to a specific date or the date of this Agreement, in which case such representations and warranties shall be true and correct in all material respects as of such date) and (ii) each of the representations and warranties contained in Article 3 (other than those contained in the sections set forth in the preceding clause (i)) (without giving effect to any limitation as to “materiality” or “Buyer Material Adverse Effect” set forth therein) shall be true and correct as of the Closing Date as though made on the Closing Date (except to the extent such representations and warranties expressly relate to a specific date or the date of this Agreement, in which case such representations and warranties shall be true and correct as of such date), except where the failure to be so true and correct has not had, individually or in the aggregate, a Buyer Material Adverse Effect. (b) Buyer will have performed and complied in all material respects with the agreements and covenants required to be performed or complied with by it prior to the Closing. (c) Seller will have received a certificate, dated the Closing Date and signed by a duly authorized officer of Buyer, stating on behalf of Buyer that each of the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied or waived by Seller as of the Closing Date. (d) At or prior to the Closing Date, Seller shall have provided 3M Company with an “Unqualified Tax Opinion” (as defined in the Tax Matters Agreement), and 3M Company shall have confirmed in writing that such Unqualified Tax Opinion is in form and substance satisfactory to 3M Company; provided that Seller may not rely on the failure of the condition set forth in this Section 7.3(d) if such failure was caused by such Seller’s material breach of Section 4.24(e). Section 7.4 Frustration of Closing Conditions. No Party may rely on the failure of any condition set forth in this Article 7 to be satisfied if such failure was caused by such Party’s material breach of its obligations under this Agreement. ARTICLE 8 TERMINATION Section 8.1 Termination. Prior to the Closing, this Agreement may be terminated and the transactions contemplated hereby abandoned only as follows (and the Party seeking to terminate this Agreement pursuant to this Section 8.1 (other than Section 8.1(a)) will give written notice of such termination to the other Party setting forth the basis on which it is terminating this Agreement): (a) by the mutual written consent of Buyer and Seller; (b) by either Buyer or Seller, if the Closing has not occurred on or before November 25, 2025 or such other date that Buyer and Seller may agree upon in writing (the “Initial Termination Date”); provided, that if on the Initial Termination Date all Closing conditions have been satisfied or waived except the Closing conditions set forth in Section 7.1, then either Party

98 may, at its option, extend the Initial Termination Date to February 25, 2026 by delivery of a written notice to the other Party on or prior to the Initial Termination Date; provided, further that if on February 25, 2026 all Closing conditions have been satisfied or waived except the Closing conditions set forth in Section 7.1, then either Party may, at its option, extend the Initial Termination Date to May 25, 2026 (the Initial Termination Date, as it may be extended, the “Termination Date”) by delivery of a written notice to the other Party on or prior to February 25, 2026; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(b) will not be available to Buyer or Seller, as the case may be, if any material breach of Section 4.5 by such Party proximately contributed in any material respect to the failure of the Closing to occur on or before the Termination Date; (c) by either Buyer or Seller, if (i) any Governmental Body of competent jurisdiction enacts, promulgates or issues any Law after the Original Execution Date making consummation of the Closing illegal or otherwise prohibited or (ii) any Governmental Body of competent jurisdiction has issued a final and non-appealable Order permanently enjoining the transactions contemplated hereby; provided, however, that the Party seeking to terminate this Agreement pursuant to this Section 8.1(c) must have used the efforts required by Section 4.5 to contest and remove such Law or Order; (d) subject to Section 10.10(d), by Buyer, if (i) there has been a breach by Seller of any representation, warranty, covenant or agreement contained herein that would result in the failure of any of the conditions set forth in Section 7.2(a) or Section 7.2(b) to be satisfied, (ii) Buyer is not then in breach of any provision of this Agreement in any material respect and (iii) such breach by Seller has not been cured on or prior to the earlier of (A) the Termination Date and (B) thirty (30) days after receipt by Seller of written notice of such breach from Buyer; or (e) by Seller, if (i) there has been a breach by either Buyer of any representation, warranty, covenant or agreement contained herein that would result in the failure of any of the conditions set forth in Section 7.3(a) or Section 7.3(b) to be satisfied, (ii) Seller is not then in breach of any provision of this Agreement in any material respect and (iii) such breach by Buyer, as applicable, has not been cured on or prior to the earlier of (A) the Termination Date and (B) thirty (30) days after receipt by Buyer of written notice of such breach from Seller. Section 8.2 Effect of Termination. If this Agreement is terminated in accordance with this Article 8: (a) this Agreement will forthwith become null and void (except for this Section 8.2 (Effect of Termination), the last sentence of Section 4.5(a) (Governmental Approvals), Section 4.6 (Public Announcements), Section 4.9(a) (Confidentiality), Seller’s indemnification obligations set forth in Section 4.25(a) and Article 10 (Miscellaneous), each of which will survive such termination and remain valid and binding obligations of the Parties in accordance with their terms); and (b) there will be no Liability of any kind on the part of Buyer or Seller or any of Buyer’s or Seller’s former, current or future Affiliates or any of the foregoing’s former, current or future direct or indirect general or limited partners, shareholders, managers, management companies, portfolio companies, equity holders, controlling Persons, members, agents, incorporators, trustees or Representatives, or Representatives of any of the foregoing, or any heir, executor, administrator,

99 successor or assign of any of the foregoing; provided, however, that termination pursuant to this Article 8 will not relieve any Party from such Liability (i) pursuant to the Sections specified in Section 8.2(a) that survive termination or (ii) for any Fraud or willful and material breach of this Agreement prior to such termination. ARTICLE 9 SURVIVAL; INDEMNIFICATION; LIMITATIONS ON LIABILITY Section 9.1 Survival. The Parties, intending to modify any applicable statute of limitations, agree that the representations, warranties, covenants and agreements in this Agreement or in any certificate delivered pursuant hereto will terminate at the Closing and will not survive the Closing for any purpose, and thereafter there will be no Liability on the part of, nor will any claim be made by, any Party for any breach or inaccuracy in respect thereof, except that notwithstanding the foregoing, (i) Section 3.11, Section 1.9(a), the last sentence of Section 4.24(a), Section 4.25(a), Section 4.25(b), this Article 9, Article 10 and the covenants and agreements set forth in this Agreement that explicitly contemplate performance in whole or in part at or after the Closing (the provisions, covenants and agreements referenced in this clause (i) each, a “Post-Closing Covenant”) and a Party’s right to assert a claim in respect of any breach thereof will survive the Closing for the respective terms specified therein (or, if no term is specified, until fully discharged in accordance with this Agreement), (ii) the representations and warranties set forth in Section 2.7(c) shall expire on the date fifteen (15) months following the Closing Date, (iii) Buyer Indemnitee’s right to assert any claim in respect of any Shared Pre-Closing Liability shall expire on the date that is ten (10) years following the Closing Date and (iv) the survival periods set forth in this Section 9.1 shall not apply in the case of Fraud. Notwithstanding the foregoing, the Parties acknowledge and agree that the preceding sentence shall not apply to, and shall be without prejudice in respect of, any claims made by Buyer under the R&W Insurance Policy. If an Indemnified Party submits a Claim Notice in accordance with Section 9.6(a) before expiration of a representation, warranty, covenant or agreement based upon a breach or expected breach of such representation, warranty, covenant or agreement, then the applicable representation, warranty, covenant or agreement shall survive until, but only for purposes of, the resolution of the matter covered by such Claim Notice. Section 9.2 Indemnification by Seller. Subject to the other terms and conditions of this Article 9, from and after the Closing, Seller will indemnify, defend and hold harmless the Buyer from and against, and will pay and reimburse the Buyer for, any Losses incurred or sustained by, or imposed upon, the Buyer Indemnitees to the extent constituting, arising out of or relating to: (a) any breach of any Post-Closing Covenant to be performed by Seller or any of its Affiliates; (b) any Excluded Liability or any failure by Seller, any of its Affiliates or any other Person to pay, perform or otherwise promptly discharge any Excluded Liabilities in accordance with their terms; (c) the Shared Pre-Closing Liabilities, subject to Section 9.4; (d) the Seller Portion of Shared Contracts (subject to Section 1.8) unless, and only to

100 the extent, Buyer is in breach of Section 1.8(d)(ii) with respect to such Shared Contract; (e) except to the extent that it relates to an Assumed Liability, any Financial Assurance for the benefit of Seller or any of its Affiliates by any Transferred Company that survives following the Closing; and (f) any breach of any representation or warranty set forth in Section 2.7(c). Section 9.3 Indemnification by Buyer. Subject to the other terms and conditions of this Article 9, from and after the Closing, Buyer will indemnify, defend and hold harmless Seller from and against, and will pay and reimburse Seller for, any Losses incurred or sustained by, or imposed upon, the Seller Indemnitees (including as a result of a claim by the Specified Transaction Buyer under the definitive agreement(s) for the Specified Transaction) to the extent constituting, arising out of or relating to: (a) any breach of any Post-Closing Covenant to be performed by Buyer or any of its Affiliates; (b) any Assumed Liability or any failure by Buyer, any of its Affiliates or any other Person to pay, perform or otherwise promptly discharge any Assumed Liabilities in accordance with their terms; (c) the Shared Pre-Closing Liabilities, subject to Section 9.4; (d) the Buyer Portion of Shared Contracts (subject to Section 1.8), unless, and only to the extent that, Seller is in breach of Section 1.8(d)(i) with respect to such Shared Contract; or (e) except to the extent that it relates to an Excluded Liability, any Financial Assurance for the benefit of any Transferred Company by Seller or any of its Affiliates that survives following the Closing. Section 9.4 Shared Pre-Closing Liabilities. The Parties agree that their respective indemnification obligations in respect of Shared Pre-Closing Liabilities pursuant to Section 9.2(c) and Section 9.3(c) shall operate as follows: (a) First, Buyer shall be responsible for the first $75,000,000 of Losses (net against any proceeds collected from the R&W Insurance Policy) incurred or sustained by, or imposed upon, any Buyer Indemnitee or any Seller Indemnitee to the extent such Losses constitute, arise out of or relate to the Shared Pre-Closing Liabilities, and Buyer shall indemnify, defend and hold harmless Seller for any and all such Losses incurred or sustained by, or imposed upon, any Seller Indemnitee; (b) Second, Seller shall be responsible for the next $325,000,000 of Losses incurred or sustained by, or imposed upon, any Buyer Indemnitee or any Seller Indemnitee to the extent such Losses constitute, arise out of or relate to the Shared Pre-Closing Liabilities, and Seller shall indemnify, defend and hold harmless Buyer for any and all such Losses incurred or sustained by, or imposed upon, any Buyer Indemnitee; and

101 (c) Third, Buyer and Seller shall share equally in any additional Losses incurred or sustained by, or imposed upon, any Buyer Indemnitee or Seller Indemnitee to the extent such Losses constitute, arise out of or relate to the Shared Pre-Closing Liabilities, it being understood that (i) Buyer shall indemnify, defend and hold harmless Seller for 50% of any and all such Losses incurred or sustained by, or imposed upon, any Seller Indemnitee and (ii) Seller shall indemnify, defend and hold harmless Buyer for 50% of any and all such Losses incurred or sustained by, or imposed upon, any Buyer Indemnitee. Section 9.5 Limitations and Other Matters Relating to Indemnification. (a) Notwithstanding anything in this Agreement to the contrary: (i) except to the extent such Losses are found by a court of competent jurisdiction to be owed to a non-Affiliated third party in connection with a Third Party Claim, in no event will Buyer or Seller be required to indemnify, defend, hold harmless, pay or reimburse any Indemnified Party under this Article 9 for any Losses that are punitive; and (ii) neither Buyer nor Seller shall be required to indemnify, defend and hold harmless the Seller Indemnitees or Buyer Indemnitees, respectively for a cumulative amount of Losses that exceed the Purchase Price other than pursuant to Section 9.3(b) and Section 9.2(b), respectively; and (iii) the aggregate Liability of Seller under Section 9.2(f) (representation and warranty set forth in Section 2.7(c)) shall, when aggregated with the Liabilities of Seller pursuant to Section 9.2(c), in no event exceed $325,000,000. (b) The amount of any Losses that are subject to indemnification, compensation or reimbursement under this Article 9 will be reduced by the amount of any insurance proceeds (including, in the case of any Buyer Indemnitee as Indemnified Party, under the R&W Insurance Policy) and any indemnity, contribution or other similar payment actually received by the Indemnified Party in respect of such Losses or any of the events, conditions, facts or circumstances resulting in or relating to such Losses (“Third Party Payments”). If an Indemnified Party receives any Third Party Payment with respect to any Losses for which it has previously been indemnified (directly or indirectly) by an Indemnifying Party, the Indemnified Party will promptly (and in any event within twenty (20) Business Days after receiving such Third Party Payment) pay to the Indemnifying Party an amount equal to such Third Party Payment or, if it is a lesser amount, the amount of such previously indemnified Losses. (c) In the event of any breach of Section 2.7(c) which results in Buyer lacking assets, properties or rights that are necessary for the conduct of the Business immediately after the Closing in substantially the same manner as conducted immediately prior to the Closing, the Parties shall work together in good faith to enter into arrangements whereby Seller provides assets, rights or services as needed to mitigate the Losses that would otherwise be payable by Seller pursuant to this Article 9; provided that such mitigation (but not, for the avoidance of doubt, Seller’s indemnification obligations with respect to such Losses) shall be at Seller’s discretion if, and solely to the extent, it would be detrimental to the Water Business or Seller’s support of the Water Business

102 (in each case, whether before or after the consummation of the Specified Transaction). Following the delivery of any Claim Notice from a Buyer Indemnified Party to Seller alleging the breach of Section 2.7(c), Buyer will reasonably cooperate in good faith with Seller, at Seller’s expense, for the purpose of mitigating the Losses arising from such breach, which cooperation may include asset transfers, Contract assignments, licenses, or transitional services to cure such breach (in whole or in part). (d) Notwithstanding anything in this Agreement to the contrary, in no event will Seller be required to indemnify, defend, hold harmless, pay or reimburse any Buyer Indemnitee for Losses under this Article 9 to the extent such Losses (i) were included in the determination of the Final Adjustment Report, or (ii) were paid by any Party pursuant to Article 5. (e) In the case of Losses that are insured pursuant to the R&W Insurance Policy, the first payment recourse for Losses of a Buyer Indemnitee indemnifiable pursuant to Section 9.2 will be against the R&W Insurance Policy and any Losses of a Buyer Indemnitee shall be calculated net of amounts actually recovered under the R&W Insurance Policy. The Buyer shall have satisfied its first payment recourse obligations if it has made a claim under the R&W Insurance Policy seeking, and has used commercially reasonable efforts to recover, Losses for which such indemnification is sought and the insurer has, in whole or in part, denied or otherwise failed to promptly pay such claim under the R&W Insurance Policy or the applicable policy limit (taking into account the amount of any other pending claims thereunder) has been exhausted; provided that the Buyer shall have no obligation to commence or pursue any Legal Proceeding against the insurer under the R&W Insurance Policy with respect to the foregoing. (f) The rights to indemnification set forth in this Article 9 shall not be affected by (i) any investigation conducted by or on behalf of any Indemnified Party or any knowledge acquired (or capable of being acquired) by any Indemnified Party, whether before or after the date of this Agreement or the Closing Date, with respect to the inaccuracy or noncompliance with any representation, warranty, covenant or agreement which is the subject of indemnification hereunder, or any waiver by any Party of any closing condition relating to the accuracy of representations and warranties or the performance of or compliance with agreements and covenants. (g) Notwithstanding anything to the contrary in this Agreement, for purposes of determining (i) whether there has been a breach of or inaccuracy in any representation or warranty set forth in Section 2.7(a) or Section 2.7(c) and (ii) the amount of Losses for which any Indemnified Party may be entitled to indemnification under this Article 9, each such representation or warranty shall be deemed to have been made without any qualifications or limitations as to materiality (including any qualifications or limitations made by reference to a Material Adverse Effect). Section 9.6 Indemnification Procedures. (a) All claims for indemnification pursuant to this Article 9 (other than any Tax Contest, the procedure for which shall be governed by Section 5.6) will be made in accordance with the procedures set forth in this Section 9.6. A Person entitled to assert a claim for indemnification (a “Claim”) pursuant to this Article 9 (an “Indemnified Party”) will give the Indemnifying Party written notice of any such Claim (a “Claim Notice”), which notice will include a description in reasonable detail (to the extent then known by the Indemnified Party) of (i) the basis for, and nature

103 of, such Claim, including the facts constituting the basis for such Claim, and (ii) the estimated amount of the Losses that have been or may be sustained by the Indemnified Party in connection with such Claim. Any Claim Notice will be given by the Indemnified Party to the Indemnifying Party, (A) in the case of any Claim or Legal Proceeding made or brought by any Person against such Indemnified Party (other than any Claim or Legal Proceeding by a Buyer Indemnitee against Seller or a Seller Indemnitee against Buyer in connection with this Agreement) (a “Third Party Claim”), promptly, but in any event not later than twenty (20) Business Days, following receipt of notice of the assertion or commencement of such Claim or Legal Proceeding, and (B) in the case of a Claim other than a Third Party Claim, reasonably promptly, but in any event not later than the expiration date set forth in Section 9.1; provided, however, that no failure to give such prompt written notice will relieve the Indemnifying Party of any of its indemnification obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure. For the purposes of this Agreement, “Indemnifying Party” means Buyer (in the case of a claim for indemnification by a Seller Indemnitee) or Seller (in the case of a claim for indemnification by a Buyer Indemnitee). (b) With respect to any Third Party Claim, the Indemnifying Party will have the right, by giving written notice to the Indemnified Party within thirty (30) days (or with respect to any Third Party Claim relating to a Parent Liability, forty five (45) days) (the “Defense Election Period”) after delivery of the Claim Notice with respect to such Third Party Claim (subject to any right of the insurer under the R&W Insurance Policy to control the defense of such Third Party Claim if covered by the R&W Insurance Policy), to assume control of the defense of such Third Party Claim at the Indemnifying Party’s expense with counsel reasonably satisfactory to the Indemnified Party, and the Indemnified Party will cooperate reasonably in such defense; provided that (i) the Indemnifying Party may only assume control of such defense if (A) it acknowledges in writing to the Indemnified Party that any damages, fines, costs or other Liabilities that may be assessed against the Indemnified Party in connection with such Third Party Claim constitute Losses for which the Indemnified Party shall be indemnified pursuant to this Article 9, and (B) such Third Party Claim does not involve a Tax Contest (which shall be governed by Section 5.6), Intellectual Property, any Governmental Entity or seeks criminal or quasi-criminal penalties, or seeks injunctive or other non-monetary equitable relief. The Indemnified Party or Indemnifying Party, as the case may be, that is not controlling such defense will have the right, at its own cost and expense, to participate in (but not control) the defense of any Third Party Claim with counsel selected by it. If (i) the Indemnifying Party elects not to control the defense of such Third Party Claim (including by failing to promptly notify the Indemnified Party in writing of its election to control such defense in accordance with this Section 9.6(b)) or is not permitted under the terms of this Section 9.6(b) to control such defense or (ii) the Indemnifying Party assumes control of such defense and the Indemnifying Party and the Indemnified Party have conflicting interests or different defenses available with respect to such Third Party Claim, the Indemnified Party may control the defense of such Third Party Claim with counsel of its choosing, and the Indemnifying Party will be liable for the reasonable out-of-pocket fees and expenses of the Indemnified Party, including fees and expenses of counsel in each jurisdiction in which the Indemnified Party reasonably determines counsel is required. Each of Buyer and Seller will reasonably cooperate with each other in connection with the defense of any Third Party Claim, including by retaining and providing to the Party controlling such defense records and information that are reasonably relevant to such Third Party Claim and making available employees on a mutually convenient basis for providing

104 additional information and explanation of any material provided hereunder. The Indemnified Party or Indemnifying Party, as the case may be, that is controlling such defense will keep the other Party reasonably advised of the status of such Legal Proceeding and the defense thereof and shall consider in good faith recommendations made by the non-controlling party with respect thereto. Notwithstanding anything to the contrary in this Section 9.6(b), with respect to any Third Party Claim relating to a Parent Liability, Seller shall be entitled to delegate the defense of such Third Party Claim to 3M or an Affiliate of 3M and if 3M or an Affiliate of 3M elects not to control the defense of such Third Party Claim, 3M or its applicable Affiliate shall be permitted to participate in (but not control) the defense of such Third Party Claim with counsel selected by it. (c) Notwithstanding anything in this Agreement to the contrary, (i) an Indemnifying Party will not agree to any settlement of, or the entry of any judgment arising from, any Third Party Claim without the prior written consent of the Indemnified Party (such consent not to be unreasonably withheld, conditioned or delayed) unless such settlement would (A) include a complete and unconditional release of each Indemnified Party from all Liabilities with respect thereto, (B) not impose any Liability (including any equitable remedies) on the Indemnified Party and (C) not involve a finding or admission of any wrongdoing on the part of the Indemnified Party, and (ii) an Indemnified Party will not agree to any settlement of a Third Party Claim without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld, conditioned or delayed. (d) Within thirty (30) days after delivery of a Claim Notice, the Indemnifying Party shall deliver to the Indemnified Party a Response, in which the Indemnifying Party shall: (i) agree that the Indemnified Party is entitled to receive the entire amount claimed in such Claim Notice, (ii) agree that the Indemnified Party is entitled to receive a portion of the amount claimed in such Claim Notice or (iii) dispute that the Indemnified Party is entitled to receive any of the amount claimed in such Claim Notice. If no Response is delivered by the Indemnifying Party within such thirty (30) day period, the Indemnifying Party shall be deemed for all purposes under this Agreement to have agreed that all of the amount claimed in such Claim Notice is owed to the Indemnified Party. In the event the Indemnifying Party agrees or is deemed to agree to all or a portion of an amount claimed in a Claim Notice, the Indemnifying Party shall pay such amount in cash to the Indemnified Party within five (5) Business Days after delivery of a notice by the Indemnified Party to the Indemnifying Party that such amount is payable in accordance herewith, which shall include wire instructions for such payment. Acceptance by the Indemnified Party of portion of the total amount claimed in any Claim Notice shall be without prejudice to the Indemnified Party’s right to claim the balance of the amount claimed in such Claim Notice. (e) Notwithstanding anything in this Agreement to the contrary, to the extent there is any conflict between the provisions of this Section 9.6 and Section 5.6 with regard to any Third Party Claim that is a Tax Contest, Section 5.6 shall govern. Section 9.7 Tax Treatment of Indemnification Payments. All indemnification payments made under this Article 9 will be deemed adjustments to the Purchase Price for Tax purposes, unless otherwise required by applicable Law.

105 Section 9.8 [Reserved]. Section 9.9 Exclusive Remedy; No Duplication. (a) From and after the Closing, (i) except in the case of claims pursuant to Section 10.10(b), this Article 9 will be the sole and exclusive remedy of the Indemnified Parties (including Buyer and Seller) in connection with this Agreement and the transactions contemplated hereby, (ii) neither Buyer nor Seller will be liable or responsible in any manner whatsoever (whether for indemnification or otherwise) to any Indemnified Party for a breach of this Agreement or in connection with any of the transactions contemplated hereby, including the purchase of the Transferred Assets pursuant hereto, except pursuant to the indemnification provisions set forth in this Article 9 and (iii) each Party hereby waives, to the fullest extent permitted under applicable Law, any rights, claims and causes of action (A) in respect of, including for any breach of, any representation, warranty, covenant, agreement or obligation set forth herein, (B), relating to any right of recission, (C) otherwise relating to the subject matter of this Agreement, any process related thereto (including any process for the sale of the Business or the Transferred Assets including the process by which any proposals were solicited from, negotiated with or discussed with any Person) and any transaction contemplated hereby, or (D) for subrogation that it may have against the other Party and such Party’s former, current or future Affiliates, or any of its or their respective former, current or future direct or indirect general or limited partners, shareholders, managers, management companies, portfolio companies, equity holders, controlling Persons, members, agents, incorporators, trustees or Representatives, or Representatives of any of the foregoing, or any heir, executor, administrator, successor or assign of any of the foregoing, in each case, arising under or based upon predecessor or successor liability, contribution, tort, strict liability or any Law or otherwise, except pursuant to the indemnification provisions set forth in this Article 9; provided, however, that nothing in this Section 9.9(a) will limit the rights or remedies of, or constitute a waiver of any rights or remedies by, any Person in respect of Section 10.10, the Confidentiality Agreement or any Related Agreement; provided, further, that Section 1.5(b) and Section 1.5(c) shall be the sole and exclusive remedy with respect to the final determination of the Final Adjustment Report and the matters addressed therein; and provided, further, that nothing herein will prevent any Buyer Indemnitee from seeking recovery, or recovering, under the R&W Insurance Policy in accordance with its terms. (b) The Parties agree that nothing in this Article 9 will limit either Party’s right to bring a claim following the Closing based on Fraud. (c) Any Losses subject to indemnification hereunder will be determined without duplication of recovery by reason of the state of facts giving rise to such Losses. (d) Neither Buyer nor Seller will have any right to set-off any unresolved claim for indemnification pursuant to this Article 9 against any payment due pursuant to any other provision of this Agreement or any other Contract between Seller or its Affiliates, on the one hand, and Buyer or its Affiliates, on the other hand. ARTICLE 10 MISCELLANEOUS

106 Section 10.1 Fees and Expenses. Except as otherwise expressly provided in this Agreement, or in any Related Agreements, whether or not the Closing is consummated, all costs and expenses incurred, including fees and disbursements of counsel, financial advisors, accountants and consultants, in connection with the Original Agreement, this Agreement and the transactions contemplated thereby and hereby will be borne by the Party incurring such costs and expenses; provided, however, that Buyer will be responsible for all costs in connection with transferring the Transferred Permits, Transferred Inventory, Transferred Facilities, and Transferred Tangible and Personal Property, except as provided in Section 10.1 of the Disclosure Schedule. Section 10.2 Notices. All notices or other communications to be delivered in connection with this Agreement will be in writing and will be personally delivered or sent by e-mail, nationally recognized overnight courier, or registered or certified mail to the address specified below (or at such other address specified by a Party in a notice given in accordance with this Section 10.2). Any such notice or other communication will be deemed to have been properly delivered, given and received (a) immediately, if delivered personally or by e-mail (excluding any email receiving an “out of office” or similar automated reply) during normal business hours of the recipient during a Business Day, otherwise on the next Business Day, or (b) on the date of receipt by the addressee, if sent by a nationally recognized overnight courier or by registered or certified mail and received during normal business hours of the recipient during a Business Day, otherwise on the next Business Day. If to Seller: Solventum Corporation 3M Center, Building 275-6W 2510 Conway Avenue East Maplewood, MN 55144 E-mail: [***] Attention: Chief Strategy & Corporate Development Officer and Chief Legal Officer with a copy (which will not constitute notice) to: Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006 E-mail: JJhu@cgsh.com; ameyers@cgsh.com Attention: James Hu and Aaron J. Meyers If to Buyer: Thermo Fisher Scientific Inc. 168 Third Avenue Waltham, MA 02451 E-mail: [***] Attention: Deputy General Counsel with a copy (which will not constitute notice) to:

107 Wilmer Cutler Pickering Hale and Dorr LLP 60 State Street Boston, MA 02109 E-mail: hal.leibowitz@wilmerhale.com; andrew.bonnes@wilmerhale.com Attention: Hal J. Leibowitz and Andrew R. Bonnes or to such other address as the person to whom notice is to be given may have specified in a notice duly given to the sender as provided herein. Section 10.3 Entire Agreement. This Agreement (including the Exhibits hereto), the Disclosure Schedule, the Confidentiality Agreement, the Related Agreements, the French Binding Offer, the Irish Binding Offer and the Belgian Binding Offer and any other agreements, instruments or documents being or to be executed and delivered by a Party or any of its Affiliates pursuant to or in connection with this Agreement constitute the sole and entire agreement of the Parties with respect to the subject matter contained herein and therein, and supersede the Original Agreement and all other prior representations, warranties, understandings and agreements, both written and oral, with respect to such subject matter. Section 10.4 Amendment. This Agreement (including the Exhibits hereto) will not be amended, modified or supplemented except by an instrument in writing specifically designated as an amendment hereto and executed by each of the Parties. Section 10.5 Waivers. Either Party may, at any time, (a) extend the time for the performance of any of the obligations or other acts of the other Party, (b) waive any inaccuracies in the representations and warranties of the other Party contained herein or (c) waive compliance by the other Party with any of the agreements or conditions contained herein. No waiver by any Party of any of the provisions hereof will be effective unless expressly set forth in a written instrument executed and delivered by the Party so waiving. No waiver by any Party of any breach of this Agreement will operate or be construed as a waiver of any preceding or subsequent breach, whether of a similar or different character, unless expressly set forth in such written waiver. Neither any course of conduct or failure or delay of any Party in exercising or enforcing any right, remedy or power hereunder will operate or be construed as a waiver thereof, nor will any single or partial exercise of any right, remedy or power hereunder, or any abandonment or discontinuance of steps to enforce such right, remedy or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right, remedy or power unless waiver is expressly set forth in a written instrument executed and delivered by the Party so waiving. Section 10.6 Severability. If any term or provision of this Agreement is invalid, illegal or incapable of being enforced in any situation or in any jurisdiction, such invalidity, illegality or unenforceability will not affect the validity, legality or enforceability of any other term or provision hereof or the offending term or provision in any other situation or any other jurisdiction, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either Party. Upon any such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible, in

108 a mutually acceptable manner, in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible under applicable Law. Section 10.7 No Third Party Beneficiaries. Except to the extent provided in the indemnification, reimbursement and expense obligations contained in Section 4.26, Section 4.18, and Article 9, in Section 10.14, and in the definitions related to such Sections and Article (in each case, the provisions of which will inure to the benefit of the Persons referenced therein as third party beneficiaries of such provisions, including, as applicable, the Buyer Indemnitees and Seller Indemnitees), this Agreement will be binding upon and inure solely to the benefit of each Party and its successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or will be construed to confer upon any other Person any legal or equitable rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement. This Agreement may be amended or terminated, and any provision of this Agreement may be waived, in accordance with the terms hereof without the consent of any Person other than the Parties. Section 10.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned, delegated or otherwise transferred, in whole or in part, directly or indirectly, by operation of Law or otherwise, by either Party without the prior written consent of the other Party, and any purported assignment or delegation in contravention of this Section 10.8 will be null and void and of no force and effect; provided, that, for the avoidance of doubt, Seller’s designation of a Selling Subsidiary as the transferor to Buyer of any Transferred Assets owed by such Selling Subsidiary shall not be treated as an assignment pursuant to this Section 10.8. Notwithstanding the foregoing, (i) Buyer may assign, delegate or otherwise transfer any and all of its rights, interests or obligations (x) under this Agreement to one or more of its wholly owned Subsidiaries, provided, however, that no such assignment shall relieve Buyer of any of its obligations under this Agreement, or (y) under Article 1, Section 4.7, Section 4.8, Section 4.9, Section 4.10(c)-(f), Section 4.15, Section 4.21(a) and Article 10 of this Agreement to any subsequent purchaser of all or a majority of the Transferred Companies, the Business or any division thereof or any material portion of its assets (whether such sale is structured as a sale of stock, a sale of assets, a merger or otherwise) following the Closing and (ii) Seller may assign, delegate or otherwise transfer any of its rights, interests or obligations under Article 1, Section 4.7, Section 4.8, Section 4.9, Section 4.10(c)-(f), Section 4.15, Section 4.21(b) and Article 10 of this Agreement, solely to the extent that they relate to the Water Business or to the Specified Transaction Buyer; provided that, in connection with any such assignment, the Specified Transaction Buyer shall be required to expressly assume in writing Seller’s obligations set forth in Section 4.7, in each case to the extent related to the Water Business (it being understood that the legal instrument evidencing the Specified Transaction Buyer’s assumption of such obligations can be entered into by only the Specified Transaction Buyer within the meaning of clause (a) of its definition but that such assumption shall provide that it binds each of the parties otherwise covered by the entire definition of Specified Transaction Buyer); provided that Seller’s obligations set forth in Section 4.7 as assumed by the Specified Transaction Buyer (A) shall expire on the earlier of (1) the date that is the twelve (12) month anniversary of the closing of the Specified Transaction or (2) the expiration of such obligations as set forth in Section 4.7, (B) in the case of Section 4.7(a), shall only apply to the personnel of the Water Business acquired by the Specified Transaction Buyer in the Specified Transaction and (C) in the case of Section 4.7(b), shall only apply to the assets, rights and property of the Water Business acquired by the Specified Transaction Buyer in

109 the Specified Transaction; provided, further, that in each case of the foregoing clauses (i) and (ii), Buyer or Seller (as applicable) shall retain sufficient rights in connection with such assignment, delegation or transfer to fulfill its applicable obligations to the other Party under this Agreement; provided, further, that if a Specified Transaction Buyer expressly assumes Seller’s obligations with respect to the Water Business under Section 4.7 or Section 4.10, then Buyer’s recourse with respect to breaches of Section 4.7 or Section 4.10, in each case solely to the extent that they relate to the Water Business, as applicable, shall be limited to recourse against the Specified Transaction Buyer pursuant to such assumption documentation. Section 10.9 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. (a) This Agreement and all matters arising out of or relating to the Original Agreement, this Agreement or any of the transactions contemplated thereby or hereby, including all rights of the Parties (whether sounding in contract, tort, common or statutory law, equity or otherwise), will be interpreted, construed and governed by and in accordance with the internal Laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than those of the State of Delaware; provided, that any Conveyance Documents governed by mandatory provisions of applicable local Laws will be interpreted, construed and governed by and in accordance with such applicable local Laws. (b) Each of the Parties (i) consents to submit itself to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, New Castle County in any Legal Proceeding arising out of or relating to the Original Agreement, this Agreement or any of the transactions contemplated thereby or hereby (or, if that court does not have subject matter jurisdiction over such Legal Proceeding, the Superior Court of the State of Delaware (Complex Commercial Division), New Castle County) or if the subject matter jurisdiction over such Legal Proceeding is vested exclusively in the federal courts of the United States of America, the United States District Court for the District of Delaware located in Wilmington, Delaware, (ii) agrees that all claims in respect of any such Legal Proceeding may be heard and determined in any such court, (iii) agrees that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from any such court, (iv) agrees not to bring any Legal Proceeding arising out of or relating to the Original Agreement, this Agreement or any of the transactions contemplated thereby or hereby (whether in contract, tort, common or statutory law, equity or otherwise) in any other court and (v) agrees that a final, non- appealable judgment in any such Legal Proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. For the avoidance of doubt, the preceding sentence will not limit the jurisdiction of the Purchase Price Arbitrator as set forth in Section 1.5(b) and will include any Legal Proceeding brought for the purpose of enforcing the jurisdiction and judgments of the Purchase Price Arbitrator, as applicable. Each of the Parties waives any defense of inconvenient forum to the maintenance of any Legal Proceeding brought in accordance with this Section 10.9. (c) EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE ORIGINAL AGREEMENT, THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY OR HEREBY. EACH PARTY (i) CERTIFIES THAT NO REPRESENTATIVE OF

110 THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.9(c), (iii) UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER AND (iv) MAKES THIS WAIVER VOLUNTARILY. Section 10.10 Remedies. (a) Except as otherwise provided in this Agreement (including Section 9.9(a)), any remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy expressly conferred hereby, and the exercise by a Party of any one such remedy will not preclude the exercise of any other such remedy. (b) The Parties agree (subject to the other provisions of this Section 10.10) that irreparable damage would occur if any provision of this Agreement were not performed in accordance with its terms and that, although monetary damages may be available for such a breach, monetary damages would be an inadequate remedy therefor. Accordingly, each of the Parties agrees that, if there is any breach or threatened breach of any provision of this Agreement by such Party, the other Party will be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent or restrain breaches or threatened breaches hereof and to specifically enforce the terms and provisions hereof. A Party seeking an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the terms and provisions hereof will not be required to provide, furnish or post any bond or other security in connection therewith, and each Party hereby irrevocably waives any right it may have to require the provision, furnishing or posting of any such bond or other security. If any Legal Proceeding is brought in equity to enforce the provisions of this Agreement, each Party agrees that it will not allege, and each Party hereby waives the defense, that there is an adequate remedy available at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity (such bases, collectively, the “Prohibited Defenses”). (c) Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief in accordance with the terms of this Agreement on the basis of any of the Prohibited Defenses. (d) Buyer acknowledges and agrees that any inaccuracy in any representation or warranty of Seller set forth in Article 2 (other than the representations and warranties set forth in Sections 2.1 and 2.7(c)), to the extent arising from (i) the modification by this Agreement to the scope of the transactions contemplated in the Original Agreement, including the revisions to the definitions of “Business”, “Transferred Assets”, “Excluded Assets”, “Assumed Liabilities”, “Excluded Liabilities”, and “P&F Products” and the moving or relocation of any assets, properties, rights or Liabilities resulting from the modification of this Agreement or any Related Agreement (collectively, the “Transaction Scope Modification”) or (ii) the retention, ownership, operation, transfer or other disposition of the Water Business by Seller or its Affiliates, shall in each case not be deemed to constitute an inaccuracy or breach of any representation or warranty of Seller or any of its Affiliates solely for purposes of (x) determining whether the condition to the Closing set forth

111 in Section 7.2(a) has been satisfied and (y) Buyer’s right to terminate this Agreement pursuant to Section 8.1(d). Section 10.11 Interpretation; Construction. (a) The table of contents, articles, titles and headings to Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. Except as otherwise indicated, all references in this Agreement to “Articles”, “Sections” and “Exhibits” are intended to refer to Articles and Sections of this Agreement and Exhibits to this Agreement. The Disclosure Schedule and Exhibits referred to herein will be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein. Any capitalized terms used in the Disclosure Schedule, any Exhibit or any Related Agreement but not otherwise defined therein will be defined as set forth in this Agreement unless the context otherwise requires. Notwithstanding any other provision of this Agreement to the contrary, if and to the extent that there will be a conflict between the provisions of this Agreement and the provisions of any Related Agreement, the provisions of this Agreement will control (unless the Related Agreement expressly provides that such Related Agreement controls if it conflicts with this Agreement). (b) For purposes of this Agreement: (i) “include”, “includes” or “including” will be deemed to be followed by “without limitation”; (ii) “hereof”, “herein”, “hereby”, “hereto” and “hereunder” will refer to this Agreement as a whole and not to any particular provision of this Agreement; (iii) “extent” in the phrase “to the extent” will mean the degree to which a subject or other item extends and will not simply mean “if”; (iv) “dollars” and “$” will mean United States dollars; (v) the singular includes the plural and vice versa; (vi) reference to a gender includes the other gender; (vii) “any” will mean “any and all”; (viii) “or” is used in the inclusive sense of “and/or”; (ix) reference to any agreement, document or instrument means such agreement, document or instrument as amended, supplemented, modified and in effect from time to time in accordance with its terms; and (x) reference to any Law means such Law as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. (c) The specification of any dollar amount in any representation or warranty contained in this Agreement is not intended to imply that such amount, or higher or lower amounts, are or are not material, and no Party will use the fact of the setting forth of any such amount in any dispute or controversy between the Parties as to whether any obligation, item or matter not described herein or included in the Disclosure Schedule is or is not material for purposes of this Agreement. The fact that a Party consults with or requests consent from the other Party shall not imply that the first Party admits that any consultation or consent is required. The specification of any item or matter in any representation or warranty contained in this Agreement is not intended to imply that such item or matter, or other items or matters, are or are not in the Ordinary Course of Business, and no Party will use the fact of the setting forth or the inclusion of any such item or matter in any dispute or controversy between the Parties as to whether any obligation, item or matter not described herein is or is not in the Ordinary Course of Business for purposes of this Agreement. (d) The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction will be applied against either Party. The Parties have participated jointly in the negotiation and drafting of this Agreement

112 with the benefit of competent legal representation and, if an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring either Party by virtue of the authorship of any provisions hereof. (e) References to any document or information having been “made available” by Seller to Buyer will mean Seller or its Representatives having posted such document or information to the Data Room at least 24 hours prior to the execution of the Original Agreement (unless such phrase is used in a representation or warranty made as of the date of this Agreement pursuant to the opening paragraph of Article 2, in which case such phrase shall mean Seller or its Representatives having posted such document or information to the Data Room at least 24 hours prior to the execution of this Agreement), provided such document or information pursuant to any applicable clean team arrangement, or otherwise having delivered a copy of such document or information (electronically or otherwise) to any Representatives of Buyer. (f) Each item disclosed in any section or subsection of the Disclosure Schedule qualifies, and constitutes disclosure for purposes of, only (i) the correspondingly numbered Section or subsection of this Agreement and (ii) any other Section or subsection of this Agreement to the extent it is reasonably apparent on the face of such disclosure contained in such Section or subsection of the Disclosure Schedule that such disclosure is applicable, relevant or responsive to such other Section or subsection of this Agreement. Section 10.12 Counterparts and Electronic Signatures. This Agreement and any Related Agreements may be executed in one or more counterparts, each of which will be deemed to be an original and all of which, when taken together, will be deemed to be one and the same agreement or document. A signed copy of this Agreement or any Related Agreement transmitted by email or other means of electronic transmission will be deemed to have the same legal effect as delivery of an original executed copy of this Agreement or such Related Agreement for all purposes. Section 10.13 Conflicts and Privilege. Recognizing that Cleary Gottlieb Steen & Hamilton LLP (“Seller Counsel”) has acted as legal counsel to Seller, its Subsidiaries or their respective Affiliates prior to date hereof, and that Seller Counsel intends to act as legal counsel to Seller, its Subsidiaries and their respective Affiliates after the Closing, Buyer hereby (a) waives (on its own behalf) and (b) agrees to cause its controlled Affiliates to waive any conflicts arising under such representation that may prevent Seller Counsel from representing Seller, any of its Subsidiary or any of their respective Affiliates after the Closing to the extent such representation may relate to the transactions contemplated hereby and by the Related Agreements (a “Post- Closing Representation”). In addition, solely in the case of a Post-Closing Representation in which in which the interests of Seller are adverse to those of the Buyer, all communications to the extent solely involving attorney-client confidences between Seller, any of its Subsidiaries, the Business or their respective Affiliates, on the one hand, and Seller Counsel, on the other hand, in the course of the preparation, negotiation, documentation, implementation and consummation of the transactions contemplated hereby will be deemed to be attorney-client confidences that belong solely to Seller, its Subsidiaries and their respective Affiliates (the “Pre-Closing Privilege”). Accordingly, Buyer (including the Business) will not have access to any such communications or to the files of Seller Counsel relating solely to such engagement from and after the Closing without

113 the prior written consent of Seller (which consent shall not be unreasonably conditioned, withheld or delayed). Without limiting the generality of the foregoing, from and after the Closing, (i) Seller, its Subsidiaries and their respective Affiliates will be the sole holders of the Pre-Closing Privilege, and Buyer (including the Business) will not be a holder thereof, (ii) to the extent that files of Seller Counsel subject to the Pre-Closing Privilege constitute property of the client, only Seller, its Subsidiaries and their respective Affiliates will hold such property rights and (iii) Seller Counsel will have no duty whatsoever to reveal or disclose any attorney-client communications or files subject to the Pre-Closing Privilege to Buyer (including the Business) by reason of any attorney- client relationship of Seller Counsel related to the Business or otherwise. Section 10.14 Mutual Release of Claims. (a) Seller Release of Buyer. Except as provided in Section 10.14(c) and Section 10.14(d), effective as of the Closing, Seller does hereby, for itself and each of its Affiliates, and their respective successors and assigns, and, to the extent permitted by Law, all Persons who at any time prior to the Closing have been directors, officers, agents or employees of Seller or any of its Subsidiaries (in each case, in their respective capacities as such), remise, release and forever discharge (i) the Transferred Companies, Buyer and their respective Subsidiaries and their respective successors and assigns and (ii) all Persons who at any time prior to the Closing are or have been directors, officers, agents or employees of the Business, the Transferred Companies, the Buyer or any of their respective Subsidiaries (in each case, in their respective capacities as such), and their respective heirs, executors, administrators, successors and assigns, from all Liabilities (including Environmental Liabilities) that arises out of or in any way relate to events, circumstances or actions occurring, existing or taken prior to or as of the Closing Date in respect of matters relating to the Business (including the Transferred Companies), the Transferred Assets and the Assumed Liabilities. (b) Buyer Release of Seller. Except as provided in Section 10.14(c) and Section 10.14(d), effective as of the Closing, Buyer does hereby, for itself and each of its Affiliates (including, after the Closing, the Transferred Companies), and their respective successors and assigns, and, to the extent permitted by Law, all Persons who at any time prior to the Closing are or have been directors, officers, agents or employees of Buyer or any of its Subsidiaries (including, after the Closing, the Transferred Companies) (in each case, in their respective capacities as such), remise, release and forever discharge (i) Seller and each of its Subsidiaries, and their respective successors and assigns, (ii) all Persons who at any time prior to the Closing have been directors, officers, agents or employees of Seller or any of its Subsidiaries (in each case, in their respective capacities as such), and their respective heirs, executors, administrators, successors and assigns, and (iii) all Persons who at any time prior to the Closing are or have been stockholders directors, officers, agents or employees of a Transferred Company and who are not, as of immediately following the Closing, directors, officers or employees of a Transferred Company or another Subsidiary of Buyer, in each case from all Liabilities that arises out of or in any way relate to events, circumstances or actions occurring, existing or taken prior to or as of the Closing Date in respect of matters relating to the Business (including the Transferred Companies). (c) Obligations Not Affected. Notwithstanding the foregoing, nothing contained in Section 10.14(a) or Section 10.14(b) shall impair any right of any Person to enforce this Agreement or any Related Agreement, in each case in accordance with its terms, and nothing contained in

114 Section 10.14(a) or Section 10.14(b) shall release any Person from: (i) any Liability, contingent or otherwise, assumed, transferred, assigned or allocated to a Party or any of its Subsidiaries in accordance with this Agreement or any Related Agreement; (ii) any other Liability of any Person under this Agreement or any Related Agreement; (iii) any Liability for the sale, lease, construction or receipt of goods, property or services purchased, obtained or used in the ordinary course of business by Buyer or any of its Subsidiaries from Seller or any of its Subsidiaries, or vice versa, prior to the Closing; (iv) any Liability that the Parties may have with respect to indemnification or contribution or other obligation pursuant to this Agreement, any Related Agreement or otherwise for claims brought against the Parties by third parties, which Liability shall be governed by the applicable provisions of this Agreement or, if applicable, the appropriate provisions of the Related Agreements; or (v) any Liability the release of which would result in the release of any Person other than a Person released pursuant to this Section 10.14 (solely to the extent such Liability is asserted against such other Person, and not a Person released pursuant to this Section 10.14). (d) No Claims. Seller shall not make, and shall not permit any of its Subsidiaries to make, any claim or demand, or commence any Legal Proceeding asserting any claim or demand, including any claim of contribution or any indemnification, against Buyer or any of its Affiliates (including, after the Closing, the Transferred Companies), or any other Person released pursuant to Section 10.14(a), with respect to any Liabilities released pursuant to Section 10.14(a). Buyer shall not make, and shall not permit any of its Subsidiaries (including, after the Closing, the Transferred Companies) to make, any claim or demand, or commence any Legal Proceeding asserting any claim or demand, including any claim of contribution or any indemnification, against Seller or any of its Affiliates, or any other Person released pursuant to Section 10.14(b) with respect to any Liabilities released pursuant to Section 10.14(b). (e) Execution of Further Releases. At any time at or after the Closing, at the request of either Party, the other Party shall cause its Subsidiaries to execute and deliver releases reflecting the provisions of this Section 10.14. ARTICLE 11 DEFINITIONS Section 11.1 Definitions. As used in this Agreement, the following terms have the respective meanings set forth below. “3M” means 3M Company. “3M Retained Facilities” means the facilities at the locations specified on Section 11.1(a)

115 of the Disclosure Schedule. “3M Separation Agreements” means that certain Separation and Distribution Agreement, by and between 3M and Solventum Corporation, dated as of March 31, 2024 (the “3M SDA”), all “Ancillary Agreements” (as defined in the 3M SDA), and all “Local Transfer Agreements” (as defined in the 3M SDA). “3M Trademark Letter Agreement” means that certain letter agreement to be delivered by Seller to Buyer at the Closing in substantially the form attached as Exhibit B hereto. “Accounting Principles” means the accounting principles, policies, procedures and methodologies attached as Exhibit A hereto. “Additional Payment Amount” means (a)(i) the Final Net Working Capital minus (ii) the Estimated Net Working Capital; provided that the amount calculated pursuant to this clause (a) shall be deemed to be Zero Dollars ($0) if the absolute value of such calculation is less than five million Dollars ($5,000,000), plus (b)(i) the Final Cash minus (ii) the Estimated Cash, minus (c)(i) the Final Indebtedness, minus (ii) the Estimated Indebtedness, minus (d)(i) the Final Transferred Company Transaction Expenses minus (ii) the Estimated Transferred Company Transaction Expenses. For the avoidance of doubt, the Additional Payment Amount may be a positive or negative number. “Affiliate” means, with respect to any Person, any other Person that directly or indirectly, including through one or more intermediaries, controls, is controlled by or is under common control with such Person; provided, that Buyer and its Subsidiaries will not be deemed to be an Affiliate of Seller, and Seller will not be deemed to be an Affiliate of Buyer or any of its Subsidiaries; and provided, further that none of 3M and its Subsidiaries shall be deemed to be an “Affiliate” of Seller and none of Seller and its Subsidiaries shall be deemed to be an “Affiliate” of 3M. As used in this definition, the term “controls” (including the terms “controlled by” and “under common control with”) means possession, directly or indirectly, including through one or more intermediaries, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by Contract or otherwise. For the avoidance of doubt, the Transferred Companies shall be deemed to be Affiliates of Seller until, and Affiliates of Buyer from and after, the Closing. “Affiliated Group” means a group of corporations with which any of the Transferred Companies has filed (or was required to file) a consolidated, combined, unitary or similar Tax Return. “Antitrust Laws” means all antitrust, competition or trade regulation Laws or Laws that (a) are otherwise intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition, including the HSR Act; or (b) are FDI Laws. “Automatic Transfer Employee” means an Employee who is primarily located outside of the U.S. and employed by Seller or its applicable Subsidiaries (but not by a Transferred Company) and whose employment automatically transfers to Buyer or one of its Subsidiaries by operation of

116 TUPE in connection with the sale of the Business or the transactions contemplated by this Agreement. “Benefit Plan” means any employment, management, consulting, severance, redundancy, termination, retirement, profit sharing, bonus, incentive or deferred compensation, retention or change in control plan, program, arrangement, agreement or commitment, or bonus, pension, stock option, restricted stock or other equity -based, savings, life, health, disability, accident, medical, dental, vision, insurance, vacation or annual leave, other welfare fringe benefit or other employee compensation or benefit, policy, plan, program, arrangement, agreement, fund or commitment, including any “employee benefit plan” as defined in section 3(3) of ERISA (whether or not subject to ERISA) providing benefits to any current or former employee, consultant, officer or director of an employer or any of its subsidiaries or any current or former employee, consultant, officer or director of any entity with respect to which the employer or its subsidiaries is a successor (but excluding, in each case, any “multiemployer plan” (within the meaning of section 3(37) of ERISA) and any plan, program, policy, agreement or arrangement mandated by or maintained solely by any Governmental Entity or pursuant to applicable Law). “Belgian Binding Offer” means the binding offer with respect to the Belgian Transferred Assets, submitted by Buyer to Seller on the Original Execution Date and duly accepted by Seller on May 15, 2025. “Belgian Transferor” means KCI Medical Belgium BV. “Belgian Transferred Assets” means the application engineering component of the Business conducted by Belgian Transferor. “Bid Materials” means (a) all records and reports prepared or received by Seller or any of its Affiliates, and all communications sent or received by (or on behalf of) Seller or any of its Affiliates to or from its advisors or any prospective purchaser, in connection with the sale of the Business or the transactions contemplated by this Agreement, including all such analyses relating to the Business, Buyer or any prospective purchasers so prepared or received; (b) all bids and expressions of interest received from prospective purchasers of the Business or any portion thereof with respect thereto and any Contracts entered into with any prospective purchasers; and (c) all materials, correspondences, documents and records to the extent that such materials, correspondences, documents and records relate to (A) the strategy, process or negotiation of the sale of the Business or the transactions contemplated by this Agreement or (B) any of the Excluded Assets or the Excluded Liabilities. “Bill of Sale and Assumption Agreement” means a bill of sale and assumption assignment agreement in the form of Exhibit C. “Books and Records” means all written files, documents, books of account, reports, ledgers, correspondence, studies and other records, in each case, to the extent transferable under applicable Law (including applicable Privacy Laws). “Business” means that portion of Seller’s or any of its Subsidiaries’ purification and filtration operating segment to the extent engaged in the development, manufacturing and sale of

117 the following product categories: (a) bioprocessing filtration, (b) membrane OEM and (c) industrial filtration in each case, as further described in Seller’s information statement as Exhibit 99.1 to Seller’s Form 8-K filed with the Securities Exchange Commission on March 13, 2024 (the “Seller Information Statement”). As used in this Agreement, “Business” shall refer to such business as operated by Seller and its Subsidiaries (including the Transferred Companies) as of the Closing and during the period covered by the Financial Information; provided that (i) if the context expressly refers to the conduct of the Business following the Closing, “Business” shall refer to such business as conducted by Buyer and its Affiliates (including the Transferred Companies) following the Closing or (ii) if the context expressly refers to the conduct of the Business at some other time, “Business” shall refer to such business as conducted by the relevant Persons at such time. Notwithstanding anything to the contrary in this Agreement, “Business” shall not include the Water Business or Seller’s (or any of its Subsidiaries’) “MedSurg”, “Dental Solutions” or “Health Information Systems” operating segments described in the Seller Information Statement. “Business Benefit Plan” means each U.S. Business Benefit Plan and each Non-U.S. Business Benefit Plan. “Business Day” means any day except Saturday, Sunday or any other day on which commercial banks in New York, New York are authorized or required by Law to be closed. Any event the scheduled occurrence of which would fall on a day that is not a Business Day will be deferred until the next succeeding Business Day. “Business Records” means all Books and Records in Seller or any of its Subsidiaries’ possession or control to the extent related to the Transferred Assets, the Assumed Liabilities, the Transferred Companies or the Business, including all accounting records, cost and pricing information, business plans, payroll records, personnel records (which include name, national identification number (or equivalent), contact information, job and position, compensation, service date and individual performance and evaluation records for the last completed review cycle) in each case, to the extent not prohibited by applicable Law (it being understood that any portion thereof that relates to any business other than the Business may be omitted or redacted and that any applicable employee consents will be sought); provided, that, “Business Records” will not include any corporate seals, minute books, stock books, Tax Returns and other Tax-related documents, books of account or other records exclusively related to the corporate organization of Seller or any of the Retained Companies, any Bid Materials or any Combined Tax Return, or records that, in each case, Seller and its Affiliates are prohibited by Law from disclosing or delivering to Buyer (including applicable Privacy Laws, with respect to which Seller will seek any necessary consents). “Business Segment” means the “Bioprocessing Filtration”, “Membranes OEM” and “Industrial Filtration” operating segments of the Business. “Business Software” means Software that is a P&F Product, or a component of a P&F Product sold or licensed to customers by the Business as of the Closing. “Buyer Assumed Shared Contract” means a Shared Contract to which a Transferred Company is a party.

118 “Buyer Benefit Plan” means each Benefit Plan sponsored, maintained or contributed to by Buyer or any of its Subsidiaries or with respect to which Buyer or any of its Subsidiaries is a party and in which any Transferred Employee is or becomes eligible to participate or derive a benefit. “Buyer Indemnitees” means Buyer and any of its Affiliates, directors, officers, employees or other Representatives, controlling Persons, members, agents, incorporators, administrators and successors. “Buyer Material Adverse Effect” means any Effect that, individually or in combination with any other Effect, is or could reasonably be expected to become materially adverse to the ability of Buyer to consummate the transactions contemplated by this Agreement. “Cash” means the aggregate amount of cash, cash equivalents and marketable securities, in each case to the extent convertible to cash within 30 days, on hand or held in deposit, checking, money market or other similar accounts (including all interests and income accrued thereon) by or for the benefit of the Transferred Companies, as determined in accordance with the Accounting Principles as of the Reference Time (but before taking account the consummation of the transactions contemplated hereby other than the Pre-Closing Reorganization); provided that Cash shall (a) exclude (i) the aggregate amount of checks and drafts written by any Transferred Company that remain outstanding, to the extent a corresponding payable has not been included for the purpose of measuring Net Working Capital, and (ii) any cash which is not freely usable by the Transferred Companies because it is subject to restrictions or limitations on use by Law, Contract or otherwise, including any security deposits, cash collateralizing any obligation, cash in reserve or escrow accounts, custodial cash, cash subject to dominion, control or similar agreement, payor deposits and prepayments and (b) include the aggregate amount of all checks, drafts and wires deposited for the account of any Transferred Company that have not been credited by the receiving bank, to the extent a corresponding receivable has not been included for the purpose of measuring Net Working Capital, in each case as of such specified time. For purposes of Section 1.5, any portion of Cash that is not in U.S. dollars shall be converted into U.S. dollars on the basis of the Reference Exchange Rate. “Change of Control Payment” means any payment, expense or fee that is accelerated, accrues or becomes payable by a Transferred Company or any Subsidiary of a Transferred Company (or, solely in the case of the definition of Excluded Liabilities, Seller or any Selling Subsidiary) to any Governmental Body or other Person under any Law or Contract (including in connection with the making of any filings, the giving of any notices or the obtaining of any consents, authorizations or approvals) as a direct result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby (whether or not payable at the Closing), in each case, excluding any Taxes. “Closing Payment” means an amount in cash equal to (i) four billion Dollars ($4,000,000,000), plus (ii) the amount, if any, by which Estimated Net Working Capital exceeds Target Net Working Capital, or (iii) the amount (expressed as a negative amount), if any, by which Target Net Working Capital exceeds Estimated Net Working Capital, plus (iv) the Estimated Cash, minus (v) the Estimated Indebtedness, minus (vi) the Estimated Transferred Company Transaction Expenses.

119 “Code” means the United States Internal Revenue Code of 1986, as amended. “Combined Tax Return” means any combined, consolidated or unitary Tax Return that includes, on the one hand, either (x) 3M or any of its Affiliates (other than the Transferred Companies), or (y) Seller or any of its Affiliates (other than the Transferred Companies) and, on the other hand, any of the Transferred Companies or their respective Subsidiaries. “Confidentiality Agreement” means the confidentiality agreement, dated as of November 20, 2024, between Buyer and Seller. “Connecticut Transfer Act” means the Connecticut property transfer law, which can be found in the Connecticut General Statutes (CGS) Section 22a-134 through 22a-134e et seq. (as same may be amended). “Consent” means any approval, authorization, clearance, consent, ratification, permission, exemption or waiver or the expiration, lapse or termination of any waiting period (including any extension thereof). “Contract” means any contract, agreement or other instrument, including any note, bond, mortgage, deed, indenture, commitment, undertaking, promise, warranty, lease, sublease, license, sublicense, purchase order or joint venture, in each case excluding any Benefit Plan. “Contractor” means each individual independent contractor who is engaged directly or through an entity substantially owned by such individual to provide services to Seller and its Subsidiaries and provides at least fifty percent (50%) of his or her services to Seller and its Subsidiaries in connection with the operation of the Business. “Copyright” means copyrights, copyright registrations, copyright applications and rights equivalent thereto, including copyrights in Software. “Current Employee” means any Employee who is (a) an active status Employee on the Closing Date or (b) absent from work on the Closing Date due to vacation or annual leave, injury, temporary illness, unpaid medical or personal leave, parental leave or disability or other approved leave (including persons receiving short-term disability benefits under a Business Benefit Plan or on leave under the U.S. Family and Medical Leave Act or similar leave under state Law); provided, that an Employee who has been absent from work for the entire six (6)-month period preceding the Closing Date will not be considered a Current Employee pursuant to clauses (a) or (b). “Data Processing Agreement” means that certain integration data disclosure agreement entered into as of the Original Execution Date, by and among (i) Seller and (ii) Buyer and its applicable Affiliates. “Data Room” means the electronic data site established for “Silver” by Datasite on behalf of Seller and to which certain of the Representatives of Buyer have been given access in connection with the transactions contemplated hereby. “Delayed Assets” shall mean, collectively, Delayed Transferred Assets and Delayed Excluded Assets.

120 “Delayed Liabilities” shall mean, collectively, Delayed Assumed Liabilities and Delayed Excluded Liabilities. “Delayed Transferred 3M Asset” shall mean any Transferred Asset that is a Delayed Spinco Asset (as such term is defined in the 3M SDA) held, controlled or owned by 3M as of the Closing Date. “Delayed Transferred 3M Liability” shall mean any Assumed Liability that is Delayed Spinco Liability (as such term is defined in the 3M SDA) held by 3M as of the Closing Date. “Disclosure Schedule” means the disclosure schedule delivered by Seller to Buyer concurrently with the execution and delivery of this Agreement dated as of the date of this Agreement, which shall amend, restate and supersede the disclosure schedule delivered concurrently with the Original Agreement, as updated by the Disclosure Schedule Update. “Domain Name Assignment Agreement” means a domain name assignment agreement in the form of Exhibit D. “Employee” means each individual who is classified by Seller or its Subsidiaries as an employee and expected to provide at least fifty percent (50%) of his or her services to Seller and its Subsidiaries in connection with the operation of the Business, or as set forth in Section 11.1(n) of the Disclosure Schedule as an Employee, or, if performing services in the United Kingdom or the European Union (or any other country where automatic transfer of employment may apply), is assigned or dedicated to the Business (as reasonably determined by Seller), in each case as set forth on the Employee List in Section 2.14(a) of the Disclosure Schedule (as it may be updated in accordance with Section 2.14(a)), including in all cases, (a) any such employee who as of the Closing is on leave of absence including vacation or annual leave and (b) any such individual that is providing services to Seller and its Subsidiaries via any employee leasing arrangement, transition services arrangement, professional employer organization, or similar arrangement; provided, further, that each individual who is classified by Seller or its Subsidiaries as an employee of the French Transferred Company or Belgian Transferor, as applicable, and each of its Subsidiaries shall be deemed to be an “Employee” for any purposes of this Agreement; and provided, further, that no individual falling within the definition of Water Employee will be treated as an Employee. “Encumbrance” means any lien, pledge, mortgage, security interest, caveat other monetary encumbrance, or any easement, defect of title, right-of-way, covenant, condition or restriction or other non-monetary encumbrance. “Environmental Laws” means all Laws that relate to pollution, protection or restoration of the environment, occupational safety and health (as relates to exposure to Hazardous Materials), or the remediation, use, handling, transportation, treatment, storage, disposal, manufacture, processing of Hazardous Materials or that relate to the Release or threatened Release, disposal, emission, or discharge of Hazardous Materials into the air, surface water, groundwater, wetlands, sediments, soil or land, or, including the Comprehensive Environmental Response, Compensation, and Liability Act (“CERCLA”), 42 U.S.C. § 9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. § 6901 et seq., the Hazardous Materials Transportation Act, 49

121 U.S.C. § 5101 et seq., the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq., the Clean Air Act, 33 U.S.C. § 7401 et seq., the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq., the Safe Drinking Water Act, 42 U.S.C. § 300f et seq., the Emergency Planning and Community Right-To-Know Act, 42 U.S.C. § 11001 et seq., the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq. (as it related to exposure to Hazardous Materials), the Connecticut Transfer Act, C.G.S. Section 22a-134 et seq. (as amended) Voluntary Remediation Program, C.G.S. Section 22a- 133x (“Voluntary Remediation Program”), the Release-Based Remediation Program, C.G.S. Section 22a-134pp (as amended), the Remediation Standard Regulations of Connecticut, R.C.S.A. Section 22a-133k 1-3 inclusive (as amended) (“RSRs”) and any so-called “Super Fund” or “Super Lien” law. “Environmental Liabilities” means all Liabilities (including any contractual obligations) relating to, arising out of or resulting from any Hazardous Materials or Environmental Law (including all removal, remediation or cleanup costs, investigatory costs, response costs, natural resources damages, property damages, personal injury damages, costs of compliance with any product take-back requirements or with any settlement, judgment or other determination of Liability and indemnity, contribution or similar obligations) and all costs and expenses, interest, fines, penalties or other monetary sanctions in connection therewith. “Environmental Use Restriction” or “EUR” means a type of environmental use restriction used to minimize the risk of human exposure pollutants and hazards to the environment by preventing certain uses at a property including two types of EURs, an Environmental Land Use Restriction (ELUR) or a Notice of Activity and Use Limitation (NAUL) as set forth in CGS Section 22a-133n to 22a-133s pursuant to R.C.S.A. Section 22a-133q-1 through 9 inclusive. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended. “Estimated Closing Date” means the date the Parties have targeted for the Closing, after mutual discussion, acting reasonably. “FDI Laws” means all Laws that are intended to prohibit, restrict or regulate acquisitions or investments in Persons organized, domiciled or operating in a jurisdiction by foreign Persons. “Final Cash” means Cash set forth in the Final Adjustment Report. “Final Indebtedness” means Indebtedness set forth in the Final Adjustment Report. “Final Net Working Capital” means the Net Working Capital set forth in the Final Adjustment Report. “Final Transferred Company Transaction Expenses” means the Transferred Company Transaction Expenses as set forth in the Final Adjustment Report. “Financial Information” means (i) unaudited schedule of liabilities of the Business as of December 31, 2024, and the unaudited, adjusted carve-out statement of revenue and expenses of the Business for the fiscal years then ended and (ii) the Most Recent Schedule of Liabilities and the unaudited, adjusted carve out statement of revenue and expenses of the Business for the twelve

122 (12) months then ended. “Former Contractor” means each individual independent contractor who prior to the Closing Date was engaged directly or through an entity to provide services to Seller and its Subsidiaries and provided at least fifty percent (50%) of his or her services to Seller and its Subsidiaries in connection with the operation of the Business and is not and has not been, after ceasing to be a Contractor, (i) employed or engaged by Seller or any of its Affiliates other than a Transferred Company and (ii) providing at least fifty percent (50%) of his or her services other than with respect to the Business. “Former Employees” means each individual who prior to the Closing Date provided at least fifty percent (50%) of his or her services to Seller and its Subsidiaries in connection with the operation of the Business and is not and has not been, after ceasing to be an Employee, (i) employed or engaged by Seller or any of its Affiliates, other than a Transferred Company and (ii) providing at least fifty percent (50%) of his or her services other than with respect to the Business. “Fraud” means, with respect to any Party, actual and intentional fraud under the common Law of the State of Delaware by such Party with respect to a representation or warranty of (i) Seller set forth in Article 2 or in any Related Agreement or (ii) the Buyer set forth in Article 3 or in any Related Agreement; provided, that “Fraud” does not include equitable fraud, constructive fraud, promissory fraud, unfair dealings fraud or any tort (including fraud), in each case, based on negligence or recklessness. “French Binding Offer” means the binding offer with respect to the French Transferred Company, submitted by Buyer to Seller on the Original Execution Date and duly accepted by Seller on April 22, 2025. “French Transferor” means Solventum US LLC. “French Transferred Assets” means all of the issued and outstanding equity interests of the French Transferred Company. “French Transferred Company” means Cuno Europe Holding SNC and Solventum Purification SAS. “GAAP” means United States generally accepted accounting principles, in effect from time to time. “Government Contract” means any Contract for the sale of supplies or services, including any prime contract, subcontract, basic ordering agreement, letter contract, purchase order, delivery order, or change order, by and among (i) the Seller or any of its Subsidiaries, with respect to the Business, or any Transferred Company, on the one hand, and (ii) a Governmental Body or prime contractor or higher-tier subcontractor to a Governmental Body, on the other hand. “Governmental Body” means any supranational, federal, state, provincial, local or other court, arbitrator, governmental authority, tribunal, commission or regulatory body or self-regulatory body (including any securities exchange), whether foreign or domestic, or any

123 political or other subdivision, department, agency or branch of any of the foregoing. “Hazardous Materials” means any material, substance, waste, pollutant or contaminant that is prohibited, limited or regulated by or pursuant to, any Environmental Law for its deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, including without limitation petroleum, petroleum products and byproducts, petroleum- derived substances or wastes, asbestos and asbestos-containing materials, per- and polyfluoroalkyl substances, polychlorinated biphenyls, urea formaldehyde and radioactive materials. “Healthcare Laws” means all health care Laws applicable to the Business and to the ownership, testing, development, sale, marketing, manufacture, packaging, processing, use, distribution, storage, import, export or disposal of any product of the Business, including but not limited to, the Food, Drug and Cosmetic Act (21 U.S.C. Sections 301 et seq), the Public Health Service Act (42 U.S.C. Section 262), the Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a), the Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h), the Civil False Claims Act (31 U.S.C. Section 3729 et seq.), the criminal False Claims Law (42 U.S.C. § 1320a-7b(a)), all criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. §§ 286, 287, 1035, 1347, 1349 and the health care fraud criminal provisions under HIPAA (42 U.S.C. Section 1320d et seq.), the exclusion laws (42 U.S.C. § 1320a-7), HIPAA and similar state and foreign privacy and data security laws such as the European Union General Data Protection Regulation, Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act), any other health care law governing a government healthcare program, and any and all other comparable state, local, federal or foreign health care Laws, each as amended, and the regulations promulgated pursuant to such laws. “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. “Indebtedness” means, as of the Reference Time and as calculated in accordance with the Accounting Principles, any and all of the following of the Transferred Companies or constituting Assumed Liabilities, without duplication: (a) the outstanding principal amount, plus any related accrued and unpaid interest, fees and prepayment premiums or penalties, breakage costs, or other unpaid similar costs, fees or expenses (if any) required to fully discharge the Transferred Companies’ obligations relating to (i) indebtedness for borrowed money, (ii) bonds, notes, debentures or similar financing instruments, (iii) letters of credit or guarantees issued as of such time to the extent then drawn and unpaid (without duplication of other indebtedness supported or guaranteed thereby), (b) net obligations relating to or under forward currency exchange or interest rate protection or forward currency exchange or interest rate swap and hedging agreements, in each case, to the extent payable if the applicable contract is terminated at such time, (c) all obligations of any deferred or unpaid purchase price of property, business, asset, equipment, service, purchase price settlement or adjustment obligations, and contingency payments (in each case, other than accounts payable included in the calculation of Net Working Capital), (d) all finance leases in accordance with GAAP, (e) all amounts of any unfunded or underfunded liability under any Pension Plan or nonqualified deferred compensation plan or any other retiree benefit plan, (f) all incurred and unpaid costs allocated to Seller pursuant to Section 4.17 of the Disclosure Schedule, (g) all committed and unpaid amounts (whether or not incurred) for purchase orders open as of Closing for capital expenditures in excess of amounts contemplated by the capital

124 budget set forth in the CapEx Budget and not otherwise affirmatively approved by Buyer pursuant to Section 4.1(b) prior to the Closing (which approval shall not be deemed to include capital expenditures incurred without consent under the exceptions to Section 4.1(b)(xvii)), (h) Capex Adjustment Amount (as defined in the Accounting Principles), (i) all Pre-Closing Income Taxes, (j) management or similar fees owed to 3M Company or its Affiliates, (k) all unpaid and accrued severance as of the Original Execution Date or incurred in connection with a reduction in force (to the extent permitted under Section 4.1(b)(xi)), vacation and paid time off, (l) all severance required to be paid pursuant to an act taken by Seller or its Affiliate during the Pre-Closing Period pursuant to Section 4.1(b)(xi), unpaid bonuses and other incentive compensation, in each case, whether or not accrued, for any period prior to the Closing, only to the extent not otherwise reflected as Transaction Expenses, together with, for clauses (k) and (l) the employer portion of any employment, payroll or similar Taxes due on such amounts; (m) all obligations to purchase, redeem, retire, defease or otherwise acquire for value any capital stock or any warrants, rights or options to acquire such capital stock, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus declared and unpaid dividends, (n) all indebtedness created or arising under any conditional sale or other title retention Contract with respect to property acquired, (o) all Liabilities of the type described in the other clauses of this definition of any other Person for which Seller or any of its Subsidiaries is or will become (pursuant to the terms of this Agreement) responsible or liable, as obligor, guarantor, surety or otherwise, including any guarantee of such obligations, and (p) interest, premium, penalties, termination, breakage and other similar amounts owing in respect of the items described in the foregoing clauses (a) through (c) above; provided, however, that “Indebtedness” shall not include (A) any obligations of the type described in the foregoing to the extent such obligation is between or among Transferred Companies, (B) any amount included in Net Working Capital or Transaction Expenses or (C) costs associated with Unvested Equity Replacement Awards. For purposes of Section 1.5, any portion of Indebtedness that is not in U.S. dollars shall be converted into U.S. dollars on the basis of the Reference Exchange Rate. “Industry Standards” means generally accepted requirements established by voluntary agreements in the private sector that are followed by the members of a particular industry and which govern the products, practices and operations of the Business in a given field. “Intellectual Property Rights” means all intellectual property rights and other similar proprietary rights, in any jurisdiction, whether registered or unregistered, including those rights in and to (i) Patents; (ii) Trademarks; (iii) Internet domain names; (iv) Copyrights; (v) Know-How; (vi) Business Software; (vii) designs, design registrations, design registration applications, industrial designs, industrial design registrations, industrial design registration applications, integrated circuit topographies, mask works, mask work registrations and applications for mask work registrations; (viii) databases and IP addresses; and (ix) all renewals or extensions of the foregoing. “Inventory” means all raw materials, supplies, spare parts, goods, materials, works-in- process, unfinished inventory, finished goods, inventory, packaging and stock in trade. “Irish Binding Offer” means the binding offer with respect to the Irish Transferred Company, submitted by Buyer to Seller on the Original Execution Date.

125 “Irish Transferor” means Solventum Ireland Limited. “Irish Transferred Assets” means all of the issued and outstanding equity interests of the Irish Transferred Company. “Irish Transferred Company” means Silver NewCo Limited. “IT Assets” means all information technology assets, hardware, or Software (other than Business Software), including computers, firmware that is not otherwise part of a Transferred Asset, servers, workstations, tablets, phones, servers, blades, peripheral devices, R&D environments, data centers, enterprise resource planning systems, quality management systems, complaint management systems, and infrastructure related to the foregoing. “Know-How” means trade secrets and confidential business information and know-how (including in each case, formulae, methods, techniques, processes, ideas concepts, creations and discoveries). “Labor Agreement” means any collective bargaining agreement, works agreement, reconciliation of interests, social plan, or other agreement with a labor union, works council or like organization to which Seller or any of its Subsidiaries is a party or by which it or they are bound (including any national or industry labor agreement) and that governs any terms and conditions of employment of any Employee. “Law” means any law (including common law), statute, code, ordinance, directive, Order, treaty, rule, regulation or other legal requirement enacted by any Governmental Body. “Leased Real Property” means, collectively, the Transferred Leased Real Property. “Leave Employee” means any Employee who is not a Current Employee. “Legal Proceeding” means any claim, action, demand, suit, proceeding or arbitration before any Governmental Body or authorized arbitrator. “Liabilities” means any indebtedness, liabilities, losses, damages, fines, fees, penalties, costs, expenses, commitments or obligations of any kind, whether accrued or not accrued, fixed, known or unknown, absolute or contingent, matured or unmatured, liquidated or unliquidated, determined or determinable, on or off-balance sheet, and whether arising in the past, present or future, and including those arising under any Contract, tort, Legal Proceeding, Law or Order and Environmental Liabilities. “Losses” means any and all Liabilities of any kind, including out-of-pocket losses, damages, costs and expenses, including amounts paid in settlement, interest, court costs, costs of investigation, fees and expenses of attorneys, accountants, financial advisors and other experts, and other expenses of litigation, arbitration or other dispute resolution procedures. “Material Adverse Effect” means any state of facts, circumstance, condition, event, change, development, occurrence or effect, in each case to the extent arising after the Original Execution Date (each, an “Effect”), that, individually or taken together with other Effects, has had or would

126 reasonably be expected to have a material adverse effect on the business, assets, financial condition or results of operations of Business, taken as a whole; provided, however, that in no event will any Effect, individually or in the aggregate, constitute or be taken into account in determining the occurrence of a Material Adverse Effect if such Effect arises out of or results from (i) changes in general economic, trade, legal, Tax, regulatory, political or business conditions in the United States or elsewhere in the world; (ii) changes in the credit, debt, financial or capital markets or changes in interest or exchange rates, in each case, in the United States or elsewhere in the world; (iii) changes, trends or conditions generally affecting any of the industries in which the Business operates; (iv) any outbreak or escalation of any military conflict, declared or undeclared war, armed hostilities, cyberattacks, acts of foreign or domestic terrorism, martial law, or civil unrest; (v) any force majeure event, pandemic, epidemic or health emergencies (or the abatement or absence thereof), hurricane, flood, tornado, earthquake, or other natural disaster; (vi) changes in applicable Law, Taxes, accounting standards, including GAAP or in the interpretation or enforcement thereof; (vii) any failure by the Business to meet any internal or external estimates, expectations, budgets, projections or forecasts, provided that any Effect (not otherwise excluded under this definition) underlying such failure may be taken into account in determining whether a Material Adverse Effect is occurring, has occurred or would reasonably be expected to occur; (viii) the disclosure or consummation of the transactions contemplated hereby or the identity of Buyer, including actions of any competitor, customer, supplier or other contractual counterparty or losses of employees in connection therewith (provided that the exception in this clause (viii) shall not apply to any breach or inaccuracy of the representations and warranties set forth in Section 2.2); and (ix) any action that is expressly required to be taken (or not taken) by Seller or any of its Subsidiaries pursuant to the terms of this Agreement; provided, further, if any Effect arising out of or resulting from any change or event referred to in clauses (i)-(vi) of the foregoing proviso has a disproportionate impact on the Business compared to other businesses that operate in the industries in which the Business operates, the extent of such disproportionate impact may be taken into account in determining whether a Material Adverse Effect has occurred. “Most Recent Schedule of Liabilities” means the unaudited schedule of liabilities of the Business as of December 31, 2024 (the “Financial Information Date”) set forth on Section 2.4 of the Disclosure Schedule. “Net Working Capital” means, as of the Reference Time, an amount (which may be a positive or negative number), determined in accordance with the Accounting Principles, equal to (a) the current assets of the Business, minus (b) the current liabilities of the Business, in each case, which are set forth in the line item categories specifically identified in the sample Net Working Capital calculation attached as Exhibit A hereto, but excluding (i) any deferred Tax assets or liabilities, (ii) any income Taxes, (iii) any liabilities included in Indebtedness, and (iv) any Excluded Assets and Excluded Liabilities. To the extent the methodologies utilized in calculating the underlying amounts set forth in the sample Net Working Capital calculation attached as Exhibit A conflict with the Accounting Principles, the Accounting Principles shall prevail. “Non-Transferred Employee” means any Employee who is not a Transferred Employee. “Non-U.S. Business Benefit Plan” means any Seller Benefit Plan in which any Employee, Former Employee, Contractor or Former Contractor located outside the U.S. was, is or becomes eligible to participate or derive a benefit, or for which any Transferred Company has any Liability,

127 that is not a U.S. Business Benefit Plan. “Order” means any judgment, order, writ, injunction, administrative decision, ruling or decree of any Governmental Body or arbitration award of any authorized arbitrator. “Ordinary Course of Business” means actions taken by the Business that are consistent with the past customs and practices of the Business in the ordinary course of operations of the Business (including during the period covered by the Financial Information); provided, that actions or inactions that are required to comply with applicable Law will be considered to be Ordinary Course of Business. “Organizational Documents” means, with respect to any Person, the articles of incorporation, certificate of incorporation, charter, by-laws, articles of formation, certificate of formation, operating agreement, partnership agreement, certificate of limited partnership, and all other similar documents, instruments or certificates executed, adopted or filed in connection with the creation, formation or organization of such Person, including any amendments thereto or restatements thereof. “Overhead and Shared Services” means the ancillary or corporate shared services or processes that are provided to or used in both (a) the Business and (b) other businesses of Seller and its Subsidiaries to the extent set forth on Section 11.1(e) of the Disclosure Schedule. “Owned Real Property” means, collectively, the Transferred Owned Real Property and the Licensed Real Property. “Parent Assets” shall have such meaning assigned to such term in the 3M SDA. “Parent Liabilities” shall have such meaning assigned to such term in the 3M SDA. “Patent Assignment Agreement” means a Patent assignment agreement in the form of Exhibit E. “Patents” means inventor’s certificates, patent disclosures, invention disclosures, patents and patent applications, together with reissuances, continuations, continuations-in-part, divisionals, revisions, extensions and reexaminations thereof. “Pension Funding Amount” means the amount, whether positive or negative, of the sum of each Pension Plan’s Net Unfunded Liabilities (as defined in the Accounting Principles). “Pension Plan” means each Assumed Benefit Plan that is a defined benefit pension plan (including any pension plans disclosable as defined benefit under the requirements of ASC 715- 30 or ASC 715-60 of US GAAP). “Permits” means all permits, licenses, franchises, grants, authorizations, registrations, consents, certificates, exemptions, permissions or approvals obtained from Governmental Bodies.

128 “Permitted Encumbrances” means (i) Encumbrances for Taxes not yet due and payable or for Taxes that are being contested in good faith by appropriate proceedings and for which in each case adequate reserves have been maintained in the Financial Information in accordance with GAAP; (ii) Encumbrances of carriers, warehousemen, mechanics, materialmen, repairmen, landlords, tenants and other similar common law or statutory Encumbrances arising or incurred in the Ordinary Course of Business with respect to charges not yet due and payable or being contested in good faith by appropriate procedures and for which in each case there are adequate reserves maintained in accordance with GAAP; (iii) Encumbrances on non-real estate assets arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the Ordinary Course of Business; (iv) in the case of real estate, the effect of zoning, entitlement, building and land use ordinances, codes and regulations imposed by any Governmental Body that are not materially violated by the current improvements thereon and use thereof; which violation shall only be considered “material” if it interferes in any material respect with or otherwise impair in any material respect the use, occupancy, value or marketability of title of the property subject thereto; (v) in the case of real estate, covenants, defects of title, easements, rights of way, conditions, restrictions and other non monetary Encumbrances that would be revealed by a current title report with respect to real property that, individually or in the aggregate, do not interfere in any material respect with or otherwise impair in any material respect the use, occupancy, value or marketability of title of the property subject thereto; (vi) any Encumbrances reflected or reserved against in the Financial Information; (vii) Encumbrances in favor of the other Party arising under this Agreement or any of the Related Agreements; (viii) Encumbrances created by Buyer; (ix) those items set forth in Section 11.1(f) of the Disclosure Schedule; (x) in the case of real estate, Encumbrances which would be revealed by a land survey or other similar physical inspection of real property that, individually or in the aggregate, does not interfere in any material respect with or otherwise impair in any material respect the use, occupancy, value or marketability of title of such real property; (xi) the rights of any third party to minerals attaching to the Owned Real Property or the Leased Real Property and (xii) non-exclusive licenses of Intellectual Property Rights granted to third parties in the Ordinary Course of Business. “P&F Products” means all products, services, and technologies of the Business as conducted during the period covered by the Financial Information, as currently conducted at Closing and as proposed to be conducted, including products, services and technologies of the Business that are under development as of Closing (such as hollow fiber technologies), which shall include all of the following: (i) 3M Zeta Plus Series Filters, 3M Emphaze AEX Hybrid Purifiers, 3M Harvest RC and RC Centrate Chromatographic Clarifiers, 3M Polisher ST, 3M LifeASSURE Series Filter Cartridges and Capsules, 3M Membrana PUREMA Series Membranes, 3M Membrana MicroPES Series Membranes, 3M Membrana FractioPES Series Capillary Membranes, 3M MacroPES Series Membranes, 3M DuraPES Series Membranes, 3M Membrana DIAPES Series Capillary Membranes, 3M Membrana SYNPHAN Series Membranes, 3M MICROLON Series Membranes, 3M Membrana PLASMAPHAN Series Membranes, 3M Membrana OXYPHAN Series Membranes and Knitted Mats, 3M Membrana OXYPLUS Series Membranes and Knitted Mats, 3M Membrana HEXPET Series Knitted Mats, 3M Liqui-Cel Series Membrane Contactors, 3M Liqui-Flux Modules, 3M Betapure Series Filter Cartridges and Capsules, 3M Betafine Series Filter Cartridges and Capsules, 3M High Flow Series Filter Cartridges, 3M Micro-Klean Series Filter Cartridges, 3M NanoSHIELD Series Filter Cartridges and Capsules, 3M Activated Carbon Series Filter Cartridges, CUNO CTG-Klean Series Filter

129 Systems, 3M Metal Ion Purifier Series Cartridges, 3M 100/500/700 Series Filters and Cartridges, 3M AL/AT/BH/CH/CT/DC/DF/DS/EL/ES/MB/ME/MF/ML/ NB/SC/ZS/1B/1H/1M Series Filters and Systems, 3M Encapsulated System Holders, and (ii) those products listed in Section 11.1(g) of the Disclosure Schedule, in the case of each of the foregoing clauses (i) and (ii), whether or not the name of such product changes following the Original Execution Date. Notwithstanding the foregoing, P&F Products shall exclude Water Products. “Person” means any individual, general or limited partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated organization, joint venture, firm, association or other entity or organization (whether or not a legal entity), including any Governmental Body and will include, for the avoidance of doubt, any Party. “Personal Data” means all data or information that constitutes personal information, personal data, sensitive personal information, personally identifiable information or equivalent term under any applicable Privacy Laws. “Post-Closing Tax Period” means a taxable period beginning on or after the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period beginning on the Closing Date. “Pre-Closing Income Taxes” means the aggregate amount of unpaid income Taxes (which amount may not be less than zero in any jurisdiction) of the Transferred Companies for all Pre- Closing Tax Periods determined (i) in accordance with Section 5.2; (ii) by excluding all income Taxes reported on a Combined Tax Return; (iii) by taking into account any estimated payments, prepayments or overpayments of income Tax for any Tax period; (iv) by taking into account in each applicable jurisdiction and for each applicable Tax any net operating loss or Tax credit carryforwards (or similar Tax attributes under non-U.S. Tax Law) arising in a Pre-Closing Tax Period that are actually available under applicable Tax Law to reduce a specific Tax liability that would otherwise have been included in Pre-Closing Income Taxes in such jurisdiction; (v) by taking into account the Transaction Tax Deductions; and (vi) in a manner consistent with past practice of the Transferred Companies to the extent permitted by Law. “Pre-Closing Reorganization” shall have the meaning set forth in Section I of the Disclosure Schedule. “Pre-Closing Tax Period” means a taxable period ending prior to the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period ending on the day before the Closing Date. “Primarily Related to a Transferred Facility” means primarily related to or used or held for use primarily in connection with such Transferred Facility as operated by Seller and its Subsidiaries and prior to the consummation of the Seller Spinoff, by 3M, during any material portion of the period preceding the Closing or during any material portion of the period covered by the Financial Information. “Primarily Related to the Business” means primarily related to or used or held for use primarily in connection with the Business as conducted by Seller and its Subsidiaries and prior to the consummation of the Seller Spinoff, by 3M, during any material portion of the period preceding

130 the Closing or during any material portion of the period covered by the Financial Information. “Primarily Related to the Water Business” means primarily related to or used or held for use primarily in connection with the Water Business as conducted by Seller and its Subsidiaries and prior to the consummation of the Seller Spinoff, by 3M, during any material portion of the period preceding the Closing or during any material portion of the period covered by the Financial Information. “Privacy Laws” means, with respect to Personal Data, all applicable Laws relating to data privacy, data protection, data security, trans-border data flow, data loss, data theft, breach notification, or the Processing of Personal Data, including, as applicable, the California Consumer Privacy Act, and the General Data Protection Regulation. “Privacy Requirements” means all applicable Privacy Laws, and all privacy policies or notices made publicly available by or on behalf of the Business relating to the Processing of any Personal Data. “Process” together with its cognates, shall mean any operation or set of operations which is performed upon Personal Data, by any means, such as collection, recording, acquisition, organization, storage, retention, adaptation, alteration, retrieval, consultation, use, disclosure by transmission, dissemination or otherwise making available, alignment or combination, blocking, erasure, deletion, disposal or destruction. “Purchase Price Arbitrator” means Deloitte LLP or, if Deloitte LLP is unwilling or unable to serve, such other certified public accountant who is mutually agreed to by Buyer and Seller; provided, that if Buyer and Seller are unable to agree on such an individual within five (5) Business Days after the last day of the Resolution Period, either Party may request that a partner of an independent, internationally recognized public accounting firm that has not audited, or otherwise had a significant professional relationship with, either of the Parties or their respective Affiliates in the preceding two (2) years be appointed by the American Arbitration Association and, upon such appointment, “Purchase Price Arbitrator” will mean such individual. “Real Property Lease” means the lease, sublease, license, or other occupancy agreement, and any amendments, guarantees, and notices related thereto, pursuant to which Seller or any of its Subsidiary leases, subleases, licenses, or otherwise occupies any Leased Real Property. “Reference Time” means 11:59:59 p.m. in each applicable time zone on the Business Day immediately preceding the Closing Date. “Regulatory Approval” means all regulatory permits and authorizations necessary for the development, testing, manufacture, distribution, advertising, promotion, import, export, pricing, reimbursement or commercialization of any Seller product, including without limitation, any such permit or authorization required pursuant to any applicable Healthcare Laws. “Related Agreements” means the Bill of Sale and Assumption Agreement, the Domain Name Assignment Agreement, the Conveyance Documents, the Data Processing Agreement, the Patent Assignment Agreement, the Real Estate License Agreement, the Research and Development Master Services Agreement, the Trademark Assignment Agreement, the Transition Contract Manufacturing Agreement, the Transition Distribution Services Agreement, the

131 Transition Services Agreement, the Transitional Trademark License Agreement, the 3M Trademark Letter Agreement, the Reverse Transition Services Agreement, the Reverse Manufacturing Services Agreement, the Reverse Transition Distribution Services Agreement, the Reverse Supply Agreement and all other documents, certificates, and instruments delivered by the Parties and their respective Affiliates pursuant to this Agreement. “Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, depositing, escaping, leaching, disposing or dumping, seeping, dispersal, migration, including the moving of any materials through, into or upon, any land, soil, surface water, wetlands, sediment, groundwater or air, or otherwise entering into the environment. “Representatives” means the directors, officers, employees, investment bankers, consultants, attorneys, accountants and other advisors and representatives of a Person. “Research and Development Master Services Agreement” means a research and development master services agreement in the form of Exhibit F. “Retained Companies” means Seller’s Subsidiaries, other than the Transferred Companies. “Retained Distribution Facilities” means any Seller Retained Facilities or 3M Retained Facilities that distribute the P&F Products. “Retained Manufacturing Facilities” means the manufacturing facilities that produce the P&F Products set forth on Section 11.1(h) of the Disclosure Schedule. “Reverse Supply Agreement” means a reverse supply agreement in the form of Exhibit O. “Reverse Transition Distribution Services Agreement” means a reverse transition distribution services agreement in the form of Exhibit N. “Reverse Transition Services Agreement” means a reverse transition services agreement in the form of Exhibit L. “Reverse Transition Contract Manufacturing Agreement” means a reverse transition contract manufacturing agreement in the form of Exhibit M. “Sanctioned Country” means any country or territory with which dealings are comprehensively prohibited by any country-wide or territory-wide Sanctions (as of the date of the Agreement, Cuba; Iran; North Korea; Syria; the Crimea region of Ukraine; the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic in Ukraine; and the non-Ukrainian government-controlled regions of Zaporizhzhia and Kherson of Ukraine). “Sanctioned Person” means any Person with whom any transactions or dealings are prohibited under Sanctions, including as a result of being: (a) named on any list of Persons subject to Sanctions, (b) located, organized, or resident in a Sanctioned Country, or (c) owned 50 percent or more or controlled by any one or more of the foregoing Persons.

132 “Sanctions” means all national and supranational laws, regulations, decrees, orders, resolutions or other acts with the force of law of the United States, the United Kingdom, the European Union, or the United Nations Security Council concerning trade and economic sanctions, including embargoes and the freezing or blocking of assets of targeted Persons. “Securities Act” means the Securities Act of 1933, as amended. “Seller Benefit Plan” means each Benefit Plan sponsored, maintained or contributed to by Seller or any of its Subsidiaries or with respect to which Seller or any of its Subsidiaries is a party or with respect to which any Transferred Company has any material Liability directly or through prior affiliation with 3M. “Seller Indemnitees” means Seller and any of its Affiliates, directors, officers, employees or other Representatives, controlling Persons, members, agents, incorporators, administrators and successors, it being understood and agreed that 3M shall not be deemed a Seller Indemnitee. “Seller Retained Facilities” means the facilities specified on Section 11.1(i) of the Disclosure Schedule. “Seller Spinoff” means the spinoff of Solventum Corporation and its Subsidiaries from 3M, as contemplated by the 3M Separation Agreements. “Seller Trademarks” means any Trademark owned by Seller or any of its Affiliates immediately prior to the Closing Date other than those set forth in Section 1.2(a)(viii)(A) of the Disclosure Schedule. “Seller’s Knowledge” means, as to a particular matter, the knowledge of the individuals listed in Section 11.1(j) of the Disclosure Schedule. Such individuals will be deemed to have knowledge of a particular fact, circumstance, event or other matter if (a) such individual has actual knowledge of such fact, circumstance, event or other matter or (b) such fact, circumstance, event or other matter would be known to such individual had he or she made reasonable inquiry of such individual’s direct reports. “Selling Subsidiaries” means, other than the Transferred Companies, and, for so long as the Irish Binding Offer is not accepted, the Irish Transferor, all of the Subsidiaries of Seller (including, for the avoidance of doubt, the French Transferor and the Belgian Transferor) that (a) hold any Transferred Assets, (b) have any Liabilities in respect of any Assumed Liabilities or (c) for purposes of Section 2.1 and Section 2.2 only, will be a party to a Related Agreement. “Shared Contract” means all Contracts that bind, govern, inure to the benefit or burden of, or otherwise relate to, both (i) the Business (including the Transferred Companies) and (ii) any other business of Seller or any of its Subsidiaries, including the Contracts set forth on Section 1.8(a) of the Disclosure Schedule, excluding those Contracts that qualify as Assigned Contracts pursuant to Section 1.2(a)(v)(A). “Software” means computer software, programs, data files, source code, object code, middleware, application programming interfaces and libraries.

133 “Specified Transaction Buyer” means (a) Seller’s (or its applicable Subsidiary’s) counterparty to the Specified Transaction, (b) such counterparty’s ultimate parent entity (which, if a direct or indirect parent entity of such counterparty is a publicly traded company, shall be such publicly traded company), (c) each Subsidiary of such ultimate parent entity referenced in the preceding clause (b), and, (d) solely for purposes of Section 9.3, any Affiliate of such counterparty that is a party to or third party beneficiary of the definitive agreement(s) for the Specified Transaction; provided that a Specified Transaction Buyer shall not include any “portfolio company”, general partners or investment managers of any private equity or other investment firm or any independent operating companies that would otherwise be captured by the foregoing clauses (c) and (d) unless (i) that portfolio company or operating company acquires or is otherwise combined with all or a portion of the Water Business or (ii) solely for purposes of Section 4.7(a), such portfolio company or operating company is directed or encouraged by another entity that is subject to this definition to take an action prohibited by this Agreement. “Steps Plan” shall have the meaning set forth in Section I of the Disclosure Schedule. “Straddle Period” means any taxable period beginning before and ending on or after the Closing Date. “Subsidiary” means, with respect to any Person, any other Person with respect to which such first Person (alone or in combination with any of such first Person’s other subsidiaries) (i) owns capital stock or other equity interests having the ordinary voting power to elect a majority of the board of directors or other governing body of such Person, (ii) if no such governing body exists, owns a majority of the outstanding voting securities of such Person or (iii) otherwise controls (as such term is defined in the definition of Affiliate) such Person. For the avoidance of doubt, the Transferred Companies shall be deemed to be Subsidiaries of Seller until, and Subsidiaries of Buyer from and after, the Closing; provided, that, none of Seller and its Subsidiaries shall be deemed a “Subsidiary” of 3M. “Substantial Detriment” shall have the meaning set forth in Section 11.1(k) of the Disclosure Schedule. “Tangible and Personal Property” means all equipment, computers, machinery, parts, spare parts, tools, lab assets, fixtures, furnishings, vehicles or other personal property; provided, that Tangible and Personal Property does not include IT Assets, Inventory or Intellectual Property Rights. “Target Net Working Capital” means $110,000,000. “Tax Arbitrator” means a mutually agreed upon nationally recognized accounting firm or a mutually agreed upon nationally recognized law firm, that, in each case, is (a) familiar with transactions or operations of the sort at issue; and (b) independent with respect to each Party. “Tax Attribute” means any net operating loss, capital loss, Tax basis, Tax credit (including foreign Tax credits) or other similar Tax asset or Tax attribute of any Transferred Asset. “Tax Business Records” shall have the meaning set forth in Section 5.3.

134 “Tax Contest” means any inquiry, claim, assessment, audit, action, suit, court proceeding, litigation, investigation or other dispute with any Taxing Authority with respect to Taxes with respect to the Business, the Transferred Assets, Assumed Liabilities or the Transferred Companies. “Tax Matters Agreement” means that certain Tax Matters Agreement entered into between 3M Corporation and Seller, dated as of March 31, 2024. “Tax Return” means any report, return, or similar statement filed with or required to be filed with any Taxing Authority (or that is required to be provided under applicable Tax Laws) with respect to Taxes, including any claim, refund, or amendment thereof. “Taxes” means any tax, levy, assessment, tariff, duty (including any customs duty), or deficiency (including any income tax, franchise tax, stamp tax, value-added tax, goods and services tax, excise tax, transfer tax, sales tax, use tax, property tax, gross receipts tax, escheat/unclaimed property tax, withholding tax, payroll tax, or similar taxes), and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body. “Taxing Authority” means any Governmental Body having jurisdiction over the assessment, determination, collection, administration or imposition of any Tax. “Trademark Assignment Agreement” means a Trademark assignment agreement in the form of Exhibit G. “Trademarks” means trademarks, trademark applications, trademark registrations, service mark applications, service mark registrations, brand names, certification marks, trade dress, logos, slogans, trade names and corporate names, social media accounts, identifiers and handles, and all other similar indicia of source or origin, together with the goodwill associated therewith, connected thereto or symbolized thereby. “Transaction Expenses” means, without duplication, (a) all aggregate fees, costs and expenses incurred by the Transferred Companies (or, solely in the case of the definition of Excluded Liabilities, Seller or any Selling Subsidiary) in connection the negotiation and preparation of the Original Agreement, this Agreement or any Related Agreements or any of the transactions contemplated hereby or thereby or the sale process leading up to the execution of the Original Agreement, this Agreement or any Related Agreements including, any fees and expenses of counsel, accountants, consultants, brokers, advisers or other Representatives, in each case, that remain unpaid as of the Closing, (b) all Change of Control Payments and (c) all transaction bonuses, change-of-control, success, retention, stay or similar type of bonus, compensation, award or incentive payments or other similar payments that become due or payable by Transferred Companies (or, solely in the case of the definition of Excluded Liabilities, Seller or any Selling Subsidiary) to any Transferred Employee solely as a direct result of or directly in connection with the Closing of the transactions contemplated by this Agreement, including the employer portion of any payroll, employment or similar Taxes related thereto in connection with the consummation of the transactions contemplated by this Agreement provided, in the case of each of clauses (a),

135 (b) and (c), such amounts as solely incurred on or prior to the Closing or attributable to any time or period of time on or prior to the Closing. For the avoidance of doubt, Transaction Expenses shall not include any post-Closing Liabilities or obligations: (i) arising as a result of the occurrence of one or more additional post-Closing events under so-called “double-trigger” severance provisions contained in any Benefit Plan, (ii) with respect to Unvested Equity Replacement Awards or (iii) arising as a result of Buyer’s failure to comply with its obligations under Section 6.1, including the failure of Buyer to engage in any consultations required or contemplated by Section 6.4, and the failure of Buyer to maintain terms and conditions of employment for Employees to the extent necessary to effect the automatic transfer of the Employees under applicable Laws, Labor Agreements or employment agreements, and where permissible under applicable Law, to prevent severance, redundancy, gratuity, or other similar payments from becoming payable to any such Employee under applicable Law. “Transaction Tax Deductions” means Tax deductions, losses or credits (whether arising before or after the Closing Date) of the Transferred Companies arising from, without duplication, (i) payments in respect of Transaction Expenses (for this purpose, including any payment that would be a Transaction Expense but for the fact that such payment arises after the Closing), (ii) all fees, expenses and interest (including amounts treated as interest for income Tax purposes), original issue discount, unamortized debt financing costs, breakage fees, tender premiums, consent fees, redemption, retirement or make-whole payments, defeasance in excess of par or similar payments incurred in respect of the repayment of Indebtedness, (iii) any other deductible payments attributable to Transaction Expenses, or (iv) items included in the definition of Indebtedness (to the extent not already taken into account in Pre-Closing Income Taxes), in each case of clauses (i), (ii), (iii), and (iv), that are economically borne by Seller or its Affiliates. For purposes of the foregoing, the Parties hereto agree to apply the seventy percent (70%) safe harbor with respect to the deduction of any “success-based fees” in accordance with IRS Revenue Procedure 2011-29. “Transfer Taxes” means any excise, sales, use, duties, customs, transfer (including real property transfer, including German Grunderwerbsteuer), withholding, capital gains transfer, stamp, documentary, filing, recordation, registration and other similar Taxes (but excluding any Value Added Taxes), together with any interest, additions, fines, costs or penalties thereon and any interest in respect of any additions, fines, costs or penalties imposed in connection with this Agreement and the transactions contemplated hereby. “Transferred Companies” means the entities listed on Section 11.1(l) of the Disclosure Schedule or their successors or assigns and any new entities to be formed by Seller in accordance with the Pre-Closing Reorganization solely for the purposes of conveying Transferred Assets to Buyer pursuant to Section 1.1(a); provided, that if Seller accepts the Irish Binding Offer in accordance with the terms thereof no later than the third (3rd) Business Day prior to the Closing Date, the Irish Transferred Company, upon such acceptance, shall be deemed to also have been a Transferred Company for all purposes of this Agreement from and after the Original Execution Date. “Transferred Company Transaction Expenses” means all Transaction Expenses incurred

136 by any Transferred Company that remain unpaid and outstanding as of the Closing. “Transferred Employee” means each Employee (i) who is employed by any Transferred Company, (ii) who accepts Buyer’s or one of its Subsidiaries’ offer of employment, or (iii) is an Automatic Transfer Employee; provided, any Employee who is offered employment pursuant to Section 6.1 and who performs work at his or her principal place of work or performs work remotely (if applicable) in the Business on the first (1st) Business Day immediately following the Closing Date (or, with respect to any such Employee who is a Leave Employee or otherwise not scheduled to work on the first (1st) Business Day immediately following the Closing, the first (1st) Business Day such Leave Employee returns to active employment or is scheduled to work within six months after the Closing Date, in either case as applicable) will be deemed to have accepted such offer of employment and will be considered a Transferred Employee. “Transferred Leased Real Property Lease” means the lease, sublease, license, or other occupancy agreement, and any amendments, guarantees, and notices related thereto, pursuant to which Seller or any of its Subsidiary leases, subleases, licenses, or otherwise occupies any Transferred Leased Real Property. “Transition Contract Manufacturing Agreement” means a transition contract manufacturing agreement in the form of Exhibit H. “Transition Distribution Services Agreement” means a transition distribution services agreement in the form of Exhibit I. “Transition Services Agreement” means a transition services agreement in the form of Exhibit J. “Transition Support Termination” means the effective date of the termination or expiration of the Transition Services Agreement, the Transition Distribution Services Agreement, the Transition Contract Manufacturing Agreement, the Reverse Transition Services Agreement, the Reverse Contract Manufacturing Agreement, the Reverse Transition Distribution Services Agreement and the Reverse Supply Agreement, as applicable. “Transitional Trademark License Agreement” means a transitional trademark license agreement in the form of Exhibit K. “TUPE” means the European Acquired Rights Directive regulations and local Laws implementing the requirements of the same and other similar or comparable employee transfer Laws, such as employer substitution Laws, related to the transfer, or liability related to transfer, of employees. “U.S.” means the United States of America. “U.S. Business Benefit Plan” means any Seller Benefit Plan in which any Employee, Former Employee, Contractor or Former Contractor located in the United States is or becomes eligible to participate or derive a benefit or with respect to which any Transferred Company has any Liability.

137 “Value Added Taxes” means any value added tax imposed on the supply of goods and services under European Union Directive 2006/112/EC, as amended or replaced (or under any rules, regulation, orders or instruments authorized by that Directive or as implemented, including deviations, in any member state of the European Union) and any similar value added tax pursuant to the Laws of any jurisdiction which is not a member of the European Union, or any other similar tax such as (without limitation) goods and services Taxes, harmonized sales Taxes, Japanese consumption Tax as well as sales and service Tax, etc., together with any interest, additions, fines, costs or penalties thereon and any interest in respect of any additions, fines, costs or penalties imposed in connection with this Agreement and the transactions contemplated hereby. “Water Business” means the “Drinking Water Filtration Solutions” business of Seller and its Subsidiaries (including the Transferred Companies) described in the Seller Information Statement, including that portion of Seller’s and its Subsidiaries’ purification and filtration operating segment to the extent engaged in the development, manufacturing and sale of Water Products. “Water Contractor” means each individual independent contractor who is engaged directly or through an entity substantially owned by such individual to provide services to Seller and its Subsidiaries (including Transferred Companies) and provides at least fifty percent (50%) of his or her services to Seller and its Subsidiaries (including Transferred Companies) in connection with the operation of the Water Business. “Water Employee” means each individual who is classified by Seller or its Subsidiaries as an employee (other than as set forth in sub-section (b) of this definition) and expected to provide at least fifty percent (50%) of his or her services to Seller and its Subsidiaries in connection with the operation of the Water Business, or as set forth in Section 11.1(n) of the Disclosure Schedule as a Water Employee (which such individual will not include Automatic Transfer Employees), or, if performing services in the United Kingdom or the European Union (or any other country where automatic transfer of employment may apply), is assigned or dedicated to the Water Business (as reasonably determined by Seller) in each case as set forth on the Water Employee List in Section 2.14(a) of the Disclosure Schedules, including in all cases, (a) any such employee who as of the Closing is on leave of absence including but not limited to vacation or annual leave and (b) any such individual that is providing services to Seller and its Subsidiaries via any employee leasing arrangement, transition services arrangement, professional employer organization, or similar arrangement. “Water Products” means (i) the products listed on Section 11.1(m) of the Disclosure Schedules and (ii) other products sold by Seller or any of its Affiliates (in each case whether or not through 3M) intended for the purification or filtration of water for direct human consumption or food preparation in residential or commercial environments (excluding products utilized in industrial or manufacturing environments). Term Section “245A Election” .................................................................................... Section 5.8(b) “Actively Engaged” ............................................................................. Section 4.25(a)

138 “Agreement” ......................................................................................... Introduction “Allocation principles Schedule” .......................................................... Section 1.7(a) “Anti-Bribery Laws” ............................................................................. Section 2.8(b) “Antitrust Approval” ............................................................................. Section 4.5(c) “Assigned Contracts” ............................................................................ Section 1.2(a)(v) “Assumed Benefit Plans” ...................................................................... Section 6.3(a) “Assumed Liabilities” ........................................................................... Section 1.3 “Buyer” ................................................................................................. Introduction “Buyer Competing Business” ............................................................... Section 4.7(d) “Buyer Designated Transferee” ............................................................ Section 1.9(a) “Buyer Portion of Shared Contracts” .................................................... Section 1.8(d) “Buyer’s TA Obligations” .................................................................... Section 4.23 “CapEx Budget” .................................................................................... Section 5.8(b) “Cause” ................................................................................................. Section 6.6(c) “Claim” ................................................................................................. Section 9.6(a) “Claim Notice” ...................................................................................... Section 9.6(a) “Closing”............................................................................................... Section 1.6(a) “Closing Date” ...................................................................................... Section 1.6(a) “Closing Date Report” .......................................................................... Section 1.5(a) “Company Data” ................................................................................... Section 2.12(c) “Competing Business” .......................................................................... Section 4.7(b) “Contractors List” ................................................................................. Section 2.14(f) “Conveyance Documents” .................................................................... Section 1.4 “Covered Award”.................................................................................. Section 6.6(a) “CTDEEP” ............................................................................................ Section 5.8(b) “D&O Indemnified Person” .................................................................. Section 4.26(a) “Delayed Assumed Liability” ............................................................... Section 1.8(a) “Delayed Transfer Date” ....................................................................... Section 6.1(e) “Delayed Transfer Employees” ............................................................ Section 6.1(e) “Delayed Transferred Asset” ................................................................ Section 1.8(a) “Delayed TSA Asset” ........................................................................... Section 1.8(b) “Disputed Items” ................................................................................... Section 1.5(b)(iii) “Disputed Tax Matter” .......................................................................... Section 5.7(a) “ECAF” ................................................................................................. Section 5.8(b) “Employee Consultation Procedure” .................................................... Section 6.4(b) “Employee List”.................................................................................... Section 2.14(a) “Enforceability Limitations” ................................................................. Section 2.1(b) “Estimated Cash” .................................................................................. Section 1.5(a) “Estimated Indebtedness” ..................................................................... Section 1.5(a) “Estimated Net Working Capital” ........................................................ Section 1.5(a) “Excluded Assets” ................................................................................ Section 1.2(b) “Excluded Liability” ............................................................................. Section 1.3(b) “Excluded Tangible and Personal Property” ........................................ Section 1.2(b)(v) “Estimated Transferred Company Transaction Expenses” ................... Section 1.5(a)

139 “Excluded IP” ....................................................................................... Section 1.2(b)(x) “Excluded Leased Real Property” ........................................................ Section 1.2(b)(vii) “Excluded Owned Real Property” ........................................................ Section 1.2(b)(v) “Export Approval” ................................................................................ Section 2.8(d)(ii) “Extended Specified Transaction Sale Period” .................................... Section 4.25(a) “EY” ...................................................................................................... Section 1.7(a) “Final Adjustment Report” ................................................................... Section 1.5(b)(iii) “Final Allocation Schedule” ................................................................. Section 1.7(a) “Financial Assurances” ......................................................................... Section 4.16 “Indemnified Party” .............................................................................. Section 9.6(a) “Indemnifying Party” ............................................................................ Section 9.6(a) “Independent Actuary” ........................................................................ Section 6.5(e)(C) “Initial Specified Transaction Sale Period” ......................................... Section 4.25(a) “Insurance Policies” .............................................................................. Section 5.8(b) “Intracompany Contracts” .................................................................... Section 4.12 “Key Employees” .................................................................................. Section 5.8(b) “Licensed Real Property” ..................................................................... Section 4.11(a) “Licensee” ............................................................................................. Section 4.10(c) “Local Forms” ....................................................................................... Section 4.10(i) “Local Payment” ................................................................................... Section 1.9(c) “Material Contracts” ............................................................................. Section 2.10(a) “Material Customer” ............................................................................. Section 2.18 “Material Permits” ................................................................................ Section 4.21 “Material Raw Material Supplier” ........................................................ Section 2.18 “Material Single-Source Supplier” ....................................................... Section 2.18 “Material Supplier” ............................................................................... Section 2.18 “Non-Transferred Company Water Employee” Section 6.1(h). “Notice of Disagreement” ..................................................................... Section 1.5(b)(ii) “Offer Employee” ................................................................................. Section 5.8(b) “Open Position List” ............................................................................ Section 2.14(a) “Parties” ................................................................................................ Introduction “PBGC”................................................................................................. Section 2.13(f) “Permitted Circumstances” ................................................................... Section 4.1(b) “Post-Closing Covenant” ...................................................................... Section 9.1 “Post-Closing Representation” ............................................................. Section 5.8(b) “Pre-Closing Period” ............................................................................ Section 4.1(a) “Pre-Closing Privilege” ........................................................................ Section 10.13 “Pre-Closing Reorganization” .............................................................. Recitals “Pre-Closing Reorganization Document” ............................................. Section 4.24(a) “Prohibited Defenses” ........................................................................... Section 10.10(b) “Proposed Allocation Schedule” ........................................................... Section 1.7(a) “Purchase Price” ................................................................................... Section 1.5 “Purchase Price Arbitrator’s Report” .................................................... Section 1.5(b)(iii) “R&W Insurance Policy” ...................................................................... Section 3.7

140 “R&W Waiver” ..................................................................................... Section 3.7 “Real Estate License Agreement” ......................................................... Section 4.11(a) “Records” .............................................................................................. Section 5.8(b) “Reference Exchange Rate” .................................................................. Section 1.6(b)(i) “Relevant Date” .................................................................................... Section 2.6 “Remedy Action” .................................................................................. Section 4.5(c) “Replacement Contract” ....................................................................... Section 1.8(a) “Resolution Period” .............................................................................. Section 1.5(b)(iii) “Review Period” ................................................................................... Section 1.5(b)(ii) “Seller” .................................................................................................. Introduction “Seller Adjustment Report” .................................................................. Section 1.5(b)(i) “Seller Counsel”.................................................................................... Section 10.13 “Seller Portion of Shared Contracts” .................................................... Section 1.8(d) “Seller Reviewed Return” ..................................................................... Section 5.1(c) “Shared Contract Split”......................................................................... Section 1.8(a) “Specified Transaction” ........................................................................ Section 4.25(a) “Substantially Comparable”.................................................................. Section 6.1(c) “Surviving Intracompany Contract” Section 4.12 “Tax Arbitrator’s Tax Report” .............................................................. Section 5.7(a) “Tax Business Records” ....................................................................... Section 5.3 “Termination Date” ............................................................................... Section 8.1(b) “Territory” ............................................................................................. Section 4.7(b) “Third Party Claim” .............................................................................. Section 9.6(a) “Third Party Payments” ........................................................................ Section 9.5(b) “TOGC” ................................................................................................ Section 5.4(c) “Trade Control Laws” ........................................................................... Section 2.8(d)(i) “Transferred Assets” ............................................................................. Section 1.2(a) “Transferred Company Interests” ........................................................ Section 1.2(a)(i) “Transferred Company Water Employees” ......................................... Section 6.1(h) “Transferred Employee List” ................................................................ Section 6.1(a) “Transferred Facilities” ......................................................................... Section 1.2(a)(iii) “Transferred Inventory” ........................................................................ Section 1.2(a)(iv) “Transferred IP” .................................................................................... Section 1.2(a)(viii) “Transferred IT Assets” ........................................................................ Section 1.2(a)(ix) “Transferred Leased Real Property” ..................................................... Section 1.2(a)(iii) “Transferred Owned Real Property” ..................................................... Section 1.2(a)(ii) “Transferred Permits” ........................................................................... Section 1.2(a)(vi) “Transferred Registrations” .................................................................. Section 2.11(a) “Transferred Tangible and Personal Property” ..................................... Section 1.2(a)(vii) “Unvested Equity Replacement Award” .............................................. Section 6.6(a) “VP Employee” .................................................................................... Section 4.1(b)(xi) “Water Employee List” ........................................................................ Section 2.14(a) [SIGNATURE PAGES FOLLOW]

[Signature Page to Amended and Restated Transaction Agreement] IN WITNESS WHEREOF, the Parties have caused this Amended and Restated Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized. SELLER SOLVENTUM CORPORATION By: /s/ Bryan Hanson Name: Bryan Hanson Title: Chief Executive Officer

[Signature Page to Amended and Restated Transaction Agreement] BUYER THERMO FISHER SCIENTIFIC, INC. By: /s/ Gary H. Matt Name: Gary H. Matt Title: Vice President, Corporate Development